The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-160646-01
333-160646
SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2011
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 17, 2009)
$725,694,000

2011-2 CLASS A PASS THROUGH TRUST
CLASS A PASS THROUGH CERTIFICATES, SERIES 2011-2

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class A Pass Through Certificates, Series 2011-2. The Class A Certificates are being offered pursuant to this prospectus supplement.

As described herein, American may create a separate pass through trust that will issue American Airlines, Inc. Class B Pass Through Certificates, Series 2011-2. American may, at any time on or after the date of this prospectus supplement, offer Class B Certificates, including by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein. See “Information Relating to Class B Certificates.”

The Class A Certificates will represent interests in the assets of the related pass through trust. The proceeds from the sale of the Class A Certificates will initially be held in escrow and will thereafter be used by such pass through trust to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Class A Certificates. Distributions on the Class A Certificates will be subject to certain subordination provisions described herein. The Class A Certificates do not represent interests in, or obligations of, American or any of its affiliates.

Subject to the distribution provisions described herein, the Class A Certificates will rank generally senior to any Class B Certificates that may be issued.

The equipment notes expected to be held by the pass through trust for the Class A Certificates and, if applicable, the pass through trust for any Class B Certificates will be issued for each of (a) 14 Boeing 737-823 aircraft delivered new to American from 1999 to 2001 and 2 Boeing 737-823 aircraft delivered new to American in 2009, (b) 14 Boeing 757-223 aircraft delivered new to American in 1999 and 2001 and (c) 13 Boeing 777-223ER aircraft delivered new to American in 2001. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes expected to be held by the pass through trust for the Class A Certificates will be payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2012, and principal on such equipment notes is scheduled for payment on April 15 and October 15 of certain years, commencing on April 15, 2012.

Morgan Stanley Bank, N.A., will provide a liquidity facility for the Class A Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class A Certificates.

The payment obligations of American under the equipment notes expected to be held by the pass through trust for the Class A Certificates will be fully and unconditionally guaranteed by AMR Corporation.

The Class A Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Aggregate
	Face		Final Expected	Price to
Pass Through Certificates	Amount	Interest Rate	Distribution Date	Public(1)

Class A	$725,694,000%		October 15, 2021	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class A Certificates if any are purchased. The aggregate proceeds from the sale of the Class A Certificates will be $725,694,000. American will pay the underwriters a commission of $     . Delivery of the Class A Certificates in book-entry form will be made on or about          , 2011 against payment in immediately available funds.

Joint Bookrunners

MORGAN STANLEY	DEUTSCHE BANK SECURITIES
Joint Structuring Agent		Joint Structuring Agent
GOLDMAN, SACHS & CO.	CREDIT SUISSE	CITIGROUP

The date of this prospectus supplement is          , 2011.

     We have not, and the Underwriters, have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Index of Defined Terms	Appendix I
Appraisal Letters	Appendix II
Summary of Appraised Values	Appendix III
Loan to Value Ratios of Equipment Notes	Appendix IV
Equipment Note Principal Amounts and Amortization Schedules	Appendix V

Prospectus

PRESENTATION OF INFORMATION
     These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Class A Certificates that we are currently offering and the possible terms of Class B Certificates that we may, at any time on or after the date of this prospectus supplement, offer, including by means of this prospectus supplement and a related company free writing prospectus, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class A Certificates or the Class B Certificates. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.
     In this prospectus supplement, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc. and references to “AMR” refer to our parent, AMR Corporation.
     We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.
     At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.
INFORMATION RELATING TO CLASS B CERTIFICATES
     As described in this prospectus supplement, American may create a separate pass through trust that will issue Class B Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.” American may, at any time on or after the date of this prospectus supplement, offer Class B Certificates, including by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein. American reserves the right to offer Class B Certificates, if it does so at all, by means other than this prospectus supplement. The terms relating to Class B Certificates described in this prospectus supplement assume, among other things, that the Class B Certificates would be issued concurrently with the Class A Certificates and that the Class B Certificates would be subject to deposit and escrow arrangements as described under “Description of the Deposit Agreements” and “Description of the Escrow Agreements,” respectively, and would have the benefit of credit support with respect to interest payable thereon as described under “Description of the Liquidity Facilities.”
     There is no assurance that Class B Certificates will be offered or issued, and the Class B Certificates, if and when offered and issued, may have terms different from the terms of the Class B Certificates described in this prospectus supplement.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the

“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. When used in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; a potential spin-off or other divestiture of AMR Eagle; regulatory approvals and actions; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus supplement or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Guidance given in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements.
     Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in this prospectus supplement and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; the potential requirement for us to maintain reserves under our credit card processing agreements, which could materially adversely impact our liquidity; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the resolution of pending litigations with certain global distribution systems and business discussions with certain on-line travel agents; our substantial indebtedness and other obligations; our ability to satisfy certain covenants and conditions in certain of our financing and other agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; extensive government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; interruptions or disruptions in service at one or more of our primary market airports; the heavy taxation of the airline industry; and changes in the price of AMR’s common stock. Additional information concerning these and other factors is contained in our and AMR’s filings with the Securities and Exchange
v

Commission (the “SEC”), including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011 and June 30, 2011 and our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2010.

PROSPECTUS SUPPLEMENT SUMMARY
     This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.
The Company
     American, the principal subsidiary of AMR, was founded in 1934. All of American’s common stock is owned by AMR. As of June 30, 2011, American provided scheduled jet service to approximately 160 destinations throughout North America, the Caribbean, Latin America, Europe and Asia.
     In addition, American has capacity purchase agreements with two wholly-owned subsidiaries of AMR, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, the “AMR Eagle carriers”), and one independently owned regional airline, which does business as “AmericanConnection” (the “AmericanConnection® carrier”). On August 11, 2011, AMR announced that AMR Eagle Holding Corporation (“AMR Eagle”), its wholly-owned subsidiary and parent company of the AMR Eagle carriers, filed a Form 10 registration statement with the SEC in connection with a potential spin-off of AMR Eagle. While AMR has taken this step toward a spin-off of AMR Eagle, it could decide to retain AMR Eagle, or the divestiture of AMR Eagle could take another form, such as a sale. See “Recent Developments — AMR Eagle.”
     As of June 30, 2011, American, the AMR Eagle carriers and the AmericanConnection® carrier served more than 250 cities in 50 countries with, on average, more than 3,500 daily flights. The combined network fleet numbers more than 900 aircraft. American is also a founding member of oneworld® Alliance, which enables member airlines to offer their customers more services and benefits than any member airline can provide individually. These services include a broader route network, opportunities to earn and redeem frequent flyer miles across the combined oneworld network and more airport lounges. Together, oneworld members serve more than 750 destinations with almost 8,500 daily flights to nearly 150 countries and territories. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet.
     The postal address for American’s principal executive offices is 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 (Telephone: 817-963-1234). American’s Internet address is http://www.aa.com. Information on American’s website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

Summary of Terms of Certificates

	Class A	Class B
	Certificates	Certificates(1)
Aggregate Face Amount	$725,694,000	$231,968,000
Initial Loan to Aircraft Value Ratio (cumulative)(2)(3)	45.3%	59.5%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(3)	45.3%	59.5%
Expected Principal Distribution Window (in years from Issuance Date)	0.5-10.0	0.5-7.0
Initial Average Life (in years from Issuance Date)	6.7	5.0
Regular Distribution Dates	April 15 and October 15	April 15 and October 15
Final Expected Regular Distribution Date(4)	October 15, 2021	October 15, 2018
Final Legal Distribution Date(5)	April 15, 2023	April 15, 2020
Minimum Denomination(6)	$2,000	$2,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments

(1)	Certain terms relating to Class B Certificates described in this summary table are based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates.”

(2)	These percentages are calculated assuming that each of the Aircraft listed under “— Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of April 15, 2012 (the first Regular Distribution Date that occurs after the Outside Termination Date). In calculating these percentages, we have assumed that the aggregate appraised value of all such Aircraft is $1,554,362,395 as of such date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals.”

(3)	See “— Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(4)	Each series of Equipment Notes with respect to an Aircraft will mature on the Final Maturity Date for such series with respect to such Aircraft, which will occur, depending on the Aircraft, on or prior to the final expected Regular Distribution Date for the Certificates to be issued by the Trust that is expected to own such Equipment Notes.

(5)	The Final Legal Distribution Date for each of the Class A Certificates and Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(6)	The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft
     The Class A Trust is expected to hold Series A Equipment Notes issued for, and secured by, each of:
(i) four Boeing 737-823 aircraft delivered new to American in 1999 and 2001 (each such aircraft, an “Unencumbered Aircraft” and, collectively, the “Unencumbered Aircraft”);
(ii) eight Boeing 737-823 aircraft and two Boeing 757-223 aircraft, in each case delivered new to American between 1999 and 2001, and two Boeing 737-823 aircraft delivered new to American in 2009 and each currently subject to liens under separate mortgage financings (each such aircraft, a “Mortgaged Aircraft,” and, collectively, the “Mortgaged Aircraft”); and
(iii) two Boeing 737-823 aircraft, 12 Boeing 757-223 aircraft and 13 Boeing 777-223ER aircraft, in each case delivered new to American in 2001 and each currently subject to liens under a prior enhanced equipment trust certificate transaction entered into by American in September 2001 (each such aircraft, a “2001-2 Aircraft,” and, collectively, the “2001-2 Aircraft, ” and, together with the Mortgaged Aircraft, each such aircraft, an “Encumbered Aircraft” and, collectively, the “Encumbered Aircraft”).
See “Use of Proceeds” for additional information regarding the existing financings applicable to the Encumbered Aircraft.
     Each Unencumbered Aircraft and each Encumbered Aircraft (each such aircraft, an “Aircraft” and, collectively, the “Aircraft”) is owned and is being operated by American. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Series A Equipment Notes expected to be held in the Class A Trust and each of the Aircraft expected to secure the Series A Equipment Notes.
     If Class B Certificates are issued, the Class B Trust will hold the Series B Equipment Notes issued for, and secured by, the same Aircraft that secure the Series A Equipment Notes. Set forth below is certain information with respect to the Series B Equipment Notes expected to be held in the Class B Trust, if such Class B Trust is to be created concurrently with the Class A Trust on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates.”
     On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to: (a) each Unencumbered Aircraft, within 90 days after the Issuance Date and (b) each Encumbered Aircraft, on or prior to December 31, 2011. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.”

				Initial	Initial
				Principal	Principal
				Amount of	Amount of		Latest
				Series A	Series B		Equipment Note
	Registration	Manufacturer’s	Month of	Equipment	Equipment	Appraised	Final Maturity
Aircraft Type	Number	Serial Number	Delivery	Notes	Notes(1)	Value(2)	Date(3)

Boeing 737-823	N901AN	29503	February 1999	$9,758,000	$2,950,000	$20,203,333	October 15, 2019
Boeing 737-823	N905AN	29507	March 1999	9,959,000	3,010,000	20,620,000	October 15, 2019
Boeing 737-823	N906AN	29508	April 1999	9,930,000	3,002,000	20,560,000	October 15, 2019
Boeing 737-823	N907AN	29509	April 1999	9,827,000	2,971,000	20,346,667	October 15, 2019
Boeing 737-823	N913AN	29514	June 1999	9,916,000	2,998,000	20,530,000	October 15, 2019
Boeing 737-823	N920AN	29521	October 1999	9,964,000	3,012,000	20,630,000	October 15, 2019
Boeing 737-823	N921AN	29522	October 1999	10,025,000	3,031,000	20,756,667	October 15, 2019
Boeing 737-823	N922AN	29523	October 1999	10,370,000	3,134,000	21,470,000	October 15, 2019
Boeing 737-823	N923AN	29524	November 1999	10,236,000	3,094,000	21,193,333	October 15, 2019
Boeing 737-823	N926AN	29527	January 2000	10,573,000	3,195,000	21,890,000	October 15, 2019
Boeing 737-823	N957AN	29541	March 2001	11,070,000	3,347,000	22,920,000	October 15, 2021
Boeing 737-823	N965AN	29544	June 2001	11,326,000	3,423,000	23,450,000	October 15, 2021
Boeing 737-823	N966AN	30094	June 2001	11,257,000	3,403,000	23,306,667	October 15, 2021
Boeing 737-823	N968AN	30095	July 2001	11,780,000	3,561,000	24,390,000	October 15, 2021
Boeing 737-823	N981AN	29569	April 2009	21,701,000	6,560,000	44,930,000	October 15, 2021
Boeing 737-823	N983AN	29570	May 2009	21,880,000	6,613,000	45,300,000	October 15, 2021

				Initial	Initial
				Principal	Principal
				Amount of	Amount of		Latest
				Series A	Series B		Equipment Note
	Registration	Manufacturer’s	Month of	Equipment	Equipment	Appraised	Final Maturity
Aircraft Type	Number	Serial Number	Delivery	Notes	Notes(1)	Value(2)	Date(3)

Boeing 757-223(4)	N183AN	29593	April 1999	8,864,000	3,024,000	20,710,000	October 15, 2017
Boeing 757-223(4)	N184AN	29594	May 1999	10,057,000	3,430,000	23,496,667	October 15, 2017
Boeing 757-223(4)	N189AN	32383	July 2001	8,934,000	3,047,000	20,873,333	October 15, 2021
Boeing 757-223(4)	N190AA	32384	July 2001	8,446,000	2,881,000	19,733,333	October 15, 2021
Boeing 757-223(4)	N191AN	32385	August 2001	9,138,000	3,117,000	21,350,000	October 15, 2021
Boeing 757-223(4)	N192AN	32386	August 2001	9,219,000	3,145,000	21,540,000	October 15, 2017
Boeing 757-223(4)	N193AN	32387	November 2001	9,264,000	3,160,000	21,643,333	October 15, 2017
Boeing 757-223(4)	N194AA	32388	November 2001	9,462,000	3,228,000	22,106,667	October 15, 2017
Boeing 757-223	N195AN	32389	November 2001	9,861,000	3,364,000	23,040,000	October 15, 2021
Boeing 757-223	N196AA	32390	November 2001	9,231,000	3,149,000	21,566,667	October 15, 2021
Boeing 757-223(4)	N197AN	32391	November 2001	10,125,000	3,454,000	23,656,667	October 15, 2021
Boeing 757-223(4)	N198AA	32392	December 2001	9,933,000	3,388,000	23,206,667	October 15, 2021
Boeing 757-223(4)	N199AN	32393	December 2001	9,767,000	3,332,000	22,820,000	October 15, 2021
Boeing 757-223(4)	N175AN	32394	December 2001	8,968,000	3,059,000	20,953,333	October 15, 2021

Boeing 777-223ER(4)	N797AN	30012	January 2001	29,633,000	9,395,000	64,350,000	October 15, 2021
Boeing 777-223ER(4)	N798AN	30797	February 2001	31,945,000	10,128,000	69,370,000	October 15, 2021
Boeing 777-223ER(4)	N799AN	30258	March 2001	30,785,000	9,760,000	66,850,000	October 15, 2021
Boeing 777-223ER(4)	N750AN	30259	March 2001	31,692,000	10,048,000	68,820,000	October 15, 2021
Boeing 777-223ER(4)	N751AN	30798	April 2001	31,659,000	10,038,000	68,750,000	October 15, 2021
Boeing 777-223ER(4)	N752AN	30260	May 2001	29,976,000	9,715,000	66,540,000	October 15, 2021
Boeing 777-223ER(4)	N753AN	30261	May 2001	32,115,000	10,182,000	69,740,000	October 15, 2021
Boeing 777-223ER(4)	N754AN	30262	June 2001	31,143,000	10,093,000	69,130,000	October 15, 2021
Boeing 777-223ER(4)	N755AN	30263	July 2001	30,994,000	10,045,000	68,800,000	October 15, 2021
Boeing 777-223ER(4)	N756AM	30264	August 2001	30,959,000	10,034,000	68,720,000	October 15, 2021
Boeing 777-223ER(4)	N757AN	32636	November 2001	30,296,000	9,818,000	67,250,000	October 15, 2021
Boeing 777-223ER(4)	N758AN	32637	November 2001	31,328,000	10,153,000	69,540,000	October 15, 2021
Boeing 777-223ER(4)	N759AN	32638	December 2001	32,328,000	10,477,000	71,760,000	October 15, 2021

Total:				$725,694,000	$231,968,000	$1,588,813,333

(1)	The Series B Equipment Notes with respect to each Aircraft, if and when Class B Certificates are offered and issued, may have principal amounts different from those set forth above for such Aircraft. See “Information Relating to Class B Certificates.”

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA,” and together with AISI and BK, the “Appraisers”)). Such appraisals indicate appraised base value, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

(3)	The Final Maturity Date listed above is the Final Maturity Date for the Series A Equipment Note to be issued with respect to the related Aircraft. If issued, the Series B Equipment Notes to be issued with respect to each Aircraft are expected to mature prior to, or on, the Final Maturity Date of the Series A Equipment Notes to be issued with respect to such Aircraft.

(4)	This aircraft is approved for Extended-range Twin-engine Operations (“ETOPS”).

Loan to Aircraft Value Ratios
     The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft, as of April 15, 2012 (the first Regular Distribution Date that occurs after the Outside Termination Date) and each Regular Distribution Date thereafter. The following table also assumes that an Aircraft ceases to be included in the collateral pool as of the latest Final Maturity Date of the Equipment Notes issued in respect of such Aircraft. The LTVs for any period prior to April 15, 2012 are not included, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
     We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Aggregate	Pool Balance(1) (2)		LTV(1) (3)
	Assumed	Class A	Class B	Class A	Class B
Date	Aircraft Value(4)	Certificates	Certificates(1)	Certificates	Certificates(1)
April 15, 2012	$1,554,362,395	$703,645,330	$221,911,882	45.3%	59.5%
October 15, 2012	1,519,911,456	681,595,987	211,857,018	44.8	58.8
April 15, 2013	1,485,460,517	659,546,643	201,802,154	44.4	58.0
October 15, 2013	1,451,009,578	637,497,300	191,747,289	43.9	57.1
April 15, 2014	1,416,558,639	615,447,957	181,692,425	43.4	56.3
October 15, 2014	1,380,935,967	592,852,117	171,466,488	42.9	55.3
April 15, 2015	1,344,656,654	569,939,120	161,144,681	42.4	54.4
October 15, 2015	1,308,210,242	546,945,414	150,798,477	41.8	53.3
April 15, 2016	1,271,763,830	523,951,709	140,452,274	41.2	52.2
October 15, 2016	1,230,688,951	498,895,215	129,452,559	40.5	51.1
April 15, 2017	1,185,242,096	471,838,503	117,792,767	39.8	49.7
October 15, 2017	1,063,227,239	417,104,568	99,005,012	39.2	48.5
April 15, 2018	1,021,060,425	391,859,039	88,148,036	38.4	47.0
October 15, 2018	978,893,612	366,609,268	0	37.5	0.0
April 15, 2019	936,726,798	341,354,679	0	36.4	0.0
October 15, 2019	782,236,518	273,594,171	0	35.0	0.0
April 15, 2020	746,636,984	251,905,564	0	33.7	0.0
October 15, 2020	711,037,450	230,114,497	0	32.4	0.0
April 15, 2021	675,437,916	208,220,034	0	30.8	0.0
October 15, 2021	635,209,915	0	0	0.0	0.0

(1)	The Pool Balance and LTV schedules relating to the Class B Certificates set forth above are based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates.” The Class B Certificates, if and when offered and issued, may have Pool Balance and LTV schedules different from those set forth above.

(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.

(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts.

(4)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Cash Flow Structure
     This diagram illustrates the structure for the Certificates and certain cash flows.(1)

(1)	The structure and terms relating to Class B Certificates described in this chart are based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates.” The Class B Certificates, if and when offered and issued, may have a structure and terms different from those described in this chart.

(2)	American will issue Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.

(3)	The separate Liquidity Facility for each of the Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates and Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on Deposits.

(4)	The proceeds from the sale of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from American the related series of Equipment Notes from time to time as each Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the related class of Certificates. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn.

Summary of Certificates and Offering

Certificates Offered	Class A Certificates.

Possible Issuance of Class B Certificates
American may, at any time on or after the date of this prospectus supplement, offer Class B Certificates, including by means of this prospectus supplement and a related company free writing prospectus based on the terms and conditions described herein and therein. The terms relating to Class B Certificates described in this prospectus supplement are based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates and on certain other assumptions described in this prospectus supplement. See “Information Relating to Class B Certificates.”

If Class B Certificates are issued after the Class A Certificates, the issuance of Class B Certificates will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency then rating the Class A Certificates to the effect that such issuance will not result in a withdrawal, suspension or downgrading of its rating of the Class A Certificates. No consent of the Class A Trustee or any Class A Certificateholder will be required for such issuance of Class B Certificates if, among other things, the foregoing condition is satisfied. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”

Trusts	Each of the Class A Trust and Class B Trust will be formed pursuant to a separate trust supplement entered into among American, AMR and U.S. Bank Trust National Association to a basic pass through trust agreement between American and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust.

Use of Proceeds	The proceeds from the sale of the Class A Certificates and the Class B Certificates (if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement) will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from American the related series of Equipment Notes to be issued as the Aircraft are subjected to the related Indentures.

The Equipment Notes will be full recourse obligations of American. The Encumbered Aircraft are currently subject to liens under existing financings, including a prior American enhanced equipment trust certificate transaction and other secured financings. After the Encumbered Aircraft are released from the liens of such existing financings, the Encumbered Aircraft are expected to be subjected to the liens of the Indentures to secure the Equipment Notes. American will use the proceeds from the issuance of the Equipment Notes issued with respect to each Encumbered Aircraft and Unencumbered Aircraft, in the aggregate, to reimburse itself, in part, for the prepayment or repayment at maturity, as applicable, of the existing financing of such Encumbered Aircraft.

American will use the balance (if any) of any such proceeds not used in connection with the foregoing to pay fees and expenses relating to this offering and for general corporate purposes.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	U.S. Bank Trust National Association.

Escrow Agent	U.S. Bank National Association.

Depositary	The Bank of New York Mellon.

Liquidity Provider	For the Class A Certificates, initially, Morgan Stanley Bank, N.A. This prospectus supplement assumes that the Class B Certificates, if and when offered and issued, will have the benefit of a Liquidity Facility.

Trust Property	The property of each Trust will include:
•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, the Parent Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Parent Guarantee	AMR will unconditionally guarantee the payment obligations of American under the Series A Equipment Notes and (if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement) the Series B Equipment Notes pursuant to a guarantee (the “Parent Guarantee”).

Regular Distribution Dates	April 15 and October 15 of each year, commencing on April 15, 2012.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,
•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•	payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “— Escrowed Funds” and “— Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Class A Trustee, the Class A Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Series A Equipment Notes held by the Subordination Agent and made under the Class A Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Class A Trustee and the Class A Liquidity Provider relating to who will control the exercise of remedies under the Series A Equipment Notes and the Indentures.

If Class B Certificates are issued concurrently with the Class A Certificates, the Class B Trustee and the Class B Liquidity Provider also will enter into the Intercreditor Agreement concurrently with the Class A Trustee, the Class A Liquidity Provider and the Subordination Agent.

If Class B Certificates are issued after the Class A Certificates, the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as parties to the Intercreditor Agreement and the terms and provisions relating to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:
•	first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

•	second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•	fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

•	fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:
•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If American is in bankruptcy and certain other specified events have occurred:
•	the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates; and

•	if an additional class of junior certificates has been issued, the holders

(other than American or any of its affiliates) of such additional junior certificates will have the right to purchase all, but not less than all, of the Class A Certificates and Class B Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	This prospectus supplement assumes that the Class B Certificates, if and when offered and issued, will have the benefit of a Liquidity Facility as described in this prospectus supplement. Under the Liquidity Facility for each of the Class A Trust and Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Escrowed Funds	This prospectus supplement assumes that the Class B Certificates, if and when offered and issued, will be issued subject to deposit and escrow arrangements substantially similar to those applicable to the Class A Certificates. Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw these funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds

Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the Existing Financings in connection with the refinancing of the Encumbered Aircraft or because of other reasons. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes

The Class A Trustee will be obligated to purchase the Series A Equipment Notes, and the Class B Trustee will be obligated to purchase the Series B Equipment Notes, issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to: (a) each Unencumbered Aircraft, within 90 days after the Issuance Date and (b) each Encumbered Aircraft, on or prior to December 31, 2011, in each case with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates — Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates

Under certain circumstances, additional pass through certificates of one separate pass through trust, which will evidence fractional undivided ownership interests in a single new series of subordinated equipment notes with respect to some or all of the Aircraft, may be issued. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions, and any amendment of the Parent Guarantee in connection with such issuance, will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class A Certificates and Class B Certificates. See “Description of the Certificates — Certificate Buyout Right of Certificateholders.” In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and Class B Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”

Equipment Notes

(a) Issuer	Under each Indenture, American will issue Series A Equipment Notes and, if (but only if) Class B Certificates are issued, Series B Equipment Notes with respect to the related Aircraft, which will be acquired, respectively, by the Class A Trust and Class B Trust.

(b) Interest	The Equipment Notes held in each Trust will accrue interest at the Stated Interest Rate for the Certificates issued by such Trust. Interest on the issued and outstanding Equipment Notes will be payable on April 15 and October 15, commencing on April 15, 2012, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series A Equipment Notes and, if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, Series B Equipment Notes are scheduled to be paid in specified amounts on April 15 and October 15 in certain years, commencing on April 15, 2012 and ending on certain dates depending on the applicable Aircraft related to such Equipment Notes as specified under “Description of the Equipment Notes — Principal and Interest Payments.”

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:
•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•	if American issues any Additional Equipment Notes under an Indenture, the indebtedness evidenced by such Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture (see “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates”); and

•	the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes (if any) issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement — Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:
•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the then outstanding Series B Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such series or without refinancing. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates — Refinancing of Class B Certificates and Additional Certificates.” The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes — Redemption.”

(f) Security and cross collateralization	The Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	American may elect to release any Airframe from the security interest of the related Indenture and substitute it with an airframe of the same model, so long as:
•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to such Indenture on the issuance date of the Series A Equipment Notes; and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.

See “Description of the Equipment Notes — Security — Substitution of Airframe.”

(h) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	American’s General Counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Trusts themselves will not be subject to U.S. federal income tax. See “Certain U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Certificate or an interest therein will be deemed to have represented that either:
•	no assets of a Plan or of any trust established with respect to a Plan have been used to acquire such Certificate or an interest therein; or

•	the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions.

See “Certain ERISA Considerations.”

Transfer Restrictions for Class B Certificates

If Class B Certificates are issued concurrently with Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A of the Securities Act, for so long as they are outstanding. See “Description of the Certificates — Transfer Restrictions for Class B Certificates.”

Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.

Recent Developments
       New Aircraft Orders
     American entered into landmark agreements with Airbus S.A.S. (“Airbus”) and The Boeing Corporation (“Boeing”) that will allow it to replace and transform American’s narrowbody fleet over five years and solidify its fleet plan into the next decade. These new aircraft will allow American to reduce its operating and fuel costs and deliver state-of-the-art amenities to customers, while maximizing financial flexibility for American. Under the new agreements, American plans to acquire 460 narrowbody aircraft from the Boeing 737 and Airbus A320 families beginning in 2013 through 2022. American also has purchase rights and options through 2025 for an additional 465 aircraft from these families. As part of these agreements, starting in 2017, American will become the first network U.S. airline to begin taking delivery of “next generation” Airbus and Boeing narrowbody aircraft that will further accelerate fuel-efficiency gains. These new deliveries are expected to pave the way for American to have the youngest and most fuel-efficient fleet among its U.S. airline peers in approximately five years. In addition, the manufacturers have committed financing to American of approximately $13 billion through lease transactions, which covers the first 100 Boeing deliveries and the first 130 Airbus deliveries.
     American entered into agreements (the “Boeing Agreements”) with Boeing on July 19, 2011 to acquire 100 additional Boeing 737 Next Generation aircraft (the “firm NG Aircraft”), which, subject to certain limitations, may consist of Boeing 737-700, 737-800, or 737-900ER aircraft. The firm NG Aircraft include three Boeing 737-800 aircraft for which American exercised purchase rights on June 30, 2011. Twenty of the firm NG Aircraft are scheduled to be delivered in each of the years 2013 to 2017. Under the Boeing Agreements, American also expects to acquire 100 Boeing 737 Next Generation “re-engined” aircraft (the “Re-Engined NG Aircraft”), to be equipped with new, more fuel efficient engines. American’s acquisition of Re-Engined NG Aircraft is subject to a number of conditions, including negotiation of definitive agreements with Boeing to acquire such aircraft. If acquired, 20 Re-Engined NG Aircraft would be scheduled to be delivered in each of the years 2018 to 2022. In addition, under the Boeing Agreements, American acquired purchase rights for 40 additional Boeing 737 Next Generation aircraft, which, if exercised, would be delivered in the years 2015 to 2018, and purchase rights for 60 additional Boeing 737 Next Generation “re-engined” aircraft, which, if exercised, would be delivered in the years 2020 to 2025. Boeing agreed to provide primary lease financing to American for the firm NG Aircraft. If American elects to use this lease financing on any firm NG Aircraft, then subject to certain terms and conditions, including the absence of defaults under certain other agreements, BCC Equipment Leasing Corporation (a subsidiary of Boeing) or a third party arranged by Boeing will enter into a lease for such aircraft with American for an initial term of ten years. Each lease will include customary terms and conditions, including covenants regarding maintenance, operation, registration, liens and insurance with respect to the aircraft, as well as defaults relating to payment and performance of lease obligations and certain cross-default arrangements. If American does not elect to lease any firm NG Aircraft using the lease financing provided by Boeing, American may purchase such aircraft using other financing provided by a third party and arranged directly by American.
     American entered into agreements (the “Airbus Agreements”) with Airbus on July 20, 2011. Under the Airbus Agreements, American committed to lease 130 Airbus current generation A320 family aircraft (the “firm Current Generation Airbus Aircraft”) which, subject to certain limitations, may consist of A319, A320 or A321 aircraft, and committed to purchase 130 Airbus A320 family “new engine option” aircraft (the “firm NEO Airbus Aircraft”), to be equipped with new, more fuel efficient engines. Between 20 to 35 of the firm Current Generation Airbus Aircraft are scheduled to be delivered in each of the years 2013 to 2017. Ten firm NEO Airbus Aircraft are scheduled to be delivered in 2017 and thereafter between 20 to 25 firm NEO Airbus Aircraft are scheduled to be delivered in each of the years 2018 to 2022. In addition, American acquired 70 options and 15 purchase rights for additional Airbus current generation A320 family aircraft, which, if exercised, would be delivered in years 2014 to 2017, and options for 280 additional Airbus A320 family “new engine option” aircraft, which, if exercised, would be delivered in the years 2017 to 2025. Under the Airbus Agreements, subject to American’s rights to purchase firm Current Generation Airbus Aircraft in certain circumstances, and subject to certain terms and conditions, including the absence of defaults under certain other agreements, the firm Current Generation Airbus Aircraft will be financed under leases with initial terms of ten years with Airbus or one of its affiliates, or with a third party arranged by Airbus. The leases will include customary terms and conditions, including covenants regarding maintenance, operation, registration, liens and insurance with respect to the aircraft, as well as defaults relating to payment and performance of lease obligations and certain cross-default arrangements.
     American’s total aircraft acquisition commitments are expected to be approximately $10.8 billion at the end of the third quarter 2011, reflecting the firm orders under the transactions described above and delivery payments and pre-delivery deposits paid during the quarter with respect to purchased aircraft. Future minimum lease payments required under capital and operating leases that have initial or remaining non-cancelable lease terms in excess of a year as of the end of the third quarter are expected to be approximately $23.8 billion. Airbus and Boeing have committed financing to American in an aggregate of $13 billion through lease transactions, which covers the first 100 Boeing aircraft and first 130 Airbus aircraft to be delivered under the transactions described above.
     At the end of the third quarter 2011, payments for aircraft acquisition commitments for firm orders outstanding as of the date hereof, including commitments under the transactions described above as well as American’s other outstanding aircraft purchase commitments, are expected to approximate $295 million for the remainder of 2011, $1.3 billion in 2012, $1.4 billion in 2013, $476 million in 2014, $202 million in 2015, and $157 million for 2016, net of pre-delivery deposits currently held by the manufacturers.
     The above aircraft acquisition commitments relate to 6, 30, 22, 7, 2, and 2 purchased aircraft scheduled for delivery to American in the remainder of 2011, 2012, 2013, 2014, 2015 and 2016, respectively, and pre-delivery deposits for the leased aircraft subject to the transactions described above. American has arranged financing that covers all of the foregoing aircraft scheduled to be delivered to it between the end of the third quarter 2011 and December 31, 2016, except a total of 15 Boeing 777-200ER and Boeing 777-300ER aircraft.
       AMR Eagle
     As previously announced, on August 11, 2011, AMR filed a Form 10 registration statement with the SEC in connection with a potential spin-off of AMR Eagle. As was disclosed at the time of the Form 10 filing, while AMR Eagle’s wholly-owned subsidiaries, American Eagle Airlines, Inc. (“Eagle”) and Executive Airlines, Inc. (“Executive”) are expected to continue to operate all of the Jet Aircraft (as defined below), those aircraft and the associated indebtedness are expected to be transferred to American pursuant to the Purchase Agreement referred to below. AMR, the parent of American and AMR Eagle, currently guarantees the indebtedness relating to each Jet Aircraft, and AMR will continue to guarantee such indebtedness following American’s purchase of each Jet Aircraft subject to such indebtedness. Ownership of the Jet Aircraft by American is intended to provide American control over the regional aircraft that are pivotal to its network and to protect AMR’s position as the guarantor of the related indebtedness.
     As contemplated by the Form 10, on August 31, 2011, American entered into a Master Purchase Agreement (the “Purchase Agreement”) with Eagle and Executive. Pursuant to the Purchase Agreement, Eagle will sell to American, and American will purchase from Eagle, 47 CRJ-700 Jet Aircraft and 216 Embraer 135, 140 and 145 Jet Aircraft, including the engines installed on each such aircraft and other related assets (each, a “Jet Aircraft”). In addition, Eagle and Executive will sell to American, and American will purchase from Eagle and Executive, certain specified fixed assets, generally consisting of equipment and leasehold improvements owned by Eagle or Executive and used in connection with the regional flight operations conducted by Eagle and Executive on American’s behalf and the ground handling operations of Eagle and Executive (collectively, the “Other Assets”).
     Pursuant to the Purchase Agreement, each Jet Aircraft will be purchased by American on the date of delivery of such aircraft to American, and the Other Assets will be purchased by American ten days after delivery of the last Jet Aircraft to American, subject in each case to the satisfaction of certain conditions. Delivery of the Jet Aircraft began on August 31, 2011, and the last Jet Aircraft is expected to be delivered in October 2011. Following the delivery of each Jet Aircraft, American will lease the Jet Aircraft to Eagle, and Eagle will continue to use such Jet Aircraft to provide certain regional flight operations to American.

     American will take each Jet Aircraft subject to, and Eagle will be released from, all outstanding indebtedness relating to such Jet Aircraft. The indebtedness related to the Jet Aircraft consists of individual notes for each Jet Aircraft. The notes are secured by the related Jet Aircraft and certain other assets, have either fixed or floating interest rates and mature over various periods through 2022. As of September 22, 2011, the fixed rate notes had effective interest rates ranging from 4.25% to 7.50% and the floating rate notes had effective interest rates ranging from 2.24675% to 3.09150%. The notes include customary terms and conditions, including customary events of default and certain cross-default provisions.
     Pursuant to the Purchase Agreement, as of September 22, 2011, Eagle had delivered 65 Embraer 135, 140 and 145 Jet Aircraft to American. As of September 22, 2011, the net book value of such transferred Jet Aircraft was $560.8 million, and the aggregate outstanding indebtedness (net of discount) associated with such transferred Jet Aircraft was $461.6 million. Upon completion of the transfer of all of the Jet Aircraft from Eagle to American, it is estimated that American’s aggregate outstanding indebtedness (net of discount) related to the Jet Aircraft will be approximately $2.1 billion.
       GDS Discussion
     Over the past several years, American has been developing a direct connection technology, designed to distribute its fare content and bookings capability directly to travel agents in order to achieve greater efficiencies, cost savings, and technological advances in the distribution of American’s services. Historically, approximately 60% of American’s bookings are booked through travel agencies, which typically use one or more global distribution systems (“GDSs”) to view fare content from American and other industry participants. American developed its direct connect strategy with the knowledge that certain amendments to its GDS contracts would expire in the summer of 2011 and with the knowledge that, despite the benefits of direct connect technologies, these technologies were not an adequate substitute for American’s participation in the GDSs during the near to medium term. American’s support for direct connect technologies, which constitute a competitive threat to the GDSs, has led to litigation between American and two of the GDS owners, Sabre, and Travelport, as well as Orbitz, an online travel agency affiliated with Travelport. American’s direct connect efforts have also made negotiations for new GDS agreements difficult. American has entered into short term extensions with Sabre and Travelport while it continues to negotiate new agreements and pursue antitrust and other claims in both state and federal courts.
     As part of its efforts to introduce more direct connect technologies into the distribution of its product, on November 1, 2010 American notified Orbitz that American intended to terminate certain agreements with Orbitz. Shortly thereafter, Travelport sued American in Illinois state court alleging that American’s decision to terminate its Orbitz agreements violated certain terms in Travelport’s agreement with American. Following an order from an Illinois court denying a Travelport request for preliminary injunctive relief, American terminated its agreements with Orbitz on December 21, 2010. On June 1, 2011, the court reversed its decision, and American re-instated its agreements with Orbitz through September 1, 2011. American appealed that decision, and on September 21, 2011 an appeals court ruled against American and upheld the preliminary injunction. On December 3, 2010, Travelport increased the fees it charges American for some bookings. American has filed breach of contract and other claims against Travelport, and Travelport has filed additional claims against American. As part of its short term extension agreement with Travelport, American has agreed not to terminate its agreements with Orbitz during the term of this extension.
     Sabre is the largest GDS and the largest non-direct source of American’s bookings, with over $7 billion of American’s passenger revenues generated from bookings made through the Sabre GDS in 2010. On January 5, 2011, in retaliation for American’s public statements in support of direct connect, Sabre “biased” its system by making it more difficult for travel agents to find American’s fares in the Sabre GDS and doubled the fees it charges American for bookings through its GDS. On January 10, 2011, American filed breach of contract claims in Texas state court and obtained a court order that temporarily enjoined Sabre from biasing against American’s fares, and the parties subsequently entered into a Stand Down Agreement that eliminated the biasing, retracted the price increase, and suspended litigation between the two companies. That agreement expired on June 1, 2011. American subsequently amended its complaint against Sabre by adding new tortious interference claims and new claims under the Texas antitrust laws alleging that Sabre has engaged in anticompetitive practices to preserve its monopoly power, including organizing and monitoring a boycott of American’s services among travel agencies. In the same action, Sabre has filed breach of contract claims against American and has threatened to add antitrust claims against American. The Texas state court has set a trial date of June 13, 2012. The extension agreement between American and Sabre, which provides for American’s continued participation in Sabre, will remain in effect until 14 days after the antitrust claims in the Texas state court are resolved.
     In addition to claims pending in Texas and Illinois state courts, American has filed a federal antitrust lawsuit against Travelport, Sabre, and Orbitz. The lawsuit alleges that the defendants have engaged in anticompetitive practices to preserve their monopoly power over American’s ability to distribute its products through their subscribers. The lawsuit further alleges that these actions have prevented American from employing new competing technologies and has allowed the defendants to continue to charge American supracompetitive fees. Also on June 1, 2011, Sabre filed a request to intervene in this action and stated that it intended to file its own claims against American alleging that American violated the antitrust laws by withholding certain content from the Sabre GDS.
     While American is negotiating with each GDS to reach new agreements, American cannot predict the outcome of those negotiations. Failure to negotiate extensions of these agreements on reasonable terms with one or all of these GDSs could have a material adverse impact on American. While American believes that some of the bookings through Orbitz, Travelport and Sabre might transition to other distribution channels, such as other travel agencies, metasearch sites and American’s AA.com web site, it is not possible at this time to estimate what the ultimate impact would be to American’s business if American is unsuccessful in resolving one or more of these matters. If as a result of these matters it becomes more difficult for American’s customers to find and book flights on American, American could be put at a competitive disadvantage and this may result in fewer bookings. If American is unable to sell American inventory through any or all of these channels, American’s level of bookings, business and results of operations could be materially adversely affected. American intends to vigorously pursue American’s claims and defenses in the lawsuits described above, but there can be no assurance of the outcome of any such lawsuit.

Summary Historical Consolidated Financial and Operating Data
     The following table presents summary historical consolidated financial data and certain operating data of American. We derived the annual historical financial data for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 from American’s audited consolidated financial statements and notes thereto. These audited consolidated financial statements are incorporated by reference in this prospectus supplement and should be read in conjunction herewith. See “Where You Can Find More Information” in this prospectus supplement. We derived the historical consolidated financial data and certain operating data for the six months ended June 30, 2011 and 2010 from American’s unaudited consolidated financial statements. These unaudited condensed consolidated financial statements are also incorporated by reference in this prospectus supplement and should be read in conjunction herewith. The data for such interim periods may not be indicative of results for the year as a whole. See “Where You Can Find More Information” in this prospectus supplement.

	Six Months Ended
	June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Statement of Operations Data (in millions):
Revenues:
Passenger (1)	$8,691	$8,110	$16,760	$15,037	$18,234	$17,651	$17,291
Regional Affiliates (2)	1,288	1,098	2,327	2,012	2,486	2,470	2,502
Cargo	356	324	672	578	874	825	827
Other (1)	1,301	1,200	2,391	2,271	2,102	1,887	1,870
Operating expense (3)	12,018	10,894	21,999	21,061	25,750	22,131	21,675
Operating income (loss) (3)	(382)	(162)	151	(1,163)	(2,054)	702	815
Other income (expense), net	(333)	(334)	(655)	(594)	(477)	(346)	(651)
Income (loss) before income taxes	(715)	(496)	(504)	(1,757)	(2,531)	356	164
Net earnings (loss) (3)	(715)	(496)	(469)	(1,474)	(2,531)	356	164
Other Data
Ratio of earnings to fixed charges (4)	—	—	—	—	—	1.20	1.08
Operating Statistics
Scheduled Service:
Available seat miles (millions) (5)	77,078	75,259	153,241	151,774	163,532	169,906	174,021
Revenue passenger miles (millions) (6)	61,953	60,916	125,486	122,418	131,757	138,453	139,454
Passenger load factor (%) (7)	80.4	80.9	81.9	80.7	80.6	81.5	80.1
Passenger revenue yield per passenger mile (cents) (8)	14.03	13.31	13.36	12.28	13.84	12.75	12.40
Passenger revenue per available seat mile (cents)	11.28	10.78	10.94	9.91	11.15	10.39	9.94
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (9)	13.63	12.76	12.62	12.22	13.87	11.38	10.90
Cargo ton miles (millions) (10)	898	925	1,886	1,656	2,005	2,122	2,224
Cargo revenue yield per ton mile (cents)	39.66	35.04	35.65	34.91	43.59	38.86	37.18

	At	At
	June	December
	30, 2011	31, 2010
Balance Sheet Data (in millions):
Cash and short-term investments	$5,166	$4,487
Restricted cash and short-term investments	457	450
Total assets	23,037	22,422
Current liabilities	12,148	11,214
Long-term debt, less current maturities	6,715	6,095
Obligations under capital leases, less current obligations	624	497
Stockholder’s equity (deficit)	(6,891)	(6,336)

(1)	Beginning in the first quarter of 2008, American reclassified revenues associated with the marketing component of AAdvantage program mileage sales from Passenger revenue to Other revenue. As a result of this change, approximately $584 million and $571 million of revenue was reclassified from Passenger revenue to Other revenue for the years ended December 31, 2007 and 2006, respectively, to conform to the current presentation.

(2)	The Company’s regional affiliates currently include the AMR Eagle carriers and an independent carrier with which American has a capacity purchase agreement, Chautauqua Airlines, Inc. Prior to May 2009, the Company also had a capacity purchase agreement with Trans States Airlines, Inc, and thus “Regional Affiliates” previously referred to the AMR Eagle carriers, Chautauqua Airlines, Inc. and Trans States Airlines, Inc. See “Recent Developments — AMR Eagle.”

(3)	Operating expenses, operating income (loss), earnings (loss) before income taxes, and net earnings (loss) for the year ended December 31, 2008 includes an impairment charge of $1.0 billion to write certain aircraft and certain related long-lived assets down to their estimated fair values. These charges were related to American’s 2008 capacity reductions undertaken due to unprecedentedly high fuel prices.

(4)	As of June 30, 2011, American guaranteed approximately $848 million of unsecured debt of its parent, AMR Corporation, and approximately $193 million of secured debt of AMR Eagle. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $533 million, $1,799 million, $2,564 million, $731 million, and $512 million for the years ended December 31, 2010, December 31, 2009, December 31, 2008, the six months ended June 30, 2011 and the six months ended June 30, 2010, respectively. See “Recent Developments — AMR Eagle.”

(5)	“Available seat miles” represents the number of seats available for American’s passengers multiplied by the number of scheduled miles the seats are flown.

(6)	“Revenue passenger miles” represents the number of miles flown by American’s revenue passengers in scheduled service.

(7)	“Passenger load factor” is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(8)	“Passenger revenue yield per passenger mile” represents the average revenue received from each mile a passenger is flown in American’s scheduled service.

(9)	Calculated using American’s mainline jet operations available seat miles. Operating expenses for the six months ended June 30, 2011 and 2010 exclude $1.5 billion and $1.3 billion, respectively, of expenses incurred related to Regional Affiliates. Operating expenses for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 exclude $2.7 billion, $2.5 billion, $3.1 billion, $2.8 billion and $2.7 billion, respectively, of expenses incurred related to Regional Affiliates. See “Recent Developments — AMR Eagle.”

(10)	“Cargo ton miles” represents the tonnage of freight and mail carried multiplied by the number of American’s miles flown.

RISK FACTORS
     In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2010, our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC.
Risk Factors Relating to the Company
     Our ability to become profitable and our ability to continue to fund our obligations on an ongoing basis will depend on a number of risk factors, many of which are largely beyond our control.
As a result of significant losses in recent years, our financial condition has been materially weakened.
     We incurred significant losses in recent years, which has materially weakened our financial condition. We lost $892 million in 2005, $821 million in 2004, $1.3 billion in 2003, $3.5 billion in 2002 and $1.6 billion in 2001. Although we earned a profit of $356 million in 2007 and $164 million in 2006, we lost $2.5 billion in 2008 (which included a $1.0 billion impairment charge), and, primarily as a result of very weak demand for air travel driven by the severe downturn in the global economy, we lost $1.5 billion in 2009 and $469 million in 2010. In addition, we lost a total of $715 million in the first two quarters of 2011 (including a $31 million non-cash charge). Because of our weakened financial condition, we are vulnerable both to the impact of unexpected events (such as terrorist attacks) and to deterioration of the operating environment (such as a significant increase in jet fuel prices or significant increased competition).
The severe global economic downturn resulted in very weak demand for air travel and lower investment asset returns, which has had and could continue to have a significant negative impact on us.
     Although demand for air travel has improved as the global economy continues to recover from the recent severe downturn, demand continues to be weak by historical standards. In response to weak demand, we have implemented a number of capacity reductions since late 2008, and we have announced an additional capacity reduction to be implemented in the fourth quarter of 2011. In connection with the capacity reductions we have implemented, we have incurred special charges related to aircraft, employee reductions and certain other charges. Demand for air travel may weaken if the global economy does not continue to recover. No assurance can be given that capacity adjustments or other steps we may take in response to changes in demand will be successful. Capacity reductions or other steps might result in additional special charges in the future. Further, other carriers may make capacity adjustments which may reduce the expected benefits of any steps we may take to respond to changes in demand. Industry-wide capacity may increase to the extent the economy continues to recover from the global recession. If industry capacity increases, and if consumer demand does not continue to pace those increases, we, and the airline industry as a whole, could be negatively impacted.
     The economic downturn has resulted in broadly lower investment asset returns and values. Our pension assets suffered a material decrease in value in 2008 related to broader stock market declines, which resulted in higher pension expense in 2009 and 2010 and will result in higher pension expense and higher required contributions in future years. In addition, under certain circumstances, we may be required to maintain cash reserves under our credit card processing agreements and to post cash collateral on fuel hedging contracts. These issues individually or collectively may have a material adverse impact on our liquidity. Also, disruptions in the capital markets and other sources of funding may make it impossible for us to obtain necessary additional funding or make the cost of that funding prohibitive.

We face numerous challenges as we seek to maintain sufficient liquidity, and we will need to raise substantial additional funds. We may not be able to raise those funds, or to do so on acceptable terms.
     In the next several years, we have significant debt, lease and other obligations, including significant pension funding obligations. We also expect to make substantial aircraft purchase and other capital expenditures during that time. For example, as of June 30, 2011, we were required to make approximately $3.3 billion of principal payments on long-term debt and capital leases during the second half of 2011 and during 2012. In addition, in 2011, we are required to contribute approximately $520 million to our pension plans, of which $419 million has been contributed to date. Based on current assumptions and market conditions, we expect to be required to contribute approximately $560 million to our pension plans in 2012. Moreover, the global economic downturn, rising fuel prices, the potential obligation to post reserves under credit card processing agreements and the potential obligation to post cash collateral on fuel hedging contracts, among other things, have negatively impacted, and may in the future negatively impact, our liquidity. To meet our commitments and to maintain sufficient liquidity as we continue to implement our revenue enhancement and cost reduction initiatives, we will need continued access to substantial additional funding.
     Our ability to obtain future financing is limited by the value of our unencumbered assets. As a result of financing activity in recent years, almost all of our aircraft assets (including aircraft eligible for the benefits of Section 1110) are encumbered, and we have a very limited quantity of assets which could be used as collateral in future financing. Also, the market value of our aircraft assets has declined in recent years, and may continue to decline. In addition, many of the other financing sources traditionally available to us may be difficult to access, and no assurance can be given as to the amount of financing available to us.
     Since the terrorist attacks of September 11, 2001 (the “Terrorist Attacks”), our credit ratings have been lowered to significantly below investment grade. These reductions have increased our borrowing costs and otherwise adversely affected borrowing terms, and limited borrowing options. Additional reductions in our credit ratings might have other effects on us, such as further increasing borrowing, lease rental or other costs or further restricting our ability to raise funds.
     A number of other factors, including our financial results in recent years, our substantial indebtedness, the difficult revenue environment we face, our reduced credit ratings, recent historically high fuel prices, and the financial difficulties experienced in the airline industry, adversely affect the availability and terms of funding for us. In addition, the global economic downturn resulted in greater volatility, less liquidity, widening of credit spreads, and substantially more limited availability of funding. As a result of these and other factors, although we believe we have or can access sufficient liquidity to fund our operations and obligations, there can be no assurances to that effect. An inability to obtain necessary additional funding on acceptable terms would have a material adverse impact on us and on our ability to sustain our operations.
We could be required to maintain reserves under our credit card processing agreements, which could materially adversely impact our liquidity.
     American has agreements with a number of credit card companies and processors to accept credit cards for the sale of air travel and other services. Under certain of these agreements, the related credit card processor may hold back a reserve from American’s credit card receivables following the occurrence of certain events, including the failure of American to maintain certain levels of liquidity (as specified in each agreement).
     Under such agreements, the amount of the reserve that may be required generally is based on the credit card processor’s exposure to American under the applicable agreement and, in the case of a reserve required because of American’s failure to maintain a certain level of liquidity, the amount of such liquidity. American is not currently required to maintain any reserve under such agreements. If circumstances were to occur that would allow the credit card processor to require American to maintain a reserve, American’s liquidity would be negatively impacted.

Our initiatives to generate additional revenues and to reduce our costs may not be adequate or successful.
     As we seek to improve our financial condition, we must continue to take steps to generate additional revenues and to reduce our costs. Although we have a number of initiatives underway to address our cost and revenue challenges, some of these initiatives involve changes to our business which we may be unable to implement. In addition, it has become increasingly difficult to identify and implement significant revenue enhancement and cost savings initiatives. The adequacy and ultimate success of our initiatives to generate additional revenues and reduce our costs cannot be assured. Moreover, whether our initiatives will be adequate or successful depends in large measure on factors beyond our control, notably the overall industry environment, including passenger demand, yield and industry capacity growth, and fuel prices. It will be very difficult for us to continue to fund our obligations on an ongoing basis, and to return to profitability, if the overall industry revenue environment does not continue to improve or if fuel prices were to increase and persist for an extended period at high levels.
We may be adversely affected by increases in fuel prices, and we would be adversely affected by disruptions in the supply of fuel.
     Our results are very significantly affected by the cost, price volatility and the availability of jet fuel, which are in turn affected by a number of factors beyond our control. Due to the competitive nature of the airline industry, we may not be able to pass on increased fuel prices to customers by increasing fares. Although we had some success in raising fares and imposing fuel surcharges in reaction to high fuel prices, these fare increases and surcharges did not keep pace with the extraordinary increases in the price of fuel that occurred in 2007 and 2008. Although fuel prices have abated considerably from the record high prices recorded in July 2008, they remain high and extremely volatile by historical standards. Furthermore, reduced demand or increased fare competition, or both, and resulting lower revenues may offset any potential benefit of any reductions in fuel prices.
     While we do not currently anticipate a significant reduction in fuel availability, dependence on foreign imports of crude oil, limited refining capacity and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are additional outbreaks of hostilities or other conflicts in oil producing areas or elsewhere, or a reduction in refining capacity (due to natural disasters or weather events, for example), or governmental limits on the production or sale of jet fuel (including as a consequence of increased environmental regulation), there could be a reduction in the supply of jet fuel and significant increases in the cost of jet fuel. Major reductions in the availability of jet fuel or significant increases in its cost would have a material adverse impact on us.
     We have a large number of older aircraft in our fleet, and these aircraft are not as fuel efficient as more recent models of aircraft. We believe it is imperative that we continue to execute our fleet renewal plans. However, there will be significant delays in the deliveries of the Boeing 787-9 aircraft we have on order, and there could be delays in the deliveries of other new aircraft we have on order.
     Our aviation fuel purchase contracts generally do not provide meaningful price protection. While we seek to manage the risk of fuel price increases by using derivative contracts, there can be no assurance that, at any given time, we will have derivatives in place to provide any particular level of protection against increased fuel costs. In addition, a deterioration of our financial position could negatively affect our ability to enter into derivative contracts in the future. Moreover, declines in fuel prices below the levels established in derivative contracts may require us to post material amounts of cash collateral to secure the loss positions on such contracts, and if such contracts close when fuel prices are below the applicable levels, we would be required to make payments to close such contracts; these payments would be treated as additional fuel expense.

We could be materially adversely affected if we are unable to resolve favorably our pending litigation with certain GDSs and business discussions with certain on-line travel agents.
     We are currently involved in litigation with certain GDSs and in business discussions with certain on-line travel agents. An adverse outcome in any of these matters could have a material adverse effect on our level of bookings, business and results of operations. See “Recent Developments — GDS Discussion.” In addition, certain contractual amendments with the GDSs operated by Sabre, Travelport and Amadeus expire in 2011 and 2012. We could be adversely affected if we are unable to renegotiate acceptable new contractual terms for our participation in these systems.
Our indebtedness and other obligations are substantial and could adversely affect our business and liquidity.
     We have and will continue to have significant amounts of indebtedness, obligations to make future payments on aircraft equipment and property leases, and obligations under aircraft purchase agreements, as well as a high proportion of debt to equity capital. We expect to incur substantial additional debt (including secured debt) and lease obligations in the future. We also have substantial pension funding obligations. Our substantial indebtedness and other obligations have important consequences. For example, they:
•	limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns and catastrophic external events; and

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.
Our business is affected by many changing economic and other conditions beyond our control, and our results of operations tend to be volatile and fluctuate due to seasonality.
     Our business and our results of operations are affected by many changing economic and other conditions beyond our control, including, among others:
•	actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks or political instability;

•	changes in consumer preferences, perceptions, spending patterns or demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations and other factors;

•	actual or potential disruptions to the air traffic control systems;

•	increases in costs of safety, security and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.

     As a result, our results of operations tend to be volatile and subject to rapid and unexpected change. In addition, due to generally greater demand for air travel during the summer, our revenues in the second and third quarters of the year tend to be stronger than revenues in the first and fourth quarters of the year.
The airline industry is fiercely competitive and may undergo further consolidation or changes in industry alliances, and we are subject to increasing competition.
     Service over almost all of our routes is highly competitive and fares remain at low levels by historical standards. We face vigorous, and, in some cases, increasing, competition from major domestic airlines, national, regional, all-cargo and charter carriers, foreign air carriers, low-cost carriers and, particularly on shorter segments, ground and rail transportation. We also face increasing and significant competition from marketing/operational alliances formed by our competitors. Competition with foreign air carriers and with such marketing/operational alliances has been increasing in recent years in part due to the adoption of liberalized open skies aviation agreements between the United States and an increasing number of countries around the world. Moreover, the percentage of routes on which we compete with carriers having substantially lower operating costs than ours has grown significantly over time, and we now compete with low-cost carriers over a very large part of our network. Our ability to compete effectively depends in part on our ability to maintain a competitive cost structure. If we cannot do so, then our business, financial condition and operating results would be adversely affected.
     Certain airline alliances have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered.
     Pricing decisions are significantly affected by competition from other airlines. Fare discounting by competitors historically has had a negative effect on our financial results because we must generally match competitors’ fares, since failing to match would result in even less revenue. We have faced increased competition from carriers with simplified fare structures, which are generally preferred by travelers. Any fare reduction or fare simplification initiative may not be offset by increases in passenger traffic, reduction in cost or changes in the mix of traffic that would improve yields. Moreover, decisions by our competitors that increase or reduce overall industry capacity, or capacity dedicated to a particular domestic or foreign region, market or route, can have a material impact on related fare levels.
     There have been numerous mergers and acquisitions within the airline industry and numerous changes in industry alliances. Southwest Airlines Co. acquired AirTran Airways, Inc. in May 2011, and the recent mergers of United Air Lines, Inc. with Continental Airlines, Inc. and Delta Air Lines Inc. with Northwest Airlines Corporation have resulted in the formation of larger competitors than ourselves with more extensive networks than ours. We are seeking to address these competitive challenges with our cornerstone market and alliance strategies; however there can be no assurances as to the level of success of these strategies.
     In the future, there may be additional mergers and acquisitions, and changes in airline alliances, including those in which we may participate and those that may be undertaken by others. Any airline industry consolidation or changes in airline alliances, including oneworld, could substantially alter the competitive landscape and result in changes in our corporate or business strategy. We regularly assess and explore the potential for consolidation in our industry and changes in airline alliances, our strategic position and ways to enhance our competitiveness, including the possibilities for our participation in merger activity. Consolidation involving other participants in our industry could result in the formation of one or more airlines with greater financial resources, more extensive networks, and/or lower cost structures than exist currently, which could have a material adverse effect on our competitive position and adversely affect our business and results of operations. For similar reasons, changes in airline alliances could have a similar impact on us.
     We recently began implementing a joint business agreement and related marketing arrangements with British Airways and Iberia, and antitrust-immunized cooperation with British Airways, Iberia, Finnair and

Royal Jordanian. In addition, American recently began implementing an antitrust-immunized joint business agreement with the Japan Airlines Group. No assurances can be given as to any arrangements that may ultimately be implemented or any benefits that we may derive from such arrangements.
We compete with reorganized carriers, which results in competitive disadvantages for us.
     We must compete with air carriers that have reorganized under the protection of Chapter 11 of the Bankruptcy Code in recent years, including United, Delta and US Airways. It is possible that other significant competitors may seek to reorganize in or out of Chapter 11.
     Successful reorganizations by other carriers present us with competitors with significantly lower operating costs and stronger financial positions derived from renegotiated labor, supply, and financing contracts. These competitive pressures may limit our ability to adequately price our services, may require us to further reduce our operating costs, and could have a material adverse impact on us.
Fares are at low levels and our reduced pricing power adversely affects our ability to achieve adequate pricing, especially with respect to business travel.
     Our passenger yield (on an inflation-adjusted basis) remains low by historical standards. We believe that this is due in large part to a corresponding decline in our pricing power. Our reduced pricing power is the product of several factors including: greater cost sensitivity on the part of travelers (particularly business travelers); pricing transparency resulting from the use of the internet; greater competition from low-cost carriers and from carriers that have reorganized in recent years under the protection of Chapter 11; other carriers being better hedged against rising fuel costs and able to better absorb high jet fuel prices; fare simplification efforts by certain carriers; and the economy. We believe that this pricing environment could persist indefinitely.
Our corporate or business strategy may change.
     In light of the rapid changes in the airline industry, we evaluate our assets on an ongoing basis with a view to maximizing their value to us and determining which are core to our operations. We also regularly evaluate our corporate and business strategies, and they are influenced by factors beyond our control, including changes in the competitive landscape we face. Our corporate and business strategies are, therefore, subject to change.
     AMR’s regional airline subsidiary, AMR Eagle, has filed a Form 10 registration statement with the SEC in connection with a potential spin-off of AMR Eagle. See “Recent Developments — AMR Eagle.” There can be no assurance that a spin-off or other divestiture of AMR Eagle will be consummated, and no prediction can be made as to the impact of any such transaction on stockholder value, AMR or us.
Our business is subject to extensive government regulation, which can result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages. In particular, existing and possible future environmental regulations may adversely affect our business and financial results.
     Airlines are subject to extensive domestic and international regulatory requirements. Many of these requirements result in significant costs. For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft. In response to legislation which requires final agency rules by August 2013, the FAA has recently proposed regulations that would affect crewmember hiring and crewmember rest and duty requirements. The industry is seeking clarification from the FAA of certain provisions of the proposed regulations. If the proposed regulations are not amended, we believe they could have a material adverse impact on us. In addition, as a result of heightened levels of concern regarding data privacy, we are subject to an increasing number of domestic and foreign laws regarding the privacy and security of passenger and employee data.

     Compliance with regulatory requirements drives significant expenditures and has in the past, and may in the future, cause disruptions to our operations. In addition, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time (such as through the adoption of an open skies policy), or because appropriate slots or facilities are not made available. Any such change could adversely impact the value of our international route authorities and related assets.
     Moreover, additional laws, regulations, taxes and airport rates and charges have been enacted from time to time that have significantly increased the costs of airline operations, reduced the demand for air travel or restricted the way we can conduct our business. For example, the Aviation and Transportation Security Act, which became law in 2001, mandated the federalization of certain airport security procedures and resulted in the imposition of additional security requirements on airlines.
     The results of our operations, demand for air travel, and the manner in which we conduct our business each may be affected by changes in law and future actions taken by governmental agencies, including:
•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fees that can be charged to passengers;

•	the granting and timing of certain governmental approvals (including foreign government approvals) needed for codesharing alliances and other arrangements with other airlines;

•	restrictions on competitive practices (for example court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards (for example, a “passenger bill of rights”);

•	restrictions on airport operations, such as restrictions on the use of takeoff and landing slots at airports or the auction or reallocation of slot rights currently or previously held by us; or

•	the adoption of more restrictive locally imposed noise restrictions.
     In addition, the U.S. air traffic control (“ATC”) system, which is operated by the FAA, is not successfully managing the growing demand for U.S. air travel. U.S. airlines carry about 750 million passengers a year and are forecast to accommodate a billion passengers annually by 2021. Air traffic controllers rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes. We support a common sense approach to ATC modernization that would allocate costs to all ATC system users in proportion to the services they consume. Long-term funding for the FAA expired in 2007. Reauthorization of legislation that funds the FAA, which includes proposals regarding upgrades to the ATC system, is under consideration in Congress. It is uncertain whether such legislation will become law. In the meantime, FAA funding continues under temporary periodic extensions. The current extension expires on January 31, 2012. To date there have been over 20 extensions.
     Many aspects of our operations are subject to increasingly stringent environmental regulations. Concerns about climate change and greenhouse gas emissions, in particular, may result in the imposition of additional legislation or regulation. The EU has adopted a directive under which each EU member state is required to extend the existing EU emissions trading scheme (“ETS”) to aviation. This will require us to annually submit emission allowances in order to operate flights to and from EU member states in January 2012 and thereafter, including flights between the U.S. and EU member states. In December 2009, the ATA, joined by American, Continental and United, filed a legal action in the United Kingdom challenging the implementation of the EU ETS as applied to aviation. The case was subsequently referred to the Court of Justice of the European Union. The court has heard the case and the parties are awaiting a decision. We believe that non-EU governments are also likely to consider formal challenges to the EU ETS as applied to aviation. It is not clear whether the EU ETS directive will withstand legal challenges. However, unless interim relief is granted, we will be required to continue to comply with the EU ETS during the pendency of the legal challenges. Although the cost of compliance with the EU ETS is difficult to predict given the uncertainty of a number of variables, such as the number and price of emission allowances we may be required to purchase, such costs could be significant.
     Other legislative or regulatory actions addressing climate change and emissions from aviation that may be taken in the future by the U.S., state or foreign governments or through international treaties may adversely affect our business and financial results. The United Nations’ International Civil Aviation Organization (“ICAO”), for example, recently adopted a resolution identifying certain fuel efficiency goals and emission trading system principles for international aviation, which may provide a basis for such future legislative or regulatory action. Climate change legislation was previously introduced in the U.S. Congress; such legislation could be re-introduced in the future by the U.S. Congress and state legislatures, and could contain provisions affecting the aviation industry. In addition, the U.S. Environmental Protection Agency could seek to regulate greenhouse gas emissions from aircraft. It is currently unknown how climate change legislation or regulation, if enacted, would specifically apply to the aviation industry. However, the impact on us of any climate change legislation or regulation is likely to be adverse and related costs of compliance could be significant. Such legislation or regulation could result in, among other things, increased fuel costs, carbon taxes or fees, the imposition of requirements to purchase emission offsets or credits, increased aircraft and equipment costs, and restrictions on the growth of airline operations. We continue to evaluate ongoing climate change developments at the international, federal and state levels and assess the potential associated impacts on our business and operations.
We could be adversely affected by conflicts overseas or terrorist attacks.
     Actual or threatened U.S. military involvement in overseas operations has, on occasion, had an adverse impact on our business, financial position (including access to capital markets) and results of operations, and on the airline industry in general. The continuing conflicts in Iraq and Afghanistan, or other conflicts or events in the Middle East or elsewhere, may result in similar adverse impacts.
     The Terrorist Attacks had a material adverse impact on us. The occurrence of another terrorist attack (whether domestic or international and whether against us or another entity) could again have a material adverse impact on us.
Our international operations are subject to economic and political instability and could be adversely affected by numerous events, circumstances or government actions beyond our control.
     Our current international activities and prospects could be adversely affected by factors such as reversals or delays in the opening of foreign markets, exchange controls, currency and political risks (including changes in exchange rates and currency devaluations), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots.
     For example, the open skies air services agreement between the U.S. and the EU which took effect in March 2008 provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly beyond the U.S. and to any airport in the EU including London’s Heathrow Airport. The agreement has resulted in American facing increased competition in these markets, including Heathrow Airport. In addition, an open skies air services agreement between the U.S. and Japan that provides airlines from the U.S. and Japan open access to each other’s markets took effect in November 2010.
We could be adversely affected by an outbreak of a disease that affects travel behavior.
     In the second quarter of 2009, there was an outbreak of the H1N1 virus which had an adverse impact throughout our network but primarily on our operations to and from Mexico. In 2003, there was an outbreak of Severe Acute Respiratory Syndrome (“SARS”), which had an adverse impact primarily on our Asia operations. In addition, in the past there have been concerns about outbreaks or potential outbreaks of other diseases, such as avian flu. Any outbreak of a disease (including an additional outbreak of the H1N1 virus) that affects travel behavior could have a material adverse impact on us. In addition, outbreaks of disease could result in quarantines of our personnel or an inability to access facilities or our aircraft, which could adversely affect our operations.
Our labor costs are higher than those of our competitors.
     Wages, salaries and benefits constitute a significant percentage of our total operating expenses. In 2010, they constituted approximately 28 percent of our total operating expenses. All of the major hub-and-spoke carriers with which American competes have achieved significant labor cost savings through or outside of bankruptcy proceedings. We believe American’s labor costs are higher than those of its primary competitors, and it is unclear how long this labor cost disadvantage may persist. These higher labor costs adversely affect our ability to achieve and sustain profitability while competing with other airlines with lower labor costs. Additionally, we cannot predict the outcome of our ongoing negotiations with our unionized work groups. Significant increases in pay and benefits resulting from changes to our collective bargaining agreements could have a material adverse effect on us.
We could be adversely affected if we are unable to have satisfactory relations with any unionized or other employee work group.
     Our business is labor intensive. To the extent that we are unable to have satisfactory relations with any unionized or other employee work group, our operations and our ability to execute our strategic plans could be adversely affected. In addition, any disruption by an employee work group (e.g., sick-out, slowdown, full or partial strike, or other job action) may materially adversely affect our operations and impair our financial performance.
     In April 2003, American reached agreements (the “Labor Agreements”) with each of its three major unions, the Allied Pilots Association (“APA”), the Transport Workers Union of America AFL-CIO (“TWU”) and the Association of Professional Flight Attendants (“APFA”). The Labor Agreements substantially moderated the labor costs associated with the employees represented by the unions. In conjunction with the Labor Agreements, American also implemented various changes in the pay plans and benefits for non-unionized personnel. The Labor Agreements became amendable in 2008 (although the parties agreed that they could begin the negotiations process as early as 2006). American has been in negotiations with the APA since September 20 2006, the TWU since May 11, 2006 (with respect to Dispatchers), and since November 7, 2007 (with respect to the other six groups at American represented by the TWU), and with the APFA since June 2008 (expedited negotiations) and September 10, 2008 (standard negotiations), to amend their respective Labor Agreements. At this time, all such negotiations are mediated negotiations under the auspices of the National Mediation Board (“NMB”). NMB mediation with the APA began on May 6, 2008, with the TWU (with respect to the Dispatchers) on October 28, 2008, with the other TWU groups on various dates in 2009, and with the APFA on January 22, 2009. These negotiations are governed by the Railway Labor Act (“RLA”), which prescribes no set timetable for the negotiations and mediation process. The negotiations and mediation process in the airline industry typically is slow and sometimes contentious. The RLA prohibits the parties from engaging in self-help prior to the exhaustion of the RLA’s bargaining process. That process is not exhausted until the NMB has declared the parties are at a bargaining impasse, one or both parties has declined the NMB’s proffer of binding arbitration, and a 30-day cooling off period has expired without the appointment of a Presidential Emergency Board. If we are unable to reach agreement with any of our unionized work groups, and the RLA’s bargaining process has been fully exhausted, we may be subject to lawful strikes, work stoppages or other job actions.
     In May, 2010, American negotiated tentative agreements with several workgroups within the TWU, including the Maintenance Control Technician group, the Material Logistics Specialists group and the Mechanic and Related group. Agreements with the TWU groups are subject to ratification by the relevant membership of TWU, and, while the Maintenance Control Technician group ratified their agreement, the Material Logistics Specialists group and the Mechanic and Related group tentative agreements were not ratified. In July 2011, American negotiated tentative agreements with two additional TWU-represented workgroups – the Simulator Technicians and the Ground School and Simulator Pilot Instructors. The Instructor group ratified their agreement; however, the Simulator Technician tentative agreement was not ratified.
     Mediated negotiations with the APA, with the APFA and with the TWU with respect to groups other than the Maintenance Control Technician and Instructor groups continue. In addition, the APA has filed a number of grievances, lawsuits and complaints, most of which American believes are part of a corporate campaign related to the union’s labor agreement negotiations with American. While American is vigorously defending these disputes, unfavorable outcomes in one or more of them could require American to incur additional costs, change the way it conducts some parts of its business, or otherwise adversely affect us.
Increases in insurance costs or reductions in coverage could have an adverse impact on us.
     We carry insurance for public liability, passenger liability, property damage and all-risk coverage for damage to our aircraft. As a result of the Terrorist Attacks, aviation insurers significantly reduced the amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, these insurers significantly increased the premiums for aviation insurance in general. While the price of commercial insurance has declined since the period immediately after the Terrorist Attacks, in the event commercial insurance carriers further reduce the amount of insurance coverage available to us, or significantly increase its cost, we would be adversely affected.
     The U.S. government has agreed to provide commercial war-risk insurance for U.S. based airlines through January 31, 2012, covering losses to employees, passengers, third parties and aircraft. If the U.S. government were to cease providing such insurance in whole or in part, it is likely that we could obtain comparable coverage in the commercial market, but we could incur substantially higher premiums and more restrictive terms, if such coverage is available at all. If we are unable to obtain adequate war-risk coverage at commercially reasonable rates, we would be adversely affected.
We may be unable to retain key management personnel.
     We are dependent on the experience and industry knowledge of our key management employees, and there can be no assurance that we will be able to retain them. Any inability to retain our key management employees, or attract and retain additional qualified management employees, could have a negative impact on us.
We are increasingly dependent on technology and could be adversely affected by a failure or disruption of our computer, communications or other technology systems.
     We are heavily and increasingly dependent on technology to operate our business, reduce our costs and enhance customer service. The computer and communications systems on which we rely could be disrupted due to various events, some of which are beyond our control, including natural disasters, power failures, terrorist attacks, equipment failures, system implementation failures, software failures and computer viruses and hackers. We have taken certain steps to help reduce the risk of some (but not all) of these potential disruptions. There can be no assurance, however, that the measures we have taken are adequate to prevent or remedy disruptions or failures of these systems. Any substantial or repeated failure of these systems could impact our operations and customer service, result in the loss of important data, loss of revenues, and increased costs, and generally harm our business. Moreover, a failure of certain of our vital systems could limit our ability to operate our flights for an extended period of time, which would have a material adverse impact on our operations and our business. In addition, we will need to continue to make significant investments in technology to pursue initiatives to reduce costs and enhance customer service. If we are unable to make these investments, our business could be negatively impacted.

We are at risk of losses and adverse publicity which might result from an accident involving any of our aircraft.
     If one of our aircraft were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft operated by us could adversely affect the public’s perception of us.
Interruptions or disruptions in service at one or more of our primary market airports could have an adverse impact on us.
     Our business is heavily dependent on our operations at our primary market airports in Dallas/Fort Worth, Chicago, Miami, New York City and Los Angeles. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region around the primary market to other major cities. A significant interruption or disruption in service at one or more of our primary markets could adversely impact our operations.
The airline industry is heavily taxed.
     The airline industry is subject to extensive government fees and taxation that negatively impact our revenue. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights and various U.S. fees and taxes also are assessed on international flights. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Under new Department of Transportation regulations that take effect on January 24, 2012, all government taxes and fees must be included in the fares we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the passenger. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.
Risk Factors Relating to the Certificates and the Offering
     In addition to the risks related to the Class A Certificates offering and the Class A Certificates, the following risk factors discuss risks related to the potential offering of Class B Certificates and the Class B Certificates, based on the assumption that Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement.
Appraisals should not be relied upon as a measure of realizable value of the Aircraft.
     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal, BK appraisal and MBA appraisal are dated August 25, 2011, August 25, 2011 and August 30, 2011, respectively. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals of the Aircraft indicate appraised base value, adjusted for the maintenance status of the Aircraft at or around the time of the appraisals. A different maintenance status may result in different valuations. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals — The Appraisals.”

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.
     Since the Terrorist Attacks, the airline industry has suffered substantial losses. In response to adverse market conditions, we and many other U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.
     Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.
If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.
     To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Maintenance and Operation.”
Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.
     To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance.”
Repossession of Aircraft may be difficult, time-consuming and expensive.
     There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession.”
     In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.
     Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.
The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class A Certificates.
     Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions.”
     In addition, the Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.
     Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions.”
     In addition, if American is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates prior to making distributions in full on the Class A Certificates, and if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class A Certificates and Class B Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”
Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.
     If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”
     The Controlling Party will be:
•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.
     As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.
The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.
     During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.
Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.
     Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.
     Any credit ratings assigned to the Certificates would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.
     The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

As a Certificateholder, you will have no protection against our entry into extraordinary transactions, including acquisitions and other business combinations, and there are no financial or other covenants in the Certificates, the Equipment Notes or the underlying agreements that impose restrictions on our financial and business operations or our ability to execute any such transaction.
     The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting American or its affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.
Escrowed funds may be withdrawn and distributed to holders of Certificates without purchase of Equipment Notes.
     Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the Existing Financings in connection with the refinancing of the Encumbered Aircraft or because of other reasons. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Certificateholders. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”
The holders of the Certificates are exposed to the credit risk of the Depositary.
     The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of American and are not entitled to the benefits of Section 1110.
Because there is no current market for the Certificates and the Class B Certificates are subject to transfer restrictions, holders of Certificates may have a limited ability to resell Certificates.
     Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.
     In addition, if Class B Certificates are issued concurrently with Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act, for so long as they are outstanding. This additional restriction may make it more difficult for a holder of Class B Certificates to resell any of them, even if a secondary market does develop. See “Description of the Certificates — Transfer Restrictions for Class B Certificates.”
     The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects.
The market for Certificates could be negatively affected by legislative and regulatory changes.
     The Class A Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class A Trust to issue the Class A Certificates to investors generally without registering as an investment company; provided that the Class A Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of sale, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the sale of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC recently requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class A Trust to sell the Class A Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class A Trust to sell the Class A Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class A Trust to issue the Class A Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Class A Certificates, or to re-sell their Class A Certificates to other investors generally, the secondary market for the Class A Certificates could be negatively affected and, as a result, the market price of the Class A Certificates could decrease.
     If Class B Certificates are issued concurrently with Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Certificates will be sold to investors under an exemption to the Investment Company Act that permits the Class B Trust to issue the Class B Certificates without registering as an investment company; provided that the Class B Certificates may be initially sold, and subsequently re-sold, only to QIBs for so long as they are outstanding. Absent a future change in law, these limitations will remain in place for so long as the Class B Certificates remain outstanding. If, in connection with the requirements of the Dodd Frank Act discussed in the preceding paragraph, the SEC adopts rule changes that eliminate or significantly limit the exemption from the Investment Company Act that the Class B Trust relies upon, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust to issue the Class B Certificates to QIBs or affect the ability of such QIBs to continue to hold or purchase the Class B Certificates, or to re-sell their Class B Certificates to other QIBs, the interests of the holders of the Class B Certificates may be adversely affected. For example, the secondary market (if any) for the Class B Certificates could be negatively affected and, as a result, the market price of the Class B Certificates could decrease.

USE OF PROCEEDS
     The proceeds from the sale of the Class A Certificates and the Class B Certificates (if Class B Certificates are issued concurrently with Class A Certificates on the terms and conditions described in this prospectus supplement) will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under an Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from American the related series of Equipment Notes to be issued as the Aircraft are subjected to the related Indentures. See “Information Relating to Class B Certificates.” The Equipment Notes will be full recourse obligations of American and will be guaranteed by AMR.
     American will use the proceeds from the issuance of the Equipment Notes issued with respect to each Encumbered Aircraft and Unencumbered Aircraft, in the aggregate, to reimburse itself, in part, for the prepayment or repayment at maturity, as applicable, of the Existing Financings (as described below) of such Encumbered Aircraft. American will use the balance (if any) of any such proceeds not used in connection with the foregoing to pay fees and expenses relating to this offering and for general corporate purposes.
     The Encumbered Aircraft are currently subject to liens under existing financings described below:
•	the Mortgaged Aircraft are each subject to separate mortgage financings which were entered into by American with respect to such aircraft and such financings are scheduled to mature in October 2011, January 2012, March 2012, April 2014 or May 2014, as applicable (the “Mortgage Financings”); and

•	the 2001-2 Aircraft are each subject to separate indentures (collectively, the “2001-2 Indentures”) under an enhanced equipment trust certificate transaction entered into by American in September 2001 (the “2001-2 EETC,” and, together with the Mortgage Financings, the “Existing Financings”).
     Each of the Mortgage Financings bears interest at a floating rate measured by reference to LIBOR plus a borrowing margin.
     The 2001-2 EETC currently consists of a tranche of class A-2 certificates, which bears interest at a fixed rate of 7.858% and which is scheduled to mature on October 1, 2011.
     As of August 30, 2011, the weighted average interest rate of the Mortgage Financings is 2.7% per annum. As of August 30, 2011, the weighted average interest rate of the Existing Financings relating to the Encumbered Aircraft is 7.1% per annum.
     The Mortgage Financings permit American to prepay the obligations secured by the Mortgaged Aircraft upon prior written notice to certain specified parties to the Mortgage Financings. American expects to provide such notice of prepayment under all of the Mortgage Financings (except for those maturing in October 2011) such that such existing obligations can be prepaid prior to December 31, 2011.
     After the Encumbered Aircraft are released from the liens of the Existing Financings, the Encumbered Aircraft are expected to be subjected to the liens of the Indentures to secure the Equipment Notes as provided in the Note Purchase Agreement. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.”

DESCRIPTION OF THE CERTIFICATES
     The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to American’s Registration Statement on Form S-3, File No. 333-84292, and to all of the provisions of the Class A Certificates, the Trust Supplement with respect to Class A Certificates, the Class A Liquidity Facility, the Deposit Agreement with respect to Class A Certificates, the Escrow Agreement with respect to Class A Certificates, the Note Purchase Agreement and the Intercreditor Agreement and, if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Certificates, the Trust Supplement with respect to Class B Certificates, the Class B Liquidity Facility, the Deposit Agreement with respect to Class B Certificates and the Escrow Agreement with respect to Class B Certificates, copies of which, as applicable, will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “— Subordination” and “— Transfer Restrictions for Class B Certificates”) below and elsewhere in this prospectus supplement, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.
     To the extent the following summary describes the Class B Certificates, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement.
     There is no assurance that Class B Certificates will be offered or issued, and the Class B Certificates, if and when offered and issued, may have terms different from the terms of the Class B Certificates described in this prospectus supplement.
General
     Each pass through certificate (each, a “Certificate” and, collectively, the “Certificates”) will represent a fractional undivided interest in the related American Airlines 2011-2 Pass Through Trust: the “Class A Trust” and the “Class B Trust” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between American and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of March 21, 2002 (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class A Certificates,” and the “Class B Certificates.” The Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes. The holders of the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust. The Class B Certificates will be subject to transfer restrictions. They may be sold only to QIBs, for so long as they are outstanding. See “—Transfer Restrictions for Class B Certificates.”
     Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, the Parent Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)
     The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)
     Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.
     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under
“— Book-Entry Registration; Delivery and Form” and the Class B Certificates will be subject to the provisions described below under
“— Transfer Restrictions for Class B Certificates.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))
Payments and Distributions
     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement.”

     Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.
     April 15 and October 15 of each year, commencing on April 15, 2012, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).
Interest
     The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on April 15, 2012, except as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” The issued and outstanding Equipment Notes held in each Trust will accrue interest at the applicable rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on April 15, 2012, except as described under “Description of the Equipment Notes — Redemption.”
     The rate per annum for the Class A Certificates is set forth on the cover page of this prospectus supplement. If issued, the Series B Equipment Notes that would be held in the Class B Trust will accrue interest at a rate per annum for the Class B Certificates to be determined at the time of issuance of the Class B Certificates. The Series B Equipment Notes and the Class B Certificates, if issued, may bear interest at a fixed or floating rate and may be issued for their full principal amount or at a discount. The interest rate for the Class A Certificates, as shown on the cover page of this prospectus supplement, or as described in the previous two sentences in the case of the Class B Certificates, is referred to as the “Stated Interest Rate” for the Class A Trust or the Class B Trust, respectively. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.
     Distributions of interest on the Class A Certificates and Class B Certificates will be each supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount with respect to such Certificates, any interest with respect to such Certificates in excess of their Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”
Principal
     Payments of principal on the issued and outstanding Series A Equipment Notes and (if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement) Series B Equipment Notes are scheduled to be made in specified amounts on April 15 and October 15 in certain years, commencing on April 15, 2012 and ending on certain dates depending on the applicable Aircraft related to such Equipment Notes as specified under “Description of the Equipment Notes — Principal and Interest Payments.”

Distributions
     Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes — Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is April 15, 2023 and for the Class B Certificates is April 15, 2020.
     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))
     Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))
     Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)
     “Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $410 million, or if the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, $540 million or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)
     Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b) and 2.07)
     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of the Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption.”
     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)
     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.”
     The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “— Termination of the Trusts” below.

Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.
     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))
     “Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth, Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)
Subordination
     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions.”
Pool Factors
     The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)
     The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))
     The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to such Trust, assuming that: (a) each Unencumbered Aircraft has been subjected to an Indenture within 90 days of the date of issuance of Class A Certificates (the “Issuance Date”) and (b) each Encumbered Aircraft has been subjected to an Indenture on or prior to December 31, 2011 and, in each case, all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any

Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.
     In addition, the scheduled principal payments and the expected Pool Factors relating to the Class B Certificates set forth in the Assumed Amortization Schedule below are based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class B Certificates.” The Class B Certificates, if and when offered and issued, may have scheduled principal payments and Pool Factors different from those set forth below.

	Class A		Class B
		Expected	Scheduled	Expected
	Scheduled Principal	Pool	Principal	Pool
Date	Payments	Factor	Payments	Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
April 15, 2012	22,048,669.99	0.9696171	10,056,117.69	0.9566487
October 15, 2012	22,049,343.26	0.9392333	10,054,864.31	0.9133028
April 15, 2013	22,049,343.31	0.9088495	10,054,864.36	0.8699569
October 15, 2013	22,049,343.27	0.8784657	10,054,864.31	0.8266110
April 15, 2014	22,049,343.28	0.8480819	10,054,864.33	0.7832650
October 15, 2014	22,595,839.59	0.8169450	10,225,937.42	0.7391816
April 15, 2015	22,912,997.01	0.7853711	10,321,806.97	0.6946850
October 15, 2015	22,993,705.87	0.7536860	10,346,203.39	0.6500831
April 15, 2016	22,993,705.91	0.7220009	10,346,203.40	0.6054812
October 15, 2016	25,056,493.56	0.6874733	10,999,715.06	0.5580621
April 15, 2017	27,056,712.30	0.6501893	11,659,791.52	0.5077975
October 15, 2017	54,733,934.40	0.5747665	18,787,755.56	0.4268046
April 15, 2018	25,245,529.30	0.5399783	10,856,975.80	0.3800008
October 15, 2018	25,249,771.03	0.5051844	88,148,035.88	0.0000000
April 15, 2019	25,254,588.79	0.4703838	0.00	0.0000000
October 15, 2019	67,760,508.31	0.3770104	0.00	0.0000000
April 15, 2020	21,688,606.56	0.3471237	0.00	0.0000000
October 15, 2020	21,791,066.77	0.3170958	0.00	0.0000000
April 15, 2021	21,894,463.10	0.2869254	0.00	0.0000000
October 15, 2021	208,220,034.39	0.0000000	0.00	0.0000000
     If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates” and “Description of the Equipment Notes — Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be mailed to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “— Reports to Certificateholders,” “— Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”
Reports to Certificateholders
     On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):
(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)
     As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))
     In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))
     At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default
     Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.
     If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)
     Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))
     The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.
     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01 and 2.04)
     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)
     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.
     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))
     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”
     Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”
Certificate Buyout Right of Certificateholders
     If Class B Certificates are issued, after the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional

Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.
     If any Additional Certificates are issued, the holders of such Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class B Certificateholder—to purchase all but not less than all of the Class A Certificates and Class B Certificates. If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”
     In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.
     In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)
     A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)
PTC Event of Default
     A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)
     Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.
     A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.
Merger, Consolidation and Transfer of Assets
     American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:
•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.
     In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))
     None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AMR.

     AMR will be prohibited from consolidating with or merging into, or selling, conveying, transferring or otherwise disposing of substantially all of its assets to, any other entity, unless:
•	in the case of a merger or consolidation, AMR is the surviving entity or, in the case of a merger or consolidation where AMR is not the surviving entity or in the case of any sale, conveyance, transfer or other disposition of substantially all of its assets, (i) the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) the successor or transferee entity expressly assumes all of the obligations of AMR in the Basic Agreement and any Trust Supplement and the Parent Guarantee; and

•	AMR has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. (Parent Guarantee, Section 3.1; Trust Supplements, Section 8.01)
Modification of the Pass Through Trust Agreements and Certain Other Agreements
     Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or the Parent Guarantee or, if applicable, any other Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust to, among other things:
•	evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility or to evidence the succession of another corporation or entity to AMR and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of AMR’s obligations under the Parent Guarantee;

•	add to the covenants of American or AMR for the benefit of holders of any Certificates or surrender any right or power conferred upon American or AMR in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or the Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or the Parent Guarantee as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or the Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, the Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)
     Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or the Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of Class B Certificates (if Class B Certificates are issued after the Class A Certificates) or Additional Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Class B Certificates or Additional Certificates or Refinancing Certificates, and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”
     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or the Parent Guarantee to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or the Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:
•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)
     Notwithstanding any other provision, no amendment or modification of the buyout rights described in “— Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modifications shall have consented thereto. (Trust Supplements, Section 8.04)
     If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, the Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:
•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))
     Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):
•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)
     For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such

Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, the Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)
     Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.
Obligation to Purchase Equipment Notes
     The Class A Trustee will be obligated to purchase the Series A Equipment Notes, and the Class B Trustee will be obligated to purchase Series B Equipment Notes, issued with respect to each Aircraft prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into by American, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to: (a) each Unencumbered Aircraft, within 90 days after the Issuance Date and (b) each Encumbered Aircraft, on or prior to December 31, 2011, in each case with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.
     The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted, under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.
     Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.
     The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:
•	the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix V (each such principal amortization schedule to be expressed in percentages of original principal amount);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be April 15 and October 15;

•	(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipments Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of American’s warranty rights under its applicable purchase agreements with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures; and

•	modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.
     Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance of any Series B Equipment Notes (if Class B Certificates are issued after the Class A Certificates) or any Additional Equipment Notes and the successive redemption of any Series B Equipment Notes or Additional Equipment Notes and issuance of Refinancing Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Series B Equipment Notes, Additional Equipment Notes or Refinancing Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes, Additional Equipment Notes, or Refinancing Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.
Termination of the Trusts
     With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)
     In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)
The Trustees
     The Trustee of each Trust initially will be U.S. Bank Trust National Association. Each Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Services (Reference: American 2011-2 EETC).
     With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic

Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee and any related agent or affiliate in their respective individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)
Book-Entry Registration; Delivery and Form
General
     The Class A Certificates and (assuming the Class B Certificates are issued concurrently with the Class A Certificates on terms and conditions described in this prospectus supplement) Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.
DTC
     DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).
     American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. QIBs may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.
     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust

Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.
     Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.
     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.
     Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any

DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))
     American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.
     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Same-Day Settlement
     As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.
     Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.
Definitive Certificates
     Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))
     In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

     Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.
     Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement, subject in the case of the Class B Certificates to certain transfer restrictions. See “— Transfer Restrictions for Class B Certificates.” No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (With respect to the Class A Certificates, Basic Agreement, Section 3.04 and with respect to the Class B Certificates, Trust Supplement of Class B Certificates, Section 9.03)
Transfer Restrictions for Class B Certificates
     If Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Certificates will be subject to transfer restrictions. They may be sold or otherwise transferred only to QIBs, as defined in Rule 144A under the Securities Act for so long as they are outstanding, unless American and the Class B Trustee determine otherwise consistent with applicable law. See also “Certain ERISA Considerations.”
     Each purchaser of such Class B Certificates, by such purchase, will be deemed to:
     1. Represent that it is purchasing such Class B Certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.
     2. Agree that any sale or other transfer by it of any such Class B Certificates will only be made to a QIB.
     3. Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers such Class B Certificates notice of these restrictions on transfer of such Class B Certificates.
     4. Agree that no registration of the transfer of any such Class B Certificate will be made unless the transferee completes and submits to the Class B Trustee the form included on the reverse of such Class B Certificate in which it states that it is purchasing such Class B Certificate for its account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.
     5. Understand that such Class B Certificates will bear a legend substantially to the following effect:
     “THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2011-2B TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”
     6. Acknowledge that American, AMR, the Class B Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of such Class B Certificates is no longer accurate, it shall promptly notify American, AMR, the Class B Trustee and the Underwriters. If it is acquiring any such Class B Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.
     7. Acknowledge that the foregoing restrictions apply to holders of beneficial interests in such Class B Certificates as well as to registered holders of such Class B Certificates.
     8. Acknowledge that the Class B Trustee will not be required to accept for registration of transfer any such Class B Certificate unless evidence satisfactory to American and the Class B Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

DESCRIPTION OF THE DEPOSIT AGREEMENTS
     The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement and the related provisions of the Escrow Agreement, in each case with respect to Class A Certificates, and, if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, the Deposit Agreement and the related provisions of the Escrow Agreement, in each case with respect to Class B Certificates, and the Note Purchase Agreement, copies of which, as applicable, will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
     To the extent the following summary describes the deposit and escrow arrangements related to the Class B Certificates, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement and, if and when issued, will be issued subject to a Deposit Agreement and an Escrow Agreement substantially similar to those applicable to the Class A Certificates. The Class B Certificates, if and when offered and issued, may have deposit and escrow arrangements different from those described in this prospectus supplement. Moreover, if Class B Certificates are not issued until after the Delivery Period Termination Date, there may be no deposit and escrow arrangements with respect to Class B Certificates, if and when offered and issued.
General
     Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary (each, a “Deposit Agreement”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Deposit Agreements, the Depositary will establish separate accounts into which the proceeds of the offering attributable to Class A Certificates and Class B Certificates will be deposited (respectively, “Class A Deposits” and “Class B Deposits” and each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreements, Section 2.1) For each Trust, there will be a separate deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreements, except as described below under “— Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.
Withdrawal of Deposits to Purchase Equipment Notes
     Upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent into a new account with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “— Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits
     The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on December 31, 2011 (the “Outside Termination Date”), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Section 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)
     If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreements, Section 2.3(b)(iii); Escrow Agreements, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))
     “Delivery Period Event of Loss” means, (a) with respect to an Encumbered Aircraft that is subject to an Existing Financing, one of several events of loss with respect to such Aircraft under the applicable Existing Financing, which events of loss are substantially similar to the Events of Loss with respect to an Aircraft under the Indentures (see “Description of the Equipment Notes — Certain Provisions of the Indentures — Events of Loss”) and (b) with respect to an Unencumbered Aircraft prior to being financed pursuant to this offering or an Encumbered Aircraft that is no longer subject to an Existing Financing but is not yet financed pursuant to this offering, one of several events that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures.
     If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

Replacement of Depositary
     If the Depositary’s Short-Term Rating issued by either Rating Agency is downgraded below the Depositary Threshold Rating, then American must, within 30 days of the occurrence of such event, replace the Depositary with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))
     “Depositary Threshold Rating” means, for any entity, a Short-Term Rating for such entity of P-1 from Moody’s Investors Service, Inc. (“Moody’s”) and A-1+ from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s,” and together with Moody’s, the “Rating Agencies”). (Note Purchase Agreement, Section 5(a))
     Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have received a written confirmation from each Rating Agency to the effect that the replacement of the Depositary with the Replacement Depositary will not result in a withdrawal, suspension or reduction of the ratings for each class of Certificates rated by such Rating Agency below the then current rating for such Certificates (before the downgrading of such rating as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating). (Note Purchase Agreement, Section 5(c)(i))
     At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.
     Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:
•	with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “— Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to but excluding the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))
Limitation on Damages
     The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 16)
Depositary
     The Bank of New York Mellon (the “Bank”) will act as depositary (the “Depositary”) under each Deposit Agreement. The Bank is a New York state chartered bank that formerly was named “The Bank of New York.” The Bank has total assets of approximately $236.330 billion and total equity capital of approximately $17.089 billion, in each case at June 30, 2011. The Bank is a wholly-owned subsidiary of The Bank of New York Mellon Corporation (the “BNMC”).
     The Bank’s principal office is located at One Wall Street, New York, New York 10286, and its telephone number is 212-495-1784. A copy of the most recent BNMC filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, may be obtained from BNMC’s Public Relations Department, One Wall Street, 31st Floor, (212) 635-1569 or from the SEC at http://www.sec.gov. The information that BNMC and affiliates, including the Bank, file with the SEC is not part of, and is not incorporated by reference in, this prospectus supplement.

DESCRIPTION OF THE ESCROW AGREEMENTS
     The following summary describes certain material terms of the escrow and paying agent agreements (the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement and the related provisions of the Deposit Agreement, in each case with respect to Class A Certificates, and, if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, the Escrow Agreement and the related provisions of the Deposit Agreement, in each case with respect to Class B Certificates, copies of which, as applicable, will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
     To the extent the following summary describes the escrow and deposit arrangements related to the Class B Certificates, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement and, if and when issued, will be issued subject to an Escrow Agreement and a Deposit Agreement substantially similar to those applicable to the Class A Certificates. The Class B Certificates, if and when offered and issued, may have escrow and deposit arrangements different from those described in this prospectus supplement. Moreover, if Class B Certificates are not issued until after the Delivery Period Termination Date, there may be no escrow and deposit arrangements with respect to Class B Certificates, if and when offered and issued.
General
     U.S. Bank National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), U.S. Bank Trust National Association, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c) – (f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay accrued interest on the Deposits in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)
     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02). Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements — Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements — Replacement of Depositary.” (Deposit Agreements, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates — Payments and Distributions” and “Description of the Deposit Agreements.”
     Upon receipt by the Depositary of cash proceeds from this offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) in respect of each class of Certificates which will be affixed by the related Trustee to each Certificate of such class. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.
     Each Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)
Certain Modifications of the Escrow Agreements and Note Purchase Agreement
     The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:
•	if any Series B Equipment Notes (in the event Class B Certificates are issued after the Class A Certificates) or Additional Equipment Notes are to be issued, or any Series B Equipment Notes or any Additional Equipment Notes are to be redeemed and new equipment notes with the same series designation as that of the redeemed Equipment Notes are to be issued, to give effect to such issuance of Series B Equipment Notes or Additional Equipment Notes or redemption and issuance of any Series B Equipment Notes or any Additional Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes or Additional Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with replacement deposit agreements. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))
     In each case described immediately above, no requests (other than American’s request) or consents (including no consent of the Certificateholders) will be required for such amendments.
     Each Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:
•	to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first fourteen bullet points of the first paragraph under “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)
The Escrow Agent
     U.S. Bank National Association will be the Escrow Agent under each Escrow Agreement. The Escrow Agent’s address is U.S. Bank National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.
The Paying Agent
     U.S. Bank Trust National Association will be the Paying Agent under each Escrow Agreement. The Paying Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES
     The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Class A Liquidity Facility, the Class B Liquidity Facility (if Class B Certificates are offered and issued) and the Intercreditor Agreement, copies of which, as applicable, will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
     To the extent the following summary describes the Class B Liquidity Facility, it is based on the assumption that Class B Certificates are issued concurrently with the Class A Certificates, and the Class B Liquidity Facility will be entered into, in each case on the terms and conditions described in this prospectus supplement. The Class B Liquidity Facility, if and when Class B Certificates are offered and issued, may have terms (including, without limitation, the amount of Maximum Commitment and interest rates with respect to Drawings) different from the terms of the Class B Liquidity Facility described in this prospectus supplement. Moreover, there is no assurance that Class B Certificates, if and when offered and issued, will have the benefit of any credit support or that such credit support will be in the form of a liquidity facility.
General
     The liquidity provider for each of the Class A Trust (the “Class A Liquidity Provider”) and the Class B Trust (the “Class B Liquidity Provider” and, together with the Class A Liquidity Provider, the “Liquidity Providers”) will enter into a separate revolving credit agreement with the Subordination Agent with respect to each of the Class A Trust (the “Class A Liquidity Facility”) and the Class B Trust (the “Class B Liquidity Facility” and, together with the Class A Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or the Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A Trust and Class B Trust may be replaced by one or more other entities with respect to either of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.
Drawings
     The aggregate amount available under the Class A Liquidity Facility at April 15, 2012 (the first Regular Distribution Date that occurs after the Outside Termination Date), assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid, will be $                    . The aggregate amount available under the Class B Liquidity Facility at such date will be determined at the time of issuance of the Class B Certificates.
     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension

Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.
     “Maximum Commitment” means for the Class A Liquidity Facility initially, $                     , and for the Class B Liquidity Facility an amount to be determined at the time of issuance of the Class B Certificates and, in each case, as such amount may be reduced from time to time as described below.
     The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.
     Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))
     “Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)
Replacement of Liquidity Facilities
     If at any time the Short-Term Rating of a Liquidity Provider issued by either Rating Agency (or, if such Liquidity Provider does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of such Liquidity Provider issued by such Rating Agency) is lower than the Liquidity Threshold Rating, then the related Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 10 days after the downgrading, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b)(ii); Intercreditor Agreement, Sections 3.05(c) and (f))
     “Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)
     “Short-Term Rating” means, for any entity: (a) in the case of Moody’s, the short-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)
     “Liquidity Threshold Rating” means: (i) a Short-Term Rating of P-1 in the case of Moody’s and A-1 in the case of Standard & Poor’s and (ii) in the case of any entity that does not have a Short-Term Rating from either or both of such Rating Agencies, then in lieu of such Short-Term Rating from such Rating Agency or Rating Agencies, a Long-Term Rating of A2 in the case of Moody’s and A in the case of Standard & Poor’s. (Intercreditor Agreement, Section 1.01)
     A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by an entity (or entities) having Short-Term Ratings issued by the Rating Agencies (or if such entity does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of such entity issued by such Rating Agency) which are equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)
     The Liquidity Facility for each of the Class A Trust and Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:
•	the earlier of (a) the anniversary of the respective issuance dates of the applicable class of Certificates immediately following the date on which the Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of such Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “— Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

     Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the respective issuance dates of the applicable class of Certificates that is prior to the 15th day after the Final Legal Distribution Date of such Certificates, the Liquidity Provider shall have notified the Subordination Agent that such Liquidity Facility will not be extended beyond the immediately following anniversary date of such issuance date (the “Non-Extension Notice”) and such Liquidity Facility is not extended or replaced by such 25th day, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b) and 2.10; Intercreditor Agreement, Section 3.05(d))
     The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d))
     Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Liquidity Facilities, Section 2.10) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))
     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “— Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(i) and 3.05(k))
     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(a))
Reimbursement of Drawings
     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.09)

Interest Drawings and Final Drawings
     Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 4.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.25% per annum. (Liquidity Facilities, Section 3.07)
     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)
     “LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods. (Liquidity Facilities, Section 1.01)
     If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))
Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings
     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or Final Drawing and deposited in a Cash Collateral Account will be treated as follows:
•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.
     Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under
“— Reimbursement Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus 4.25% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “— Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.
Liquidity Events of Default
     Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:
•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $410 million, or if the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, $540 million); or

•	certain bankruptcy or similar events involving American. (Liquidity Facilities, Section 1.01)
     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:
•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)
     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))
Liquidity Provider
     The initial Liquidity Provider for each Trust will be Morgan Stanley Bank, N.A.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT
     The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.
     To the extent the following summary describes provisions applicable to Class B Certificates or Class B Liquidity Facility, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. If Class B Certificates are issued concurrently with the Class A Certificates, the Class B Trustee and the Class B Liquidity Provider will enter into the Intercreditor Agreement concurrently with the Class A Trustee, the Class A Liquidity Provider and the Subordination Agent. If Class B Certificates are issued after the Class A Certificates, the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as parties to the Intercreditor Agreement, and all terms and provisions relating to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”
Intercreditor Rights
General
     The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))
Controlling Party
     Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.
     After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))
     The “Controlling Party” will be:
•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))
     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $410 million, or if the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, $540 million), the Liquidity Provider with the highest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))
     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies.” (Intercreditor Agreement, Section 2.06(b))
     “Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)
Limitation on Exercise of Remedies
     So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of American, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

     “Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)
     “Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.” (Indentures, Section 2.14)
     “Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)
     Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))
     If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))
     In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))
Post Default Appraisals
     Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))
     “Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions
     All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:
•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Class A Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Class B Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)
     If Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”
     “Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.”
     “Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)
     “Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)
     “Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:
     (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the issuance date of such Certificates, the original aggregate face amount of the Certificates of such Trust), and

     (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits relating to such Trust occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).
     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)
     “Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the issuance date of the Class B Certificates) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the issuance date of the Class B Certificates) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)
     “Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the date of issuance of the Class B Certificates, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)
     “Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of four years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)
     “Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)
     Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Section 3.05(f))
Voting of Equipment Notes
     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by American under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement, the Parent Guarantee or other related documents. (Intercreditor Agreement, Section 8.01(b))
Certain Communications with Certificateholders
     If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes — Security — Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes — Certain Provisions of the Indentures — Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11).

     Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))
Reports
     Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:
•	after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))
The Subordination Agent
     U.S. Bank Trust National Association will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
     The Trusts are expected to hold Equipment Notes issued for, and secured by, the Unencumbered Aircraft and the Encumbered Aircraft (consisting of the Mortgaged Aircraft and the 2001-2 Aircraft). The Unencumbered Aircraft consist of four Boeing 737-823 aircraft delivered new to American in 1999 and 2001. The Mortgaged Aircraft consist of eight Boeing 737-823 aircraft and two Boeing 757-223 aircraft, in each case delivered new to American between 1999 and 2001 and two Boeing 737-823 aircraft delivered new to American in 2009. The 2001-2 Aircraft consist of two Boeing 737-823 aircraft, 12 Boeing 757-223 aircraft and 13 Boeing 777-223ER aircraft, in each case delivered new to American in 2001. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Aircraft is owned and is being operated by American. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” designation is provided by the manufacturer and is not recognized by the FAA.
     The Boeing 737-823 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 737-823 aircraft is either 148 or 160 seats. Other than N981AN and N983AN, the Boeing 737-823 Aircraft are powered by two CFM56-7B26 model commercial jet engines manufactured by CFM International, Inc. N981AN and N983AN are each powered by two CFM56-7B26/3 model commercial jet engines manufactured by CFM International, Inc.
     The Boeing 757-223 aircraft is a narrow-body, twin-engine commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 757-223 aircraft is either 182 or 188 seats. The Boeing 757-223 Aircraft are powered by two RB211-535E4-B model commercial jet engines manufactured by Rolls-Royce plc. Other than N195AN and N196AA, the Boeing 757-223 Aircraft are approved for Extended-range Twin-engine Operations (“ETOPS”).
     The Boeing 777-223ER aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s three-class configuration for the Boeing 777-223ER aircraft is 247 seats. The Boeing 777-223ER Aircraft are powered by two RB211-TRENT-892 model commercial jet engines manufactured by Rolls-Royce plc. The Boeing 777-223ER Aircraft are approved for ETOPS.
The Appraisals
     The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

		Manufacturer’s		Appraiser’s Valuations
Aircraft Type	Registration Number	Serial Number	Month of Delivery	AISI	BK	MBA	Appraised Value(1)
Boeing 737-823	N901AN	29503	February 1999	$18,410,000	$21,970,000	$20,230,000	$20,203,333
Boeing 737-823	N905AN	29507	March 1999	19,080,000	22,190,000	20,620,000	20,620,000
Boeing 737-823	N906AN	29508	April 1999	19,910,000	22,360,000	20,560,000	20,560,000
Boeing 737-823	N907AN	29509	April 1999	18,310,000	22,300,000	20,430,000	20,346,667
Boeing 737-823	N913AN	29514	June 1999	19,400,000	22,180,000	20,530,000	20,530,000
Boeing 737-823	N920AN	29521	October 1999	20,630,000	22,710,000	20,630,000	20,630,000
Boeing 737-823	N921AN	29522	October 1999	18,110,000	23,060,000	21,100,000	20,756,667
Boeing 737-823	N922AN	29523	October 1999	20,180,000	23,510,000	21,470,000	21,470,000
Boeing 737-823	N923AN	29524	November 1999	18,620,000	23,450,000	21,510,000	21,193,333
Boeing 737-823	N926AN	29527	January 2000	20,730,000	24,510,000	21,890,000	21,890,000
Boeing 737-823	N957AN	29541	March 2001	21,110,000	25,060,000	22,920,000	22,920,000
Boeing 737-823	N965AN	29544	June 2001	21,350,000	25,630,000	23,450,000	23,450,000
Boeing 737-823	N966AN	30094	June 2001	21,100,000	25,490,000	23,330,000	23,306,667
Boeing 737-823	N968AN	30095	July 2001	22,440,000	27,660,000	24,390,000	24,390,000
Boeing 737-823	N981AN	29569	April 2009	47,130,000	45,630,000	42,030,000	44,930,000
Boeing 737-823	N983AN	29570	May 2009	47,270,000	46,290,000	42,340,000	45,300,000

Boeing 757-223	N183AN	29593	April 1999	18,170,000	22,590,000	21,370,000	20,710,000
Boeing 757-223	N184AN	29594	May 1999	20,030,000	25,780,000	24,680,000	23,496,667

		Manufacturer’s		Appraiser’s Valuations
Aircraft Type	Registration Number	Serial Number	Month of Delivery	AISI	BK	MBA	Appraised Value(1)
Boeing 757-223	N189AN	32383	July 2001	18,170,000	22,000,000	22,450,000	20,873,333
Boeing 757-223	N190AA	32384	July 2001	17,560,000	20,770,000	20,870,000	19,733,333
Boeing 757-223	N191AN	32385	August 2001	18,940,000	22,360,000	22,750,000	21,350,000
Boeing 757-223	N192AN	32386	August 2001	19,080,000	23,050,000	22,490,000	21,540,000
Boeing 757-223	N193AN	32387	November 2001	18,830,000	22,970,000	23,130,000	21,643,333
Boeing 757-223	N194AA	32388	November 2001	19,010,000	23,730,000	23,580,000	22,106,667
Boeing 757-223	N195AN	32389	November 2001	19,810,000	23,200,000	26,110,000	23,040,000
Boeing 757-223	N196AA	32390	November 2001	18,700,000	21,580,000	24,420,000	21,566,667
Boeing 757-223	N197AN	32391	November 2001	20,290,000	25,740,000	24,940,000	23,656,667
Boeing 757-223	N198AA	32392	December 2001	19,900,000	24,490,000	25,230,000	23,206,667
Boeing 757-223	N199AN	32393	December 2001	19,940,000	24,450,000	24,070,000	22,820,000
Boeing 757-223	N175AN	32394	December 2001	19,000,000	21,850,000	22,010,000	20,953,333

Boeing 777-223ER	N797AN	30012	January 2001	63,770,000	73,670,000	64,350,000	64,350,000
Boeing 777-223ER	N798AN	30797	February 2001	69,290,000	78,420,000	69,370,000	69,370,000
Boeing 777-223ER	N799AN	30258	March 2001	66,440,000	75,310,000	66,850,000	66,850,000
Boeing 777-223ER	N750AN	30259	March 2001	68,130,000	77,090,000	68,820,000	68,820,000
Boeing 777-223ER	N751AN	30798	April 2001	68,060,000	78,560,000	68,750,000	68,750,000
Boeing 777-223ER	N752AN	30260	May 2001	64,410,000	76,170,000	66,540,000	66,540,000
Boeing 777-223ER	N753AN	30261	May 2001	68,750,000	79,410,000	69,740,000	69,740,000
Boeing 777-223ER	N754AN	30262	June 2001	67,240,000	79,280,000	69,130,000	69,130,000
Boeing 777-223ER	N755AN	30263	July 2001	66,520,000	79,080,000	68,800,000	68,800,000
Boeing 777-223ER	N756AM	30264	August 2001	66,790,000	76,520,000	68,720,000	68,720,000
Boeing 777-223ER	N757AN	32636	November 2001	63,920,000	75,850,000	67,250,000	67,250,000
Boeing 777-223ER	N758AN	32637	November 2001	66,320,000	77,240,000	69,540,000	69,540,000
Boeing 777-223ER	N759AN	32638	December 2001	67,700,000	79,310,000	71,760,000	71,760,000

Total:							$1,588,813,333

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. Such appraisals indicate appraised base value, adjusted for the maintenance of such Aircraft at or around the time of such appraisals.
     According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.
     Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft based on “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal, BK appraisal and the MBA appraisal are dated August 25, 2011, August 25, 2011 and August 30, 2011, respectively. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of the Aircraft indicate appraised base value, adjusted for the maintenance status of the Aircraft at or around the time of the appraisals. A different maintenance status may result in different valuations. Appraisals that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals.
     The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.
     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.
     Since the Terrorist Attacks, the airline industry has suffered substantial losses. In response to adverse market conditions, we and many other U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.
     Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
Deliveries of Aircraft
     The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) December 31, 2011 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).
     On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing agreement with respect to: (x) each Unencumbered Aircraft, within 90 days after the Issuance Date and (y) each Encumbered Aircraft, on or prior to December 31, 2011. The Encumbered Aircraft are currently subject to liens under Existing Financings. See “Use of Proceeds.” After the Encumbered Aircraft are released from the liens of the Existing Financings, the Encumbered Aircraft are expected to be subjected to the liens of the Indentures in connection with this offering.

DESCRIPTION OF THE EQUIPMENT NOTES
     The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.
     To the extent the following summary describes the Series B Equipment Notes, it is based on the assumption that Class B Certificates are issued concurrently with Class A Certificates on the terms and conditions described in this prospectus supplement. The Series B Equipment Notes, if and when Class B Certificates are offered and issued, may have terms (including, without limitation, principal amount and amortization schedules) different from those described in this prospectus supplement.
     On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to: (a) each Unencumbered Aircraft, within 90 days after the Issuance Date and (b) each Encumbered Aircraft, on or prior to December 31, 2011. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates — Obligation to Purchase Equipment Notes.”
General
     Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in two series with respect to each Aircraft, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, together with the Series A Equipment Notes, the “Equipment Notes”). American may elect to issue one series of Additional Equipment Notes with respect to an Aircraft at any time, which will be funded from sources other than this offering. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between American and U.S. Bank Trust National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American. AMR will fully and unconditionally guarantee the payment obligations of American under the Equipment Notes pursuant to the Parent Guarantee.

Subordination
     The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:
•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•	if American issues any Additional Equipment Notes under an Indenture, the indebtedness evidenced by such Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture (see “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates”); and

•	the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))
     By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:
•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))
     By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:
•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))
     By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

     During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies,” then after payment in full of: first, the persons indemnified under “— Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; third, the Series B Equipment Notes under such Indenture; and, if applicable, fourth, any Additional Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “— Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series A Equipment Notes, Series B Equipment Notes and, if applicable, Additional Equipment Notes, ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “— Security”). (Indentures, Section 3.03)
Principal and Interest Payments
     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.
     Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on April 15 and October 15 of each year, commencing on April 15, 2012. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)
     Scheduled principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes will be made on April 15 and October 15 in certain years, commencing on April 15, 2012 and ending on the date the last principal payment is scheduled to be made with respect to the particular series of Equipment Notes, and with respect to the particular Aircraft, in each case as specified in Appendix V to this prospectus supplement (each such date for a particular series of Equipment Notes and with respect to a particular Aircraft, a “Final Maturity Date”). The scheduled principal payments specified in Appendix V to this prospectus supplement for the Series B Equipment Notes are based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. Scheduled principal payments for Series B Equipment Notes, if and when Class B Certificates are offered and issued, may differ from what is set forth in Appendix V. See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.
     If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Redemption
     If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)
     All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the then outstanding Series B Equipment Notes with respect to all Aircraft either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.” The redemption price in the case of any optional redemption of Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)
     Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)
     “Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.  % in the case of the Series A Equipment Notes and a percentage to be determined at the time of issuance of the Class B Certificates in the case of the Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)
     For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

     “Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)
Security
Aircraft
     The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights under its applicable purchase agreements with Boeing. (Indentures, Granting Clause)
     Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “— Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.
     If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.
Substitution of Airframe
     American may elect to release any Airframe from the security interest of the related Indenture and substitute it with an airframe of the same model, free and clear of all liens (other than certain permitted liens), so long as:
•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Series A Equipment Notes (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe); and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.
     In the case of a substitution of an Airframe constituting a part of a Boeing 757-223 Aircraft, in addition to the foregoing, the substitute airframe therefor shall be approved for ETOPS.
     If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the replacement aircraft of which such substitute airframe is part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. (Indentures, Section 7.04(e))
Cash
     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.
Loan to Value Ratios of Equipment Notes
     The tables in Appendix IV to this prospectus supplement set forth the loan to Aircraft value ratios (“LTVs”) for the Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft as of: (i) April 15, 2012, assuming such Aircraft has been subjected to the related Indenture and the Trusts have purchased such Equipment Notes as of April 15, 2012 (the first Regular Distribution Date that occurs after the Outside Termination Date) and (ii) each Regular Distribution Date thereafter. The LTVs specified in Appendix IV to this prospectus supplement for the Series B Equipment Notes are based on the assumption that Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. The LTVs for Series B Equipment Notes, if and when Class B Certificates are offered and issued, may differ from what is set forth in Appendix IV.
     The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.
     The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”

     Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
Limitation of Liability
     Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)
Indenture Events of Default, Notice and Waiver
     “Indenture Events of Default” under each Indenture will include:
•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related operative document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement. (Indenture, Section 4.01)

     Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.
Remedies
     The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.
     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Section 4.02(d))
     Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.”
     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”
     It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that American’s General Counsel provide an opinion to the Trustees that, if American were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.
     The opinion of American’s General Counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss.” The opinion of American’s General Counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.
     In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on any Liquidity Facility, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.
     If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)
Modification of Indentures
     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.
     In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe or replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xv) provide for the issuance from time to time of Series B Equipment Notes or one series of Additional Equipment Notes or the successive redemption and issuance of Series B Equipment Notes or Additional Equipment Notes, and for the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes or Additional Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith) and provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes or Additional Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such Series B Equipment Notes or Additional Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement. See “Possible Issuance and Refinancing of Class B Certificates and Additional Certificates.” (Indentures, Section 9.01) In addition, the Parent Guarantee may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to reflect any of the foregoing (including to add to the Parent Guarantee the payment obligations of American under any Series B Equipment Notes and Additional Equipment Notes). (Indentures, Section 9.03)
     Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “— Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))
Indemnification
     American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.
     No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)
Certain Provisions of the Indentures
     Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.
Maintenance and Operation
     American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Indentures, Section 7.02(a), (c) and (e))
     American will agree not to maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))
     American must make all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the “FAA”) or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture or loss of the Aircraft and does not adversely affect the Loan Trustee’s interest in the Aircraft under (and as defined in) the Indenture. American (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

     Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))
Registration, Leasing and Possession
     Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). In addition, subject to certain limitations, American will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.
     In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Repossession of Aircraft may be difficult, time-consuming and expensive.”
     In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

     Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.
Liens
     American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)
Insurance
     Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $12,000,000 (in the case of a Boeing 777-223ER) or $6,000,0000 (in the case of a Boeing 737-823 or a Boeing 757-223), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

     In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))
     American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))
     American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))
Events of Loss
     If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))
     If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))
     An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:
•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.

     An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)
     If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE AND REFINANCING
OF CLASS B CERTIFICATES AND ADDITIONAL CERTIFICATES
Possible Issuance of Class B Certificates and Additional Certificates
     American may elect to issue Series B Equipment Notes with respect to each Aircraft concurrently with, or at any time after, the issuance of the Series A Equipment Notes, which Series B Equipment Notes will be funded from sources other than from the offering of the Class A Certificates but will be issued under the same Indenture as the Series A Equipment Notes for such Aircraft. Any Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to the Series A Equipment Notes issued under such Indenture. American will fund the sale of any Series B Equipment Notes through the sale of Class B Certificates to be issued by the Class B Trust.
     If Class B Certificates are issued after the Class A Certificates, upon issuance of the Class B Certificates, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement, and all terms and provisions related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates and will become effective upon the accession of the Class B Trustee and (if applicable) the Class B Liquidity Provider to the Intercreditor Agreement.
     Unless the Class B Certificates are issued concurrently with the Class A Certificates, any such issuance of Series B Equipment Notes and Class B Certificates, and any amendment of the Intercreditor Agreement, any Indenture, any Participation Agreement and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreement (with respect to the Class A Certificates) and the Escrow Agreement (with respect to the Class A Certificates) in connection with, and to give effect to, such issuance, is contingent upon each Rating Agency then rating the Class A Certificates providing written confirmation to the effect that such issuance will not result in a withdrawal, suspension or downgrading of the rating of the Class A Certificates and, if the Class B Certificates are to have the benefit of a Class B Liquidity Facility and the maximum commitment under the Class B Liquidity Facility would, at any date of determination, exceed a specified scheduled amount, the prior written consent of the Class A Liquidity Provider. The Class B Certificates may be rated by the Rating Agencies. The issuance of the Class B Certificates in compliance with the foregoing conditions, and any amendment of the Parent Guarantee in connection with such issuance, will not require the consent of the Class A Trustee or any holders of Class A Certificates. For the avoidance of doubt, no Rating Agency confirmation is required if the issuance of the Class B Certificates occurs concurrently with the issuance of the Class A Certificates. (Intercreditor Agreement, Section 8.01(d))
     In addition, American may elect to issue one additional series of equipment notes (the “Additional Equipment Notes”) with respect to any Aircraft concurrently with, or at any time after, the initial issuance of Series B Equipment Notes, which Additional Equipment Notes will be funded from sources other than the offering of Class A Certificates and offering of Class B Certificates but will be issued under the same Indenture as the Series A Equipment Notes and Series B Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to Series A Equipment Notes and Series B Equipment Notes issued under such Indenture. American will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a single pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))
     The Trustee of any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after Class B Adjusted Interest, but before Expected Distributions on the Class A Certificates. (Intercreditor Agreement, Section 8.01(d))

     Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions, and any amendment of the Parent Guarantee in connection with such issuance, will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))
Refinancing of Class B Certificates and Additional Certificates
     American may elect to redeem Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and to issue new Equipment Notes with the same series designation as, but with terms that may differ from, those of the redeemed Equipment Notes (any such new Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, American will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a single pass through trust (each, a “Refinancing Trust”).
     The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions, and any amendment of the Parent Guarantee in connection with such issuance, will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))
Additional Liquidity Facilities
     Class B Certificates and Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Class A Liquidity Facility or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support will rank equally with similar claims in respect of the Class A Liquidity Facility. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(v))
     Additional Certificates and Refinancing Certificates in respect of refinanced Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinate to the Administrative Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates), so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(vii))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
     To the extent the following summary describes U.S. federal income tax consequences relating to Class B Certificates and the Class B Trust, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the following summary may not be applicable to Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.
     The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates and the associated Escrow Receipts by a Certificate Owner that purchases such Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners in light of their particular circumstances or to Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under
“— Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders” and “— Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Certificates.
     This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Trusts, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.
     PERSONS CONSIDERING AN INVESTMENT IN CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES AND THE ASSOCIATED ESCROW RECEIPTS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Trusts
     Although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Pass Through Trust Agreements, the Note Purchase Agreement, the Liquidity Facilities, the Intercreditor Agreement, the Deposit Agreements and the Escrow Agreements, in each case as summarized in this prospectus supplement, each Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agrees to treat the Trust that issued such Certificate as a grantor trust for U.S. federal, state and local income tax purposes. Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “— Taxation of Certificate Owners — Trusts Classified as Partnerships” below, the discussion below assumes that each Trust will be so classified as a grantor trust.
     If a Trust were not classified as a grantor trust for U.S. federal income tax purposes, such Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation and, accordingly, would not itself be subject to U.S. federal income tax, provided that at least 90% of such Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming each Trust operates in accordance with the terms of the related Pass Through Trust Agreement and the other agreements to which it is a party, income derived by such Trust from the Equipment Notes owned by such Trust and the Note Purchase Agreement will constitute “qualifying income” for these purposes.
Taxation of Certificate Owners
General
     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note, the contractual rights and obligations under the Note Purchase Agreement and any other property held in the applicable Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner using the cash method of accounting generally must take into account its pro rata share of income as and when received by the applicable Trustee. A Certificate Owner using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the applicable Trustee, whichever is earlier.
     It is anticipated that the Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of the related class of Certificates generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.
     Under aggregation rules set forth in the U.S. Treasury regulations, if a Certificate Owner purchases Certificates of more than one class, certain of that Certificate Owner’s interests in the Equipment Notes in the related Trusts must, in certain circumstances, be treated together as a single debt instrument which, for OID purposes, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a Certificate Owner, such Equipment Notes could be treated with respect to such Certificate Owner as having been issued with OID, even if the related Equipment Notes would not otherwise be so treated. Certificate Owners that purchase Certificates of more than one class should consult their own tax advisors regarding the aggregation rules.

     Each Certificate Owner will also be treated as the owner of a pro rata undivided interest in the associated Deposits. Certificate Owners that use the accrual method of accounting, or that are otherwise subject to Section 1281 of the Code, generally are required to accrue any OID, and any stated interest not included in OID, on the associated Deposits. In the case of a Certificate Owner who is not required (and who does not elect) to accrue any such OID and interest, (i) any gain realized on an associated Deposit generally will be ordinary income to the extent of the accrued OID and stated interest and (ii) such Certificate Owner may be required to defer, until sale of the Certificate or payment on the associated Deposit, deductions for interest expense incurred or continued by such Certificate Owner to purchase or carry its interest in such Deposit. The preceding sentence does not apply if the Certificate Owner elects to accrue income with respect to the associated Deposits under Section 1281. As the yield on each Deposit will depend in part on when it is drawn to fund the purchase of the applicable Equipment Notes, Certificate Owners should consult their own tax advisors as to how to calculate the accrued OID on the associated Deposits and the amount of gain or loss treated as ordinary under these rules.
     Each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the applicable Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustees and the Liquidity Providers, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the applicable Trust, in which event a Certificate Owner of such Trust will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.
Sale, Exchange or Other Disposition of Certificates
     A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income, or to the associated Escrow Receipt) and such Certificate Owner’s adjusted tax basis in the Equipment Notes and any other property held by the applicable Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the applicable Trust for one year or less). Any long-term capital gains with respect to the Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.
     Upon a sale, exchange or other disposition of a Certificate, the Certificate Owner will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificate Owner’s interest in the associated Deposits) and the Certificate Owner’s adjusted tax basis in such Escrow Receipt. Any such gain may be ordinary income, in whole or in part, as described above under “— Taxation of Certificate Owners — General.” Any such gain or loss not so treated as ordinary generally would be short-term capital gain or loss.
Trusts Classified as Partnerships
     If a Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust would be calculated at the trust level, but such Trust itself would not be subject to U.S. federal income tax. A Certificate Owner of a Certificate issued by such Trust would be required to report its share of such Trust’s items of income and deduction on its tax return for its taxable year within which such Trust’s taxable year (which should be the calendar year) ends, as well as such Certificate Owner’s income from the associated Deposits. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the related Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.
Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders
     Subject to the discussion of backup withholding below, payments of principal, Make-Whole Amount, if any, and interest on the Equipment Notes or the associated Deposits to, or on behalf of, any Certificate Owner that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):
     (i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;
     (ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;
     (iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to American or the Depositary, as the case may be;
     (iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
     (v) the certification requirements described below are satisfied.
     The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or a suitable substitute form). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Certificates held through one or more intermediaries or pass-through entities.
     Subject to the discussion of backup withholding below, any gain (not including any amount treated as interest or OID) realized by a
Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Certificate or the associated Escrow Receipt or with respect to any associated Equipment Note or Deposit generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.
     Any interest (including OID, if applicable) on the Equipment Notes or the associated Deposits or gain from the sale, exchange or other disposition of a Certificate or the associated Escrow Receipt, the associated Equipment Notes or the associated Deposits generally will be subject to regular U.S. federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN as described above, such Non-U.S. Certificateholder generally is required to provide IRS Form
W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.
     Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of the

Certificates and the associated Escrow Receipts under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, American will not be required to pay any additional amount to such Non-U.S. Certificateholder.
Information Reporting and Backup Withholding
     In general, payments made on the Certificates or the associated Escrow Receipts, and proceeds from the sale, exchange or other disposition of such Certificates and Escrow Receipts to or through certain brokers, will be subject to information reporting requirements, unless the payee is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner complies with certain reporting requirements or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.
     The amount of interest (including OID, if applicable) paid on the Equipment Notes or the associated Deposits to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder.

CERTAIN DELAWARE TAXES
     To the extent the following summary describes Delaware tax consequences relating to Class B Certificates and the Class B Trust, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the following summary may not be applicable to Class B Certificates and the Class B Trust, if and when Class B Certificates are offered and issued.
     The Trustee of each Trust is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Richards, Layton & Finger, PA, special Delaware counsel to the Trustees, has advised American that, in its opinion, under currently applicable law, assuming that neither Trust will be taxable as a corporation for U.S. federal income tax purposes, but, rather, that each will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS
     To the extent the following summary describes ERISA considerations relating to Class B Certificates and the Class B Trust, it is based on the assumption that the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. If the Class B Certificates are not so issued, the following summary may not be applicable to Class B Certificates and the Class B Trust, if and when Class B Certificates offered and issued.
General
     A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.
     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a nonexempt prohibited transaction or any other violation of an applicable requirement of ERISA or Similar Law.
Plan Assets Issues
     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the

Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.
Prohibited Transaction Exemptions
     In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AMR, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.
     Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions.
Special Considerations Applicable to Insurance Company General Accounts
     Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”).
     The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively.

     EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING
     Under the terms and subject to the conditions contained in the Underwriting Agreement, dated           , 2011 (the “Underwriting Agreement”), the Underwriters named below (the “Underwriters”) have severally agreed with American to purchase from the Class A Trustee the following aggregate face amounts of the Class A Certificates:

Face Amount of
Underwriter	Class A Certificates
Morgan Stanley & Co. LLC	$
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.

Total	$725,694,000

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class A Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class A Certificates may be terminated. The offering of the Class A Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.
     The aggregate proceeds from the sale of the Class A Certificates will be $725,694,000. American will pay the Underwriters a commission of $       . American estimates that its out of pocket expenses for the offering of the Class A Certificates and, assuming the Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, of the Class B Certificates will be approximately $2,300,000 (exclusive of the ongoing costs of the Class A Liquidity Facility and (if applicable) the Class B Liquidity Facility and certain other ongoing costs).
     The Underwriters propose to offer the Class A Certificates to the public initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering price and concession and discount may be changed by the Underwriters.

	Concession to Selling Group	Discount to
Pass Through Certificates	Members	Brokers/Dealers
Class A	%	%
     American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.
     If American elects to offer Class B Certificates pursuant to this prospectus supplement through the Underwriters, American would expect to enter into an underwriting agreement with the Underwriters having terms substantially similar to the terms of the Underwriting Agreement. In such event, American would provide the underwriting commission, the concession to selling group members (if any) and the discount to brokers/dealers (if any) in a company free writing prospectus. American reserves the right to offer Class B Certificates, if it does so at all, by means other than this prospectus supplement.
     The Class A Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of such Certificates on any securities exchange. American has been advised by one or more of the Underwriters that they presently intend to make a market in such Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in such Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. American expects that the same will be true for any issuance of Class B Certificates. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates or, if issued, the Class B Certificates. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Because there is no current market for the Certificates and the Class B Certificates are subject to transfer restrictions, holders of Certificates may have a limited ability to resell Certificates.”
     The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions. American and its affiliates also purchase fuel from affiliates of Morgan Stanley & Co. LLC at prevailing market and negotiated prices. In addition, Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, will serve as the initial Liquidity Provider for the Class A Liquidity Facility and, if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, the Class B Liquidity Facility, and Dr. Judith Rodin, a member of the board of directors of Citigroup, Inc., an affiliate of Citigroup Global Markets Inc., is a member of the board of directors of American and AMR.
     In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
     It is expected that delivery of the Class A Certificates will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the th business day following the date of pricing of the Class A Certificates (such settlement cycle being referred to as
     “T+ ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on any day prior to the third business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act with respect to the Class A Certificates and, if American elects to offer Class B Certificates pursuant to this prospectus supplement through the Underwriters, the Class B Certificates.
•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class A Certificates (and Class B Certificates) in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates (and Class B Certificates) originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.
     Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class A Certificates (and Class B Certificates) to be higher than it would otherwise be in the absence of such transactions. None of American nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class A Certificates (and Class B Certificates). These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
Selling Restrictions
     This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Class A Certificates or any Class B Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A Certificates or any Class B Certificates in certain jurisdictions may be restricted by law.
     We require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions.
     European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Certificates which are the subject of an offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:
     (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;
     (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or
     (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Certificates shall require the issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression

“Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
     United Kingdom
     Each Underwriter has represented and agreed that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to American or AMR; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.
     Hong Kong
     The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
     Singapore
     Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
     Japan
     The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES
     The validity of the Class A Certificates and, if Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement, the validity of such Class B Certificates, is being passed upon for American by Debevoise & Plimpton LLP, New York, New York and for the Underwriters by Shearman & Sterling LLP, New York, New York. The respective counsel for American and the Underwriters will rely on the opinion of Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, any applicable Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer of American and of AMR, as to certain matters relating to the authorization, execution, and delivery of, as the case may be, the Basic Agreement and any applicable Trust Supplement by American or AMR, as the case may be.
EXPERTS
     The consolidated financial statements of AMR appearing in AMR’s Annual Report (Form 10-K) for the year ended December 31, 2010 (including schedule appearing therein), and the consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2010 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.
WHERE YOU CAN FIND MORE INFORMATION
     We and AMR file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.
     This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
     We “incorporate by reference” in this prospectus supplement certain documents that we or AMR files with the SEC, which means:
•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we and AMR file later with the SEC will automatically update and supersede this prospectus supplement.
     The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed
Annual Reports on Form 10-K of American and AMR for the year ended December 31, 2010	February 16, 2011

Quarterly Reports on Form 10-Q of American and AMR for the quarter ended March 31, 2011 and June 30, 2011	April 20, 2011 July 20, 2011

Current Reports on Form 8-K and 8-K/A of American	January 5, 2011
January 21, 2011
January 25, 2011
February 4, 2011
March 3, 2011
March 7, 2011
March 9, 2011
March 15, 2011
March 22, 2011
March 25, 2011
April 5, 2011
May 4, 2011
May 20, 2011
June 6, 2011
June 24, 2011
July 6, 2011
July 21, 2011
July 25, 2011
August 3, 2011
August 11, 2011
August 30, 2011
September 2, 2011
September 6, 2011
September 21, 2011
September 27, 2011

Current Reports on Form 8-K of AMR	January 5, 2011
January 20, 2011
January 21, 2011
January 25, 2011
February 4, 2011
March 3, 2011
March 7, 2011
March 9, 2011
March 15, 2011
March 22, 2011
March 25, 2011
April 5, 2011
May 4, 2011
May 20, 2011
June 6, 2011

June 24, 2011
July 6, 2011
July 21, 2011
July 25, 2011
August 3, 2011
August 11, 2011
August 30, 2011
September 2, 2011
September 6, 2011
September 21, 2011
     All documents filed by us and AMR under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus supplement.
     You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus supplement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., MD 5651, Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970).

APPENDIX I
INDEX OF DEFINED TERMS
     The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2001-2 Aircraft	S-3
2001-2 EETC	S-40
2001-2 Indentures	S-40
60-Day Period	S-51
Actual Disposition Event	S-86
Additional Certificates	S-108
Additional Equipment Notes	S-108
Additional Holder Buyout Right	S-51
Additional Trust	S-108
Adjusted Interest	S-108
Administration Expenses	S-83
Airbus	S-18
Airbus Agreements	S-18
Aircraft	S-3
Airframe	S-89
AISI	S-4
American Bankruptcy Event	S-81
American Eagle carriers	S-1
AmericanConnection carrier	S-1
AMR	iv
AMR Eagle	S-1
APA	S-32
APFA	S-32
Applicable Fraction	S-84
Appraisal	S-82
Appraised Current Market Value	S-82
Appraisers	S-4
Assumed Aircraft Value	S-97
Assumed Amortization Schedule	S-46
ATC	S-30
Available seat miles	S-23
Average Life Date	S-96
Bank	S-68
Bankruptcy Code	S-16
Base Rate	S-76
Basic Agreement	S-41
BK	S-4
BNMC	S-68
Boeing	S-18
Boeing Agreements	S-18
Business Day	S-46
Cape Town Treaty	S-103
Cargo ton miles	S-23
Cash Collateral Account	S-73
Cede	S-48
Certificate Account	S-45
Certificate Buyout Event	S-51
Certificate Owner	S-61
Certificate Owners	S-61

Certificateholders	S-41
Certificates	S-41
citizen of the United States	S-52
Class A Certificateholders	S-41
Class A Certificates	S-41
Class A Deposits	S-65
Class A Liquidity Facility	S-72
Class A Liquidity Provider	S-72
Class A Trust	S-41
Class A Trustee	S-41
Class B Adjusted Interest	S-85
Class B Buyout Right	S-50
Class B Certificateholders	S-41
Class B Certificates	S-41
Class B Deposits	S-65
Class B Liquidity Facility	S-72
Class B Liquidity Provider	S-72
Class B Trust	S-41
Class B Trustee	S-41
Class Exemptions	S-117
Code	S-111
Collateral	S-44
Company	iv
company free writing prospectus	i
Controlling Party	S-79
Current Distribution Date	S-84
Deemed Disposition Event	S-86
Defaulted Operative Indenture	S-94
Definitive Certificates	S-62
Delivery Period Event of Loss	S-66
Delivery Period Termination Date	S-91
Deposit	S-65
Deposit Agreement	S-65
Depositary	S-68
Depositary Threshold Rating	S-67
Depreciation Assumption	S-97
Distribution Date	S-43
Dodd Frank Act	S-39
Downgrade Drawing	S-73
Drawing	S-76
DTC	S-48
DTC Participants	S-60
DTC Rules	S-61
Eagle	S-19
Eligible B Pool Balance	S-85
Encumbered Aircraft	S-3
Engine	S-89
Equipment Note Special Payment	S-83
Equipment Notes	S-92

ERISA	S-116
ERISA Plan	S-116
Escrow Agent	S-69
Escrow Agreements	S-69
Escrow Receipts	S-69
ETOPS	S-89
ETS	S-30
Event of Loss	S-106
Excess Liquidity Obligations	S-81
Exchange Act	v
Executive	S-19
Existing Financings	S-40
Expected Distributions	S-84
FAA	S-102
Final Distributions	S-80
Final Drawing	S-75
Final Legal Distribution Date	S-44
Final Maturity Date	S-94
Final Termination Notice	S-77
Financial Instruments and Exchange Law	S-123
firm Current Generation Airbus Aircraft	S-18
firm NEO Airbus Aircraft	S-18
firm NG Aircraft	S-18
FSMA	S-122
GDSs	S-20
General Account Regulations	S-117
Global Certificate	S-60
H.15(519)	S-95
ICAO	S-31
Indenture	S-92
Indenture Events of Default	S-98
Indenture Form	S-58
Indirect Participants	S-60
Intercreditor Agreement	S-79
Interest Drawings	S-72
Interim Restructuring Arrangement	S-82
Investment Company Act	S-39
IRS	S-110
Issuance Date	S-46
Jet Aircraft	S-19
Labor Agreements	S-32
LIBOR	S-76
Liquidity Event of Default	S-77
Liquidity Expenses	S-84
Liquidity Facilities	S-72
Liquidity Obligations	S-84
Liquidity Providers	S-72
Liquidity Threshold Rating	S-74
Loan Amount	S-104
Loan Trustee	S-92
Long-Term Rating	S-74
LTVs	S-5, S-97
Make-Whole Amount	S-95
Make-Whole Spread	S-95
Maximum Available Commitment	S-72
Maximum Commitment	S-73

MBA	S-4
Minimum Sale Price	S-81
Moody’s	S-67
Mortgage Convention	S-103
Mortgage Financings	S-40
Mortgaged Aircraft	S-3
most recent H.15(519)	S-95
NMB	S-32
Non-Extension Drawing	S-75
Non-Extension Notice	S-75
Non-U.S. Certificateholder	S-113
Note Purchase Agreement	S-57
Note Target Price	S-81
Noteholder	S-93
OID	S-111
Other Assets	S-19
Outside Termination Date	S-66
Parent Guarantee	S-9
Participation Agreement	S-92
Participation Agreement Form	S-58
Pass Through Trust Agreements	S-41
Passenger load factor	S-23
Passenger revenue yield per passenger mile	S-23
Paying Agent	S-69
Paying Agent Account	S-45
Performing Equipment Note	S-73
Permitted Investments	S-49
Plan	S-116
Plan Asset Regulation	S-116
Pool Balance	S-46
Pool Factor	S-46
Post Default Appraisals	S-82
PTC Event of Default	S-51
PTCE	S-117
Purchase Agreement	S-19
QIBs	S-39
Rate Determination Notice	S-76
Rating Agencies	S-67
Receiptholder	S-69
Re-Engined NG Aircraft	S-18
Refinancing Certificates	S-109
Refinancing Equipment Notes	S-109
Refinancing Trust	S-109
Regular Distribution Dates	S-43
Related Equipment Notes	S-94
Relevant Implementation Date	S-121
Relevant Member State	S-121
Remaining Weighted Average Life	S-96
Replacement Depositary	S-67
Replacement Facility	S-74
Required Amount	S-72
Required Terms	S-58
Restructuring Arrangement	S-82
Revenue passenger miles	S-23
RLA	S-32
SARS	S-32

Scheduled Payments	S-44
SEC	vi
Section 1110	S-16
Section 1110 Period	S-73
Securities Act	v
Series A Equipment Notes	S-92
Series B Equipment Notes	S-92
SFA	S-122
Short-Term Rating	S-74
Similar Law	S-116
Special Distribution Date	S-44, S-45
Special Payment	S-44, S-45
Special Payments Account	S-45
Special Termination Drawing	S-75
Special Termination Notice	S-77
Standard & Poor’s	S-67
Stated Interest Rate	S-43

Subordination Agent	S-79
Termination Notice	S-77
Terrorist Attacks	S-25
Transportation Code	S-52
Treasury Yield	S-95
Triggering Event	S-44
Trust Indenture Act	S-54
Trust Property	S-41
Trust Supplement	S-41
Trustees	S-41
Trusts	S-41
TWU	S-32
U.S. Person	S-110
Underwriters	S-119
Underwriting Agreement	S-119
Unencumbered Aircraft	S-3

APPENDIX II
APPRAISAL LETTERS

Mr. James Hall
Principal
American Airlines
4333 Amon Carter Blvd.
MD 5662
Fort Worth, TX 76155
Sight Unseen Half Life and Adjusted Base Value
43 Aircraft
AISI File No. A1S058BVO-2
Report Date: 25 August 2011
Values as of: 08 August 2011
Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888    FAX: 949-582-8887    EMAIL: mail@AISI.aero

25 August 2011
Mr. James Hall
Principal
American Airlines
4333 Amon Carter Blvd., MD 5662
Fort Worth, TX 76155

Subject:	Sight Unseen Half Life and Adjusted Base Value for a Fleet of 43 Aircraft

AISI File number: A1S058BVO-2

Ref:	(a) Email messages AAL to AISI, 08 — 24 August 2011
(b) AAL Technical Specifications
Dear Mr. Hall:
Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the 08 August 2011 sight unseen half life and maintenance condition adjusted base value as of 08 August 2011 for a portfolio of 43 Aircraft as identified and defined in Table I herein and in references (a) and (b) above (the ‘Aircraft’).
1. Methodology and Definitions
The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Senior Certified Appraiser.
AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market.
Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888    FAX: 949-582-8887    EMAIL: mail@AISI.aero

25 August 2011 AISI File No. A1S058BVO-2 Page - 2 -
Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time. An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an “average” aircraft. AISI assumes average condition unless otherwise specified in this report.
AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.
‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.
‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.
An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.
It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.
AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.
AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

25 August 2011 AISI File No. A1S058BVO-2 Page - 3 -
AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.
No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.
If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.
2. Valuations
Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference (a) and (b) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made, otherwise half life condition is assumed.
All hours and cycle information provided for all Aircraft airframes, gear, and engines was as of 08 August 2011 and as the “as of” date of this appraisal is also 08 August 2011 no adjustment for utilization after 08 August 2011 was required.
It is our considered opinion that the 08 August 2011 sight unseen half life and adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

25 August 2011 AISI File No. A1S058BVO-2 Page - 4 -
Table I
Values as of 08 August 2011 in August 2011 U.S. Dollars in Millions

							Half Life	Adjusted
No	Type	MSN	RN	DOM	Engine	MTOW	Base Value	Base Value
1	B737-800	29503	N901AN	Feb-99	CFM 56-7B26	174,200	20.62	18.41
2	B737-800	29507	N905AN	M ar-99	CFM 56-7B26	174,200	20.62	19.08
3	B737-800	29508	N906AN	Apr-99	CFM 56-7B26	174,200	20.62	19.91
4	B737-800	29509	N907AN	Apr-99	CFM 56-7B26	174,200	20.62	18.31
5	B737-800	29514	N913AN	Jun-99	CFM 56-7B26	174,200	20.62	19.40
6	B737-800	29521	N920AN	Oct-99	CFM 56-7B26	174,200	20.62	20.63
7	B737-800	29522	N921AN	Oct-99	CFM 56-7B26	174,200	20.62	18.11
8	B737-800	29523	N922AN	Oct-99	CFM 56-7B26	174,200	20.62	20.18
9	B737-800	29524	N923AN	Nov-99	CFM 56-7B26	174,200	20.62	18.62
10	B737-800	29527	N926AN	Jan-00	CFM 56-7B26	174,200	21.95	20.73
11	B737-800	29541	N957AN	M ar-01	CFM 56-7B26	174,200	23.50	21.11
12	B737-800	29544	N965AN	Jun-01	CFM 56-7B26	174,200	23.50	21.35
13	B737-800	30094	N966AN	Jun-01	CFM 56-7B26	174,200	23.50	21.10
14	B737-800	30095	N968AN	Jul-01	CFM 56-7B26	174,200	23.50	22.44
15	B737-800	29569	N981AN	Apr-09	CFM 56-7B26/3	174,200	43.89	47.13
16	B737-800	29570	N983AN	May-09	CFM 56-7B26/3	174,200	43.89	47.27
17	B757-200	29593	N183AN	Apr-99	RB211-535E4B	250,000	16.88	18.17
18	B757-200	29594	N184AN	May-99	RB211-535E4B	250,000	16.88	20.03
19	B757-200	32383	N189AN	Jul-01	RB211-535E4B	250,000	18.82	18.17
20	B757-200	32384	N190AA	Jul-01	RB211-535E4B	250,000	18.82	17.56
21	B757-200	32385	N191AN	Aug-01	RB211-535E4B	250,000	18.82	18.94
22	B757-200	32386	N192AN	Aug-01	RB211-535E4B	250,000	18.82	19.08
23	B757-200	32387	N193AN	Nov-01	RB211-535E4B	250,000	18.82	18.83
24	B757-200	32388	N194AA	Nov-01	RB211-535E4B	250,000	18.82	19.01
25	B757-200	32389	N195AN	Nov-01	RB211-535E4B	250,000	18.32	19.81
26	B757-200	32390	N196AA	Nov-01	RB211-535E4B	250,000	18.32	18.70
27	B757-200	32391	N197AN	Nov-01	RB211-535E4B	250,000	18.82	20.29
28	B757-200	32392	N198AA	Dec-01	RB211-535E4B	250,000	18.82	19.90
29	B757-200	32393	N199AN	Dec-01	RB211-535E4B	250,000	18.82	19.94
30	B757-200	32394	N175AN	Dec-01	RB211-535E4B	250,000	18.82	19.00
31	B777-200ER	30012	N797AN	Jan-01	RB211-TRENT 892-17	648,000	65.46	63.77
32	B777-200ER	30797	N798AN	Feb-01	RB211-TRENT 892-17	648,000	65.46	69.29
33	B777-200ER	30258	N799AN	M ar-01	RB211-TRENT 892-17	648,000	65.46	66.44
34	B777-200ER	30259	N750AN	M ar-01	RB211-TRENT 892-17	648,000	65.46	68.13
35	B777-200ER	30798	N751AN	Apr-01	RB211-TRENT 892-17	648,000	65.46	68.06
36	B777-200ER	30260	N752AN	May-01	RB211-TRENT 892-17	648,000	65.46	64.41
37	B777-200ER	30261	N753AN	May-01	RB211-TRENT 892-17	648,000	65.46	68.75
38	B777-200ER	30262	N754AN	Jun-01	RB211-TRENT 892-17	648,000	65.46	67.24
39	B777-200ER	30263	N755AN	Jul-01	RB211-TRENT 892-17	648,000	65.46	66.52
40	B777-200ER	30264	N756AM	Aug-01	RB211-TRENT 892-17	648,000	65.46	66.79
41	B777-200ER	32636	N757AN	Nov-01	RB211-TRENT 892-17	648,000	65.46	63.92
42	B777-200ER	32637	N758AN	Nov-01	RB211-TRENT 892-17	648,000	65.46	66.32
43	B777-200ER	32638	N759AN	Dec-01	RB211-TRENT 892-17	648,000	65.46	67.70

Note: 1.	All B737-800 and all B757-200 aircraft have winglets, and all B757-200 aircraft (other than N195AN and N196AA) and all B777-200ER aircraft are approved for ETOPS.

25 August 2011 AISI File No. A1S058BVO-2 Page - 5 -
Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this report dated 25 August 2011 in the client/addressee Prospectus Supplement and to the inclusion of AISI’s name in the client/addressee Prospectus Supplement under the caption “Experts”.
This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.
Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.
Fred Bearden
CEO

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 Fax (516) 365-6287
August 25, 2011
Mr. James Hall, Principal
American Airlines, Inc.
4333 Amon Carter Blvd., MD 5662
Fort Worth, TX 76155
Dear Jim:
In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the half-time and maintenance adjusted base values for 43 aircraft (Aircraft) in the American Airlines fleet identified as the 2011-2 EETC. The Aircraft include B737, B757 and B777 aircraft in service with American Airlines. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, date of manufacture, engine model and maximum takeoff weight.
Our values presented in Figure 1 include both a half-time value as well as a maintenance-adjusted value, which includes appropriate financial adjustments based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check (in this case they are referred to as the “CC”, “HC” or “MBV” checks, as the case may be), time remaining to landing gear overhaul and time to APU overhaul. Engine adjustments are made for the expected time remaining to heavy shop visit and time remaining on life-limited parts. Since the engines are “on condition” rather than hard time between shop visits, we assume the industry average for shop visits and consider that the maximum adjustment.
DEFINITIONS
According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting

August 25, 2011

prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.
MARKET DISCUSSION & METHODOLOGY
As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 10,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.
Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.
This relationship between sales price as a function of age and the new price is depicted in the following figure. We have not updated these data in the past two years. There has been a dearth of reliable transaction data as the market is becoming increasingly sensitive to the confidentiality of transaction prices. In fact, for some reason, most of the transaction data we become privy to are for new aircraft or very old aircraft going to scrap. We don’t want to risk distorting the shape of the historical curve.
Using this approach, the base value for the first B737 aircraft N901AN, for example, is determined as follows. N901AN is 12.5 years old. The data show that on average a 12.5-year old aircraft should sell for 40.5 percent of its new price. Considering the new price was about $42 million, the data suggest that on average the aircraft should sell for about $21.75 million today, after allowing for inflation. However, the B737 is quite successful. There are over 2,250 in service with 151 operators and some 1,500 more are on order with the backlog extending over 10 years. We conclude its base value is slightly above that suggested by the historical comparison at $24 million.

August 25, 2011

A similar methodology was used to determine the base values of the B777s and B757s. The data suggest an average base value for the B777s, which had a new price of some $130 million, of about $68 million. However, as with the B737-800, we believe the B777 has been popular and successful and conclude its base values are slightly higher than that suggested by the historical data.
For the B757s, which average 10 years old, and had a new price of about $52 million, the data suggest an average base value around $26 million. However, the B757 has been out of production for a few years after a long run. It is gradually being replaced by some popular and efficient aircraft and we conclude the base values are below that suggested by the historical average at $20 to $23 million.
As noted in the introduction to this appraisal, these half-time values are then adjusted to reflect the current maintenance status on the airframe and engines.
ASSUMPTIONS & DISCLAIMER
It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK

August 25, 2011

Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed, unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.
BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated August 25, 2011 in the Prospectus Supplement and to the references to BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely, BK ASSOCIATES, INC.

John F. Keitz President ISTAT Senior Certified Appraiser And Appraiser Fellow

JFK/kf
Attachment

Figure 1
American Airlines 2011-2 EETC
U.S. Dollars in Millions

							1/2 time	Mt.	Mt. Adj.
NO.	TYPE	REGIST	MSN	DOM	ENGINE	MTOW	BV	ADJ	BV
1	B737-800	N901AN	29503	February-99	CFM56-7B26	174,200	24.00	-2.033	21.97
2	B737-800	N905AN	29507	March-99	CFM56-7B26	174,200	24.00	-1.813	22.19
3	B737-800	N906AN	29508	April-99	CFM56-7B26	174,200	24.40	-2.039	22.36
4	B737-800	N907AN	29509	April-99	CFM56-7B26	174,200	24.40	-2.104	22.30
5	B737-800	N913AN	29514	June-99	CFM56-7B26	174,200	24.40	-2.223	22.18
6	B737-800	N920AN	29521	October-99	CFM56-7B26	174,200	25.25	-2.538	22.71
7	B737-800	N921AN	29522	October-99	CFM56-7B26	174,200	25.25	-2.188	23.06
8	B737-800	N922AN	29523	October-99	CFM56-7B26	174,200	25.25	-1.736	23.51
9	B737-800	N923AN	29524	November-99	CFM56-7B26	174,200	25.25	-1.801	23.45
10	B737-800	N926AN	29527	January-00	CFM56-7B26	174,200	25.65	-1.136	24.51
11	B737-800	N957AN	29541	March-01	CFM56-7B26	174,200	27.35	-2.287	25.06
12	B737-800	N965AN	29544	June-01	CFM56-7B26	174,200	27.75	-2.122	25.63
13	B737-800	N966AN	30094	June-01	CFM56-7B26	174,200	27.75	-2.264	25.49
14	B737-800	N968AN	30095	July-01	CFM56-7B26	174,200	28.15	-0.488	27.66
15	B737-800	N981AN	29569	April-09	CFM56-7B26/3	174,200	42.70	2.928	45.63
16	B737-800	N983AN	29570	May-09	CFM56-7B26/3	174,200	42.70	3.590	46.29

17	B757-200	N183AN	29593	April-99	RB211-535E4B	250,000	20.95	1.637	22.59
18	B757-200	N184AN	29594	May-99	RB211-535E4B	250,000	20.95	4.828	25.78
19	B757-200	N189AN	32383	July-01	RB211-535E4B	250,000	22.90	-0.899	22.00
20	B757-200	N190AA	32384	July-01	RB211-535E4B	250,000	22.90	-2.129	20.77
21	B757-200	N191AN	32385	August-01	RB211-535E4B	250,000	22.90	-0.537	22.36
22	B757-200	N192AN	32386	August-01	RB211-535E4B	250,000	22.90	0.152	23.05
23	B757-200	N193AN	32387	November-01	RB211-535E4B	250,000	23.10	-0.135	22.97
24	B757-200	N194AA	32388	November-01	RB211-535E4B	250,000	23.10	0.634	23.73
25	B757-200	N195AN	32389	November-01	RB211-535E4B	250,000	21.00	2.197	23.20
26	B757-200	N196AA	32390	November-01	RB211-535E4B	250,000	21.00	0.576	21.58
27	B757-200	N197AN	32391	November-01	RB211-535E4B	250,000	23.10	2.642	25.74
28	B757-200	N198AA	32392	December-01	RB211-535E4B	250,000	23.10	1.390	24.49
29	B757-200	N199AN	32393	December-01	RB211-535E4B	250,000	23.10	1.354	24.45
30	B757-200	N175AN	32394	December-01	RB211-535E4B	250,000	23.10	-1.255	21.85

31	B777-200ER	N797AN	30012	January-01	RB211-TRENT 892-17	648,000	69.55	4.121	73.67
32	B777-200ER	N798AN	30797	February-01	RB211-TRENT 892-17	648,000	69.55	8.874	78.42
33	B777-200ER	N799AN	30258	March-01	RB211-TRENT 892-17	648,000	69.55	5.756	75.31
34	B777-200ER	N750AN	30259	March-01	RB211-TRENT 892-17	648,000	69.55	7.536	77.09
35	B777-200ER	N751AN	30798	April-01	RB211-TRENT 892-17	648,000	70.70	7.859	78.56
36	B777-200ER	N752AN	30260	May-01	RB211-TRENT 892-17	648,000	70.70	5.472	76.17
37	B777-200ER	N753AN	30261	May-01	RB211-TRENT 892-17	648,000	70.70	8.710	79.41
38	B777-200ER	N754AN	30262	June-01	RB211-TRENT 892-17	648,000	70.70	8.576	79.28
39	B777-200ER	N755AN	30263	July-01	RB211-TRENT 892-17	648,000	71.85	7.227	79.08
40	B777-200ER	N756AM	30264	August-01	RB211-TRENT 892-17	648,000	71.85	4.667	76.52
41	B777-200ER	N757AN	32636	November-01	RB211-TRENT 892-17	648,000	73.00	2.848	75.85
42	B777-200ER	N758AN	32637	November-01	RB211-TRENT 892-17	648,000	73.00	4.235	77.24
43	B777-200ER	N759AN	32638	December-01	RB211-TRENT 892-17	648,000	73.00	6.307	79.31
NOTE: All B737s and B757s have winglets. All B757s (except N195AN and N196AA) and B777s are approved for ETOPS.

aviation consulting
Extended Desktop Appraisal of:
(16) 737-800 Aircraft
(14) 757-200 Aircraft
(13) 777-200ER Aircraft
TOTAL of (43) Aircraft
Client:
American Airlines, Inc.
Date:
August 30, 2011
Washington D.C.
2101 Wilson Boulevard
Suite 1001
Arlington, Virginia 22201
Tel: 17032763200
Fax: 17032763201
Frankfurt
Herriotstrasse 1
60258 Frankfurt am Main
Germany
Tel: 4969 (0) 67733 527
Tokyo
3 - 16 - 16 Higashiooi
Shinagawa — ku
Tokyo 140 — 0011
Japan
Tel/Fax: 81 1 3763 6845
www.mba.aero

I. Introduction and Executive Summary

Table of Contents:

I.	Introduction	Page 1
II.	Value Definitions/Terminology	Page 2
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 19
V.	Covenants	Page 26
Morten Beyer & Agnew (mba) has been retained by American Airlines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Value (CBV) of sixteen (16) 737-800 aircraft, fourteen (14) 757-200 aircraft, and thirteen (13) 777-200ER aircraft; a total of forty-three (43) aircraft as of August 2011. These aircraft are further identified in Section IV of this report.
In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publications mba Future Aircraft Values (FAV) – Jet Transport 2011-2031 (mid-year update).
Based on the information set forth in this report, it is our opinion that the aggregate Maintenance Adjusted Current Base Value of the aircraft in this portfolio are as follows and as more fully set forth in Section IV.

Maintenance
Adjusted CBV ($US)
Portfolio Total (43 A/C)	$1,605,150,000

Section II of this report presents definitions of various terms, such as Current Base Value, as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II. Definitions
Extended Desktop Appraisal
An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)
Base Value
In the ISTAT definition of Base Value (BV) the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.
ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

American Airlines Job File #11225 Page 2 of 26

Qualifications
mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 19 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufactures and suppliers. mba maintains offices in Washington, Frankfurt, and Tokyo.
mba publishes the semi-annual mba Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.
mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

American Airlines Job File #11225 Page 3 of 26

III. Current Market Conditions
General Market Observation
Values for new and used jet transport aircraft are driven primarily by the state of the world’s economies. During periods of economic growth, traffic grows at high single digit rates; this increases aircraft utilization, stimulates demand for lift and thereby increases the demand side of the aircraft equation. Over the years, it has been demonstrated that increased passenger traffic is closely aligned with the growth in regional and world domestic product. However, the long term trend has been toward traffic lagging gross domestic product (GDP), with lower traffic peaks and deeper traffic declines. This phenomenon becomes more pronounced as a particular region’s airline industry matures.
In periods of decline (as observed in the early 1990s and early 2000s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Orders began to deteriorate in 1989 and reached bottom in 1993 with 274 combined Airbus and Boeing orders while deliveries bottomed in 1995 at a combined 380 aircraft. Eventually, values returned to normal levels, as economies recovered and traffic demand returned. This was mostly repeated in the most recent 2000 — 2006 cycle.
The downturn that began in late 1999 was greatly exacerbated by the events of September 11, 2001 and it is generally acknowledged that the resulting downturn in traffic was due more to fear of terrorism than underlying economic conditions. For that time frame, worldwide Revenue Passenger Kilometers1 (RPK) and Freight Tonne Kilometers2 (FTKs) declined (2.9%) and (6.2%), respectively. Orders and deliveries in the 1999 — 2003 timeframe bottomed with a combined 3,712 and 3,839, respectively.
The above contrasts sharply with the next order cycle of 2005 – 2008 when 8,216 aircraft were ordered and 3,252 aircraft were delivered. Airbus and Boeing collectively delivered 979 aircraft in 2009 and in 2010 Airbus delivered 510 aircraft while Boeing delivered 462.
There are many signs of an industry wide recovery from the downturn of the past two (2) years. Airbus and Boeing are seeing almost a two-fold increase in orders over the past year. Airbus booked 574 net orders in 2010, while Boeing booked 530 net orders during the same period. Boeing notes that narrow body utilization is increasing, while wide body utilization remains depressed
IATA reported net industry profits of US$16 billion for 2010. In its most recent forecast from June 2011, IATA cut its expected net industry profit of US$8.6 billion to US$4.0 billion for 2011, which is a fall of 75% in net industry profits from the previous year. Passenger and cargo demand are expected to grow by 4.4% and 5.5%, respectively. The highest profit and operating margins are expected to be delivered by

[1]	RPK – Revenue Passenger Kilometer. Revenue derived from carrying one passenger one kilometer.

[2]	FTK – Freight Tonne Kilometer. Revenue derived from carrying one tonne of freight one kilometer.

American Airlines Job File #11225 Page 4 of 26

Asia-Pacific carriers. European carriers meanwhile continue to be plagued by the ongoing government and banking debt crisis and therefore remain the least profitable among the major regions.
The big unknown is, of course, oil. Current developments and political unrest in the Middle East have sent oil prices to levels above US$100 per barrel. As a result, IATA has raised its estimated oil price for 2011 from US$96 per barrel to US$110 per barrel. However, if prices get much higher than this, the prevailing wisdom is it will have the effect of damping the economic recovery that appears to be gaining a foothold. One thing is highly likely — oil prices will go up as we go forward. It should be noted that higher oil prices exert a greater negative effect on older aircraft values. This also translates to spare parts values as well.

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Boeing 737Next Generation Family Aircraft
The Boeing 737 Next Generation (NG) aircraft are twin-engined, short to medium-range, narrowbodied aircraft. The family consists of the–600/-700/-800/-900 and –900ER models. Development of this updated aircraft series was initiated partially in response to Airbus’s production of the A320. Boeing received the go-ahead to replace the “Classic” 737s with the upgraded NG versions in 1993 with the announcement of the 737-700. This was later followed with the introduction of the 737-800 series in 1994, the –600 series in 1995 and finally the –900 series in 1997. After the absorption of Douglas by Boeing, the 737NG became the mainstay of the U.S. short-haul fleet, displacing older MD-80 aircraft. The 737NG has also made its way to Europe and the Pacific Rim with great success, and will continue to provide healthy competition for the Airbus A320 family.
The 737-800 was launched in September 1994 with an order from Hapag-Lloyd. The first flight of the 737-800 took place on July 31, 1997 and FAA certification followed on March 13, 1998. First delivery took place on April 22, 1998 and Hapag-Lloyd placed the aircraft into service two days later. The 737-800 is 129 feet, 6 inches long and carries 162 passengers in a typical two (2) class configuration or up to 189 passengers in a single class. The aircraft has a maximum takeoff weight of 174,200 pounds and a range of 3,115 nautical miles with winglets.
Boeing 737-800 — Current Market
The 737-800 is a stretched version of the 737-700 and a replacement for the 737-400 Classic. Many carriers in the U.S. also utilized the aircraft to replace Boeing 727-200s as well as MD-80 and MD-90 aircraft. There are currently 2,242 active passenger configured 737-800s with 133 operators.

Fleet Status — Passenger[1]
Aircraft	737-800
Ordered	3,977
Cancelled/Transferred	210
Net Orders	3,767
Backlog	1,500
Delivered	2,266
Destroyed/Retired	8
Not in Service/Parked	13
Active Aircraft	2,242
Number of Operators	133
Average Daily Utilization (Hrs)	7.48
Average Fleet Age (Yrs)	5.45

Source: ACAS July 2011 1

[1]	The above fleet status data could show disparities between orders, deliveries or number of active aircraft based on market reported data.

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Demographics & Availability
European carrier, Ryanair, operates the largest fleet of 737-800s with 12.1% of the current fleet of 737-800s. North American carriers, American Airlines and Continental Airlines, operate the next largest fleets of 737-800 aircraft with 6.9% and 5.4%, respectively.

Boeing 737-800 Passenger Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total
Ryanair	272		272
American Airlines	155		155
Continental Airlines	121	1	122
Air China	78		78
Delta Air Lines	73		73
Gol Transportes Aereos	62		62
Hainan Airlines	59		59
Alaska Airlines	58		58
Xiamen Airlines	51		51
China Southern Airlines	48		48
Garuda Indonesia Airways	46		46
QANTAS	42		42
Norwegian Air Shuttle	42		42
Turkish Airlines (THY)	39		39
Shanghai Airlines	38		38
Virgin Australia	38		38
Jet Airways (India)	38		38
Shenzhen Airlines	36		36
Air Berlin	36		36
Shandong Airlines	32		32
TUIfly	29		29
Pegasus Airlines	29		29
JAL Express	27		27
SunExpress	25		25
SpiceJet	25		25
Air Europa	23		23
KLM Royal Dutch Airlines	23		23
Transavia Airlines	22		22
Air India Express	21		21
Royal Air Maroc	21		21
All Others	633	12	645
Grand Total	2242	13	2255

 Source: ACAS July 2011

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Europe is the most popular region with 32.8% of the current fleet. Following closely behind are the Pacific Rim and North America with 31.0% and 20.0%, respectively.

Boeing 737-800 Passenger Aircraft Current Fleet by Region
Region	In Service	Parked	Total
Europe	735	5	740
Pacific Rim	696		696
North America	449	6	455
South America	116		116
Africa	104	2	106
Asia	99		99
Middle East	43		43
Grand Total	2242	15	2255

Source: ACAS July 2011
Both the 737NG family and the competing Airbus A320 family had an outstanding year in 2007, receiving 850 and 914 orders, respectively. But with the downturn of the economy in 2008 and the difficulties faced by operators and lessors in acquiring financing, orders were down to 488 for the Boeing 737NG family and 472 for the A320 family. This downward trend continued in 2009 where Boeing and Airbus booked 146 and 149 net orders, respectively, for their narrowbody products. In 2010, there were 486 net orders of the 737NG and 452 net orders for the Airbus A320 family, indicating a sign of improvement for the economy.
The most recent economic downturn that began in 2008 has negatively affected demand for aircraft, and aircraft values have correspondingly suffered. Modern aircraft like the 737NGs and the A320 family are not exempt, but have suffered less, particularly those aircraft less than six (6) years old. As the economy improves, mba expects values to rebound as well, and values of popular narrowbody aircraft such as the 737-700 and 737-800 should be among the first to revert back to the baseline reflective of a balanced market.
According to Back Aviation Solutions, as of July 2011, there were 19 Boeing 737-800s available for sale or lease. Availability levels have remained fairly consistent throughout the past year, and the number of aircraft available is very low as a percentage of the existing fleet. This coupled with the low number of parked aircraft suggests a strong demand for the type.

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Source: BACK Aviation Solutions, July 2011

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Boeing 757-200
The twin engine 757-200 was introduced in 1978, and first delivered in 1982 to launch customer Eastern Airlines as the successor to the 727-200. The 757-200 is known for its exceptional fuel efficiency, low noise levels, increased passenger comfort and top operating performance. Initially delivered with a MGTOW (Maximum Gross Takeoff Weight) of 220,000 pounds, the 757-200 evolved considerably during its 23 years in production. The increased gross weight versions of the aircraft allow for greater capacity and range, making the 757-200 suitable for thin long-haul routes. It was also the first Boeing airliner launched with non-US engines, the Rolls Royce RB211-535. The Pratt and Whitney PW2037 and PW2040 engines were later offered as an option. In addition to passenger versions, the 757-200 has also been delivered new as a PF (Package Freighter). Currently there exist several conversion options including Boeing, Singapore Technologies Aerospace Ltd, Israel Aircraft Industries, Precision Conversions, and Pemco, after acquiring Alcoa-SIE and its 757-200 cargo conversion operations and STC. Production of the 757-200 has ceased with delivery of the last aircraft, in April 2005 to Shanghai Airlines. The 757-200 has been an extremely popular aircraft with 896 of the type delivered for passenger operations, and 80 delivered by Boeing as Package Freighters.
Boeing 757-200 — Current Market
There are currently 677 active passenger configured 757-200s with 54 operators.

Fleet Status - Passenger	757-200
Ordered	1,007
Cancelled/Transferred	101
Net Orders	906
Backlog	0
Delivered	896
Destroyed/Retired	40
Not in Service/Parked	72
Converted to Freighter/Other	89
Active Aircraft	677
Number of Operators	54
Average Daily Utilization (Hrs)	8.85
Average Fleet Age (Yrs)	17.47

Source: ACAS July 20111

[1]	The above fleet status data could show disparities between orders, deliveries or number of active aircraft based on market reported data.

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The 757 was the first airliner manufactured by Boeing with engines produced outside the United States. Early customers selected Rolls-Royce RB211-535C (replaced by the RB211-535E4) powered aircraft and thereafter, Pratt & Whitney began to offer the PW2000 (launched by Delta Air Lines). Rolls-Royce has a slightly higher market share than Pratt & Whitney, with the former manufacturer’s engines powering approximately 54.2% of the total combined fleet of passenger aircraft, both in service and parked.

Boeing 757-200 Aircraft Current Fleet by Engine Manufacturer
	Passenger
Engine Mfr.	In Service	Parked	Total
Rolls Royce	360	46	406
Pratt & Whitney	317	26	343
Grand Total	677	72	749

Source: ACAS July 2011
Demographics & Availability
The largest operators for the 757-200 are North American carriers. The top three carriers combined (to include United and Continental post merger), account for 58.2% of the passenger fleet.

Boeing 757-200 Passenger Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total
Delta Air Lines	168	7	175
American Airlines	123	1	124
United Airlines	96		96
Continental Airlines	41		41
Thomson Airways	25		25
US Airways	24		24
Thomas Cook Airlines (UK)	18		18
Icelandair	15		15
China Southern Airlines	15		15
Jet2.com	12		12
Shanghai Airlines	10		10
Air China	10		10
Nordwind Airlines	8		8
All Others	112	64	176
Grand Total	677	72	749

Source: ACAS July 2011

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Approximately 70% of the 757-200 total passenger fleet is concentrated in North America. Europe is another significant region for the type with roughly 22.3% of the in service passenger fleet.

Boeing 757-200 Aircraft
Current Fleet by Region
Region	In Service	Parked	Total
North America	462	57	519
Europe	151	11	162
Pacific Rim	43	2	45
Africa	9	1	10
South America	5	1	6
Middle East	5		5
Asia	2		2
Grand Total	677	72	749

Source: ACAS July 2011
Born out of the oil crisis of the 1970s when airlines were looking for more fuel-efficient and quieter aircraft, the 757-200 became the aircraft of choice for major U.S. carriers operating transcontinental routes. After this successful start, orders diminished during the late 1990s with the introduction of the Airbus A320 family. The 757-200 found itself in an interesting market niche, stuck between the smaller 737s and A320s and the larger 767 and A330 wide bodies. Airlines began to look at covering the same routes with the greater operating flexibility of the 737s and A320s or the additional capacity of the larger 767 and A330 wide bodies. The 2001 terrorist attacks accelerated the end of production for the 757-200 as the majority of aircraft had been bought and operated by U.S. airlines. With the major U.S airlines fighting for survival in the industry’s worst ever downturn, none would place orders for 757s after 2001.
The increase in fuel prices has put increasing pressure on airlines to improve fuel efficiency within their fleets. On the 757 fleet, efficiency was improved by reducing lift-induced drag by the installation of winglets. As of March 2011, there were 318 active 757-200 aircraft equipped with winglets. Winglets for the 757 have been approved for the 757-200 series as well as for the -300 series.
Prices for 757s have dropped to the point that cargo conversions are now viable as a replacement for 727-200 freighters for cargo operators like Fedex. Like most aircraft, mba believes values softened during the recent tough economic climate; but, the fairly steady level of available aircraft over the past year suggests the market has stabilized.
Freighter conversion is becoming a popular choice for older vintage 757-200 passenger aircraft. Potential buyers of passenger configured 757s will likely take into account the aircraft’s potential future as a freighter conversion candidate when conducting their valuations. This has contributed to a more sluggish market for 757-200 aircraft equipped with winglets, as no STC amendment is yet in place for converting a 757 with winglets into freighter configuration. Although the STC amendment is expected to be approved

American Airlines
Job File #11225

within the next year, the current uncertain status continues to make winglet equipped aircraft less appealing candidates for freighter conversion until an STC amendment is approved.
According to Back Aviation Solutions, as of July 2011, there were fifteen (15) passenger configured Boeing 757-200s available for sale or lease. The number of advertised units is quite small in comparison to the existing fleet; however, there may be significantly more aircraft available as over 10% of the passenger fleet is reported as parked.
Source: BACK Aviation Solutions, July 2011

American Airlines
Job File #11225

Availability between engine types has seen a shift over the past year. Despite there being more Rolls Royce powered 757-200s available on the market, they are considered to have a premium over their Pratt & Whitney counterparts due to their higher reliability and their lower operating costs.
Source: BACK Aviation Solutions, July 2011

American Airlines
Job File #11225

Boeing 777 Family Overview
The Boeing 777 family of aircraft features five passenger variants and one freighter variant. The 777 is a widebody, twin-engined aircraft initially developed to replace older DC-10 and L-1011 aircraft and to fill a gap in Boeing’s product offerings between the 767 and 747 widebodies.
The widebody 777-200ER is the extended range version of the 777-200, powered by higher thrust variants of the same engines available on the baseline model. With an increased range and maximum takeoff weight, this variant first flew in October 1996 and was awarded FAA and JAA type certification on January 17, 1997. The 777-200ER entered service with British Airways on February 9, 1997. The 777-200ER has the same external dimensions and passenger capacity as its predecessor, but features an increased maximum takeoff weight of 656,000 pounds and corresponding increased maximum range of 7,725 nautical miles.
Boeing 777-200ER- Current Market
The widebody 777-200ER is the extended range version of the 777-200. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC-10 and 747. The new technology and operating economics of the 777 have made it one of the most popular widebody aircraft of all times. There are currently 412 active 777-200ERs with 33 operators.

Fleet Status	777-200ER
Ordered	518
Cancelled/Transferred	90
Net Orders	428
Backlog	15
Delivered	413
Destroyed/Retired	1
Not in Service/Parked	0
Active Aircraft	412
Number of Operators	33
Average Daily Utilization (Hrs)	11.74
Average Fleet Age (Yrs)	9.98

Source: ACAS July 2011 1

[1]	The above fleet status data could show disparities between orders, deliveries or number of active aircraft based on market reported data.

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Job File #11225

Demographics & Availability
The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC-10-30s and in many cases the MD-11. It does still, however, compete head-to-head with the Airbus A330/A340 on range and capacity. The current order backlog for the Boeing 777-200ER currently stands at 21. The 777-200ER market is still firm and looks to remain so for the near future, even with the recent downturn in the economy. This is because international routes for mainline operators remain lucrative due to passenger demand holding firm. Some operators may choose to go for the longer range 777-200LR or the larger capacity 777-300ER.
The A350XWB and the envisioned 787-10 could seriously impact 777-200ER residual values when they enter service. However, the expected entry into service of the A350XWB has been delayed and per the most recent announcement from Airbus is now not expected until 2016 and Boeing is unlikely to launch the 787-10 until there is a competitor. At that stage, the oldest 777-200ER will be approaching nineteen (19) years of service and nearing replacement.
The largest operator for the 777-200ER is American Airlines with 11.4% of the current fleet. British Airways operates the second largest percentage with 10.4%.

Boeing 777-200ER Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total
American Airlines	47		47
British Airways	43		43
Singapore Airlines	35		35
United Airlines	33		33
Air France	25		25
Saudi Arabian Airlines	23		23
Continental Airlines	22		22
Korean Air	18		18
Malaysia Airlines	17		17
KLM Royal Dutch Airlines	15		15
Asiana Airlines	11		11
Japan Airlines International	11		11
Alitalia	10		10
Vietnam Airlines	10		10
Air New Zealand	8		8
All Others	84		84
Grand Total	412	0	412

Source: ACAS July 2011

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Job File #11225

Approximately 32.8% percent of the total fleet is concentrated in the Pacific Rim. North America holds the second largest concentration of the fleet with roughly 27.2%, and Europe comprises the third largest with 25.5%.

Boeing 777-200ER Aircraft
Current Fleet by Region
Region	In Service	Parked	Total
Pacific Rim	135		135
North America	112		112
Europe	105		105
Middle East	37		37
Africa	15		15
Asia	4		4
South America	4		4
Grand Total	412	0	412

Source: ACAS July 2011

American Airlines
Job File #11225

According to Back Aviation Solutions, as of July 2011 there were four Boeing 777-200ERs available for sale or lease. The number of aircraft available has remained steady throughout the past year, ranging from four (4) to six (6) aircraft, and represents a very small percentage of the in service fleet.
Source: BACK Aviation Solutions, July 2011

American Airlines
Job File #11225

IV. Valuation
In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.
The principal assumptions for each of the aircraft in this portfolio are as follows:
1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Current Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

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Job File #11225

The following table provides a description of each aircraft in the portfolio. All 737-800 and all 757-200 aircraft have winglets, and all 757-200 aircraft (other than N195AN and N196AA) and all 777-200ER aircraft are approved for ETOPS.

American Airlines Portfolio Description
		Serial		Date of	MGTOW
No.	Aircraft Type	Number	Registration	Manufacture	(lbs)	Engine Type	Operator
1	737-800	29503	N901AN	Feb-99	174,200	CFM56-7B26	American Airlines
2	737-800	29507	N905AN	Mar-99	174,200	CFM56-7B26	American Airlines
3	737-800	29508	N906AN	Apr-99	174,200	CFM56-7B26	American Airlines
4	737-800	29509	N907AN	Apr-99	174,200	CFM56-7B26	American Airlines
5	737-800	29514	N913AN	Jun-99	174,200	CFM56-7B26	American Airlines
6	737-800	29521	N920AN	Oct-99	174,200	CFM56-7B26	American Airlines
7	737-800	29522	N921AN	Oct-99	174,200	CFM56-7B26	American Airlines
8	737-800	29523	N922AN	Oct-99	174,200	CFM56-7B26	American Airlines
9	737-800	29524	N923AN	Nov-99	174,200	CFM56-7B26	American Airlines
10	737-800	29527	N926AN	Jan-00	174,200	CFM56-7B26	American Airlines
11	737-800	29541	N957AN	Mar-01	174,200	CFM56-7B26	American Airlines
12	737-800	29544	N965AN	Jun-01	174,200	CFM56-7B26	American Airlines
13	737-800	30094	N966AN	Jun-01	174,200	CFM56-7B26	American Airlines
14	737-800	30095	N968AN	Jul-01	174,200	CFM56-7B26	American Airlines
15	737-800	29569	N981AN	Apr-09	174,200	CFM56-7B26/3	American Airlines
16	737-800	29570	N983AN	May-09	174,200	CFM56-7B26/3	American Airlines
17	757-200	29593	N183AN	Apr-99	250,000	RB211-535E4B	American Airlines
18	757-200	29594	N184AN	May-99	250,000	RB211-535E4B	American Airlines
19	757-200	32383	N189AN	Jul-01	250,000	RB211-535E4B	American Airlines
20	757-200	32384	N190AA	Jul-01	250,000	RB211-535E4B	American Airlines
21	757-200	32385	N191AN	Aug-01	250,000	RB211-535E4B	American Airlines
22	757-200	32386	N192AN	Aug-01	250,000	RB211-535E4B	American Airlines
23	757-200	32387	N193AN	Nov-01	250,000	RB211-535E4B	American Airlines
24	757-200	32388	N194AA	Nov-01	250,000	RB211-535E4B	American Airlines
25	757-200	32389	N195AN	Nov-01	250,000	RB211-535E4B	American Airlines
26	757-200	32390	N196AA	Nov-01	250,000	RB211-535E4B	American Airlines
27	757-200	32391	N197AN	Nov-01	250,000	RB211-535E4B	American Airlines
28	757-200	32392	N198AA	Dec-01	250,000	RB211-535E4B	American Airlines
29	757-200	32393	N199AN	Dec-01	250,000	RB211-535E4B	American Airlines
30	757-200	32394	N175AN	Dec-01	250,000	RB211-535E4B	American Airlines
31	777-200ER	30012	N797AN	Jan-01	648,000	RB211-TRENT 892-17	American Airlines
32	777-200ER	30797	N798AN	Feb-01	648,000	RB211-TRENT 892-17	American Airlines
33	777-200ER	30258	N799AN	Mar-01	648,000	RB211-TRENT 892-17	American Airlines
34	777-200ER	30259	N750AN	Mar-01	648,000	RB211-TRENT 892-17	American Airlines
35	777-200ER	30798	N751AN	Apr-01	648,000	RB211-TRENT 892-17	American Airlines

American Airlines Job File #11225 Page 20 of 26

American Airlines Portfolio Description
		Serial		Date of	MGTOW
No.	Aircraft Type	Number	Registration	Manufacture	(lbs)	Engine Type	Operator
36	777-200ER	30260	N752AN	May-01	648,000	RB211-TRENT 892-17	American Airlines
37	777-200ER	30261	N753AN	May-01	648,000	RB211-TRENT 892-17	American Airlines
38	777-200ER	30262	N754AN	Jun-01	648,000	RB211-TRENT 892-17	American Airlines
39	777-200ER	30263	N755AN	Jul-01	648,000	RB211-TRENT 892-17	American Airlines
40	777-200ER	30264	N756AM	Aug-01	648,000	RB211-TRENT 892-17	American Airlines
41	777-200ER	32636	N757AN	Nov-01	648,000	RB211-TRENT 892-17	American Airlines
42	777-200ER	32637	N758AN	Nov-01	648,000	RB211-TRENT 892-17	American Airlines
43	777-200ER	32638	N759AN	Dec-01	648,000	RB211-TRENT 892-17	American Airlines

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The following table presents the adjustments leading to the determination of current base values for each of the forty-three aircraft of this portfolio. For 737-800 aircraft the value ascribed to winglets is included in the current base value and no adjustments are necessary.

American Airlines Portfolio Valuation
($US Million)
	Aircraft	Serial		MGTOW	Engine	Winglet			MX. Adj.
No.	Type	Number	CBV	Adj.	Adjust	Adjust	HT CBV	MX. Adj.	CBV
1	737-800	29503	$22.48	$0.23	$0.00	$0.00	$22.71	( $2.48)	$20.23
2	737-800	29507	$22.59	$0.23	$0.00	$0.00	$22.82	( $2.20)	$20.62
3	737-800	29508	$22.71	$0.23	$0.00	$0.00	$22.94	( $2.38)	$20.56
4	737-800	29509	$22.71	$0.23	$0.00	$0.00	$22.94	( $2.51)	$20.43
5	737-800	29514	$22.93	$0.23	$0.00	$0.00	$23.16	( $2.63)	$20.53
6	737-800	29521	$23.38	$0.23	$0.00	$0.00	$23.61	( $2.98)	$20.63
7	737-800	29522	$23.38	$0.23	$0.00	$0.00	$23.61	( $2.51)	$21.10
8	737-800	29523	$23.38	$0.23	$0.00	$0.00	$23.61	( $2.14)	$21.47
9	737-800	29524	$23.49	$0.23	$0.00	$0.00	$23.72	( $2.21)	$21.51
10	737-800	29527	$23.71	$0.26	$0.00	$0.00	$23.97	( $2.08)	$21.89
11	737-800	29541	$25.38	$0.29	$0.00	$0.00	$25.67	( $2.75)	$22.92
12	737-800	29544	$25.76	$0.29	$0.00	$0.00	$26.05	( $2.60)	$23.45
13	737-800	30094	$25.76	$0.29	$0.00	$0.00	$26.05	( $2.72)	$23.33
14	737-800	30095	$25.89	$0.29	$0.00	$0.00	$26.18	( $1.79)	$24.39
15	737-800	29569	$41.41	$0.52	$0.00	$0.00	$41.93	$0.10	$42.03
16	737-800	29570	$41.70	$0.52	$0.00	$0.00	$42.22	$0.12	$42.34
17	757-200	29593[1]	$17.47	$0.25	$1.50	$0.80	$20.02	$1.35	$21.37
18	757-200	29594[1]	$17.58	$0.25	$1.50	$0.80	$20.13	$4.55	$24.68
19	757-200	32383[1]	$20.84	$0.32	$1.50	$0.80	$23.46	( $1.01)	$22.45
20	757-200	32384[1]	$20.84	$0.32	$1.50	$0.80	$23.46	( $2.59)	$20.87
21	757-200	32385[1]	$20.97	$0.32	$1.50	$0.80	$23.59	( $0.84)	$22.75
22	757-200	32386[1]	$20.97	$0.32	$1.50	$0.80	$23.59	( $1.10)	$22.49
23	757-200	32387[1]	$21.38	$0.32	$1.50	$0.80	$24.00	( $0.87)	$23.13
24	757-200	32388[1]	$21.38	$0.32	$1.50	$0.80	$24.00	( $0.42)	$23.58
25	757-200	32389[1]	$21.38	$0.32	$1.50	$0.80	$24.00	$2.11	$26.11
26	757-200	32390[1]	$21.38	$0.32	$1.50	$0.80	$24.00	$0.42	$24.42
27	757-200	32391[1]	$21.38	$0.32	$1.50	$0.80	$24.00	$0.94	$24.94
28	757-200	32392[1]	$21.51	$0.32	$1.50	$0.80	$24.13	$1.10	$25.23
29	757-200	32393[1]	$21.51	$0.32	$1.50	$0.80	$24.13	( $0.06)	$24.07
30	757-200	32394[1]	$21.51	$0.32	$1.50	$0.80	$24.13	( $2.12)	$22.01
31	777-200ER	30012	$65.79	$0.48	$0.00	$0.00	$66.27	( $1.92)	$64.35
32	777-200ER	30797	$66.16	$0.48	$0.00	$0.00	$66.64	$2.73	$69.37
33	777-200ER	30258	$66.54	$0.48	$0.00	$0.00	$67.02	( $0.17)	$66.85

[1]	All 757-200 aircraft are subject to a $1,500,000 engine adjustment for RB211 engines as well as a winglet adjustment of $800,000.

American Airlines Job File #11225 Page 22 of 26

American Airlines Portfolio Valuation
($US Million)
	Aircraft	Serial		MGTOW	Engine	Winglet			MX. Adj.
No.	Type	Number	CBV	Adj.	Adjust	Adjust	HT CBV	MX. Adj.	CBV
34	777-200ER	30259	$66.54	$0.48	$0.00	$0.00	$67.02	$1.80	$68.82
35	777-200ER	30798	$66.91	$0.48	$0.00	$0.00	$67.39	$1.36	$68.75
36	777-200ER	30260	$67.28	$0.48	$0.00	$0.00	$67.76	( $1.22)	$66.54
37	777-200ER	30261	$67.28	$0.48	$0.00	$0.00	$67.76	$1.98	$69.74
38	777-200ER	30262	$67.66	$0.48	$0.00	$0.00	$68.14	$0.99	$69.13
39	777-200ER	30263	$68.03	$0.48	$0.00	$0.00	$68.51	$0.29	$68.80
40	777-200ER	30264	$68.40	$0.48	$0.00	$0.00	$68.88	( $0.16)	$68.72
41	777-200ER	32636	$69.52	$0.48	$0.00	$0.00	$70.00	( $2.75)	$67.25
42	777-200ER	32637	$69.52	$0.48	$0.00	$0.00	$70.00	( $0.46)	$69.54
43	777-200ER	32638	$69.90	$0.48	$0.00	$0.00	$70.38	$1.38	$71.76

Legend of Valuation -
CBV	Current Base Value
MGTOW Adj.	Maximum Gross Takeoff Weight Adjustment
Engine Adj.	Adjustment for Engine Type
Winglet Adj.	Adjustment for winglets
HT CBV	Half-Time Current Base Value
MX. Adj.	Maintenance Adjustments
MX. Adj.CBV	Maintenance Adjusted CBV

American Airlines Job File #11225 Page 23 of 26

The breakdown of the total maintenance adjustment from a half-time/half-life condition for each aircraft is presented in the table below.

Maintenance Adjustments
($US Million)
		Serial
No.	Aircraft Type	Number	Int. MX	Hvy. MX	LG	LLP	ESV	TOTAL
1	737-800	29503	$0.02	( $0.14)	$0.03	( $0.32)	( $2.07)	( $2.48)
2	737-800	29507	$0.08	( $0.05)	$0.04	( $0.20)	( $2.07)	( $2.20)
3	737-800	29508	$0.09	( $0.02)	$0.04	( $0.42)	( $2.07)	( $2.38)
4	737-800	29509	$0.10	$0.00	$0.04	( $0.58)	( $2.07)	( $2.51)
5	737-800	29514	( $0.15)	$0.08	$0.06	( $0.55)	( $2.07)	( $2.63)
6	737-800	29521	$0.02	( $0.75)	$0.06	( $0.24)	( $2.07)	( $2.98)
7	737-800	29522	( $0.07)	$0.20	$0.07	( $0.64)	( $2.07)	( $2.51)
8	737-800	29523	$0.00	$0.22	$0.06	( $0.35)	( $2.07)	( $2.14)
9	737-800	29524	$0.09	$0.24	$0.07	( $0.54)	( $2.07)	( $2.21)
10	737-800	29527	( $0.01)	$0.28	$0.08	( $0.36)	( $2.07)	( $2.08)
11	737-800	29541	$0.09	( $0.35)	( $0.07)	( $0.35)	( $2.07)	( $2.75)
12	737-800	29544	$0.12	( $0.30)	( $0.07)	( $0.28)	( $2.07)	( $2.60)
13	737-800	30094	$0.13	( $0.30)	( $0.07)	( $0.41)	( $2.07)	( $2.72)
14	737-800	30095	$0.14	( $0.27)	( $0.07)	$0.10	( $1.69)	( $1.79)
15	737-800	29569	$0.10	$0.00	$0.00	$0.00	$0.00	$0.10
16	737-800	29570	$0.12	$0.00	$0.00	$0.00	$0.00	$0.12
17	757-200	29593	$0.16	$0.40	$0.11	$0.58	$0.10	$1.35
18	757-200	29594	$0.01	$0.41	$0.10	$1.29	$2.74	$4.55
19	757-200	32383	( $0.07)	( $0.53)	( $0.16)	$0.15	( $0.40)	( $1.01)
20	757-200	32384	( $0.05)	( $0.52)	( $0.16)	$0.19	( $2.05)	( $2.59)
21	757-200	32385	$0.05	( $0.43)	( $0.16)	$1.09	( $1.39)	( $0.84)
22	757-200	32386	$0.01	( $0.48)	$0.17	$0.25	( $1.05)	( $1.10)
23	757-200	32387	$0.12	( $0.36)	( $0.15)	$0.55	( $1.03)	( $0.87)
24	757-200	32388	$0.14	( $0.34)	( $0.15)	$0.49	( $0.56)	( $0.42)
25	757-200	32389	$0.26	( $0.25)	( $0.15)	$0.56	$1.69	$2.11
26	757-200	32390	( $0.11)	( $0.21)	( $0.15)	$0.57	$0.32	$0.42
27	757-200	32391	( $0.09)	( $0.20)	( $0.15)	$0.68	$0.70	$0.94
28	757-200	32392	( $0.06)	( $0.19)	( $0.15)	$0.69	$0.81	$1.10
29	757-200	32393	( $0.04)	( $0.19)	( $0.14)	$0.28	$0.03	( $0.06)
30	757-200	32394	$0.09	( $0.18)	( $0.14)	$0.22	( $2.11)	( $2.12)
31	777-200ER	30012	( $0.11)	$0.00	$0.20	$1.64	( $3.65)	( $1.92)
32	777-200ER	30797	( $0.09)	$0.00	$0.20	$2.00	$0.62	$2.73
33	777-200ER	30258	( $0.04)	$0.00	( $0.19)	$1.39	( $1.33)	( $0.17)
34	777-200ER	30259	$0.00	$0.00	( $0.18)	$1.94	$0.04	$1.80
35	777-200ER	30798	$0.01	$0.00	$0.21	$1.74	( $0.60)	$1.36
36	777-200ER	30260	$0.18	$0.00	( $0.18)	$1.33	( $2.55)	( $1.22)
37	777-200ER	30261	$0.28	$0.00	$0.21	$1.82	( $0.33)	$1.98

American Airlines Job File #11225 Page 24 of 26

Maintenance Adjustments
($US Million)
		Serial
No.	Aircraft Type	Number	Int. MX	Hvy. MX	LG	LLP	ESV	TOTAL
38	777-200ER	30262	$0.66	$0.00	( $0.18)	$1.68	( $1.17)	$0.99
39	777-200ER	30263	$0.66	$0.00	( $0.17)	$1.45	( $1.65)	$0.29
40	777-200ER	30264	( $0.60)	$0.00	( $0.17)	$1.99	( $1.38)	( $0.16)
41	777-200ER	32636	( $0.58)	$0.00	( $0.16)	$1.11	( $3.12)	( $2.75)
42	777-200ER	32637	( $0.56)	$0.00	( $0.16)	$1.95	( $1.69)	( $0.46)
43	777-200ER	32638	( $0.55)	$0.00	( $0.16)	$2.34	( $0.25)	$1.38

Legend of Adjustments -

Int. MX	Intermediate Maintenance
LLP	Life Limited Parts
Hvy. MX	Heavy Maintenance
ESV	Engine Shop Visit
LG	Landing Gear

American Airlines Job File #11225 Page 25 of 26

V. Covenants
This report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Maintenance Adjusted Current Base Values, as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engines.
This report represents the opinion of mba as to the Maintenance Adjusted Current Base Values, as requested, and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.
mba consents to the use of this appraisal report in the Prospectus Supplement and to the reference to mba’s name in the Prospectus Supplement under the caption “Experts”.

PREPARED BY:

Stefanie Jung
Manager- Valuations Morten Beyer & Agnew

August 30, 2011

REVIEWED BY:

Thomas E. Burke
Managing Director- Valuations Morten Beyer & Agnew ISTAT Certified Appraiser

American Airlines Job File #11225 Page 26 of 26

APPENDIX III
SUMMARY OF APPRAISED VALUES

				Appraiser’s Valuation
				AISI		BK		MBA
					Maintenance		Maintenance		Maintenance
	Registration	Manufacturer’s	Delivery		Adjusted		Adjusted		Adjusted
Aircraft Type	Number	Serial Number	Month	Base Value	Base Value	Base Value	Base Value	Base Value	Base Value

Boeing 737-823	N901AN	29503	February 1999	$20,620,000	$18,410,000	$24,000,000	$21,970,000	$22,710,000	$20,230,000
Boeing 737-823	N905AN	29507	March 1999	20,620,000	19,080,000	24,000,000	22,190,000	22,820,000	20,620,000
Boeing 737-823	N906AN	29508	April 1999	20,620,000	19,910,000	24,400,000	22,360,000	22,940,000	20,560,000
Boeing 737-823	N907AN	29509	April 1999	20,620,000	18,310,000	24,400,000	22,300,000	22,940,000	20,430,000
Boeing 737-823	N913AN	29514	June 1999	20,620,000	19,400,000	24,400,000	22,180,000	23,160,000	20,530,000
Boeing 737-823	N920AN	29521	October 1999	20,620,000	20,630,000	25,250,000	22,710,000	23,610,000	20,630,000
Boeing 737-823	N921AN	29522	October 1999	20,620,000	18,110,000	25,250,000	23,060,000	23,610,000	21,100,000
Boeing 737-823	N922AN	29523	October 1999	20,620,000	20,180,000	25,250,000	23,510,000	23,610,000	21,470,000
Boeing 737-823	N923AN	29524	November 1999	20,620,000	18,620,000	25,250,000	23,450,000	23,720,000	21,510,000
Boeing 737-823	N926AN	29527	January 2000	21,950,000	20,730,000	25,650,000	24,510,000	23,970,000	21,890,000
Boeing 737-823	N957AN	29541	March 2001	23,500,000	21,110,000	27,350,000	25,060,000	25,670,000	22,920,000
Boeing 737-823	N965AN	29544	June 2001	23,500,000	21,350,000	27,750,000	25,630,000	26,050,000	23,450,000
Boeing 737-823	N966AN	30094	June 2001	23,500,000	21,100,000	27,750,000	25,490,000	26,050,000	23,330,000
Boeing 737-823	N968AN	30095	July 2001	23,500,000	22,440,000	28,150,000	27,660,000	26,180,000	24,390,000
Boeing 737-823	N981AN	29569	April 2009	43,890,000	47,130,000	42,700,000	45,630,000	41,930,000	42,030,000
Boeing 737-823	N983AN	29570	May 2009	43,890,000	47,270,000	42,700,000	46,290,000	42,220,000	42,340,000

Boeing 757-223	N183AN	29593	April 1999	16,880,000	18,170,000	20,950,000	22,590,000	20,020,000	21,370,000
Boeing 757-223	N184AN	29594	May 1999	16,880,000	20,030,000	20,950,000	25,780,000	20,130,000	24,680,000
Boeing 757-223	N189AN	32383	July 2001	18,820,000	18,170,000	22,900,000	22,000,000	23,460,000	22,450,000
Boeing 757-223	N190AA	32384	July 2001	18,820,000	17,560,000	22,900,000	20,770,000	23,460,000	20,870,000
Boeing 757-223	N191AN	32385	August 2001	18,820,000	18,940,000	22,900,000	22,360,000	23,590,000	22,750,000
Boeing 757-223	N192AN	32386	August 2001	18,820,000	19,080,000	22,900,000	23,050,000	23,590,000	22,490,000
Boeing 757-223	N193AN	32387	November 2001	18,820,000	18,830,000	23,100,000	22,970,000	24,000,000	23,130,000
Boeing 757-223	N194AA	32388	November 2001	18,820,000	19,010,000	23,100,000	23,730,000	24,000,000	23,580,000
Boeing 757-223	N195AN	32389	November 2001	18,320,000	19,810,000	21,000,000	23,200,000	24,000,000	26,110,000
Boeing 757-223	N196AA	32390	November 2001	18,320,000	18,700,000	21,000,000	21,580,000	24,000,000	24,420,000
Boeing 757-223	N197AN	32391	November 2001	18,820,000	20,290,000	23,100,000	25,740,000	24,000,000	24,940,000
Boeing 757-223	N198AA	32392	December 2001	18,820,000	19,900,000	23,100,000	24,490,000	24,130,000	25,230,000
Boeing 757-223	N199AN	32393	December 2001	18,820,000	19,940,000	23,100,000	24,450,000	24,130,000	24,070,000
Boeing 757-223	N175AN	32394	December 2001	18,820,000	19,000,000	23,100,000	21,850,000	24,130,000	22,010,000

Boeing 777-223ER	N797AN	30012	January 2001	65,460,000	63,770,000	69,550,000	73,670,000	66,270,000	64,350,000
Boeing 777-223ER	N798AN	30797	February 2001	65,460,000	69,290,000	69,550,000	78,420,000	66,640,000	69,370,000
Boeing 777-223ER	N799AN	30258	March 2001	65,460,000	66,440,000	69,550,000	75,310,000	67,020,000	66,850,000
Boeing 777-223ER	N750AN	30259	March 2001	65,460,000	68,130,000	69,550,000	77,090,000	67,020,000	68,820,000
Boeing 777-223ER	N751AN	30798	April 2001	65,460,000	68,060,000	70,700,000	78,560,000	67,390,000	68,750,000
Boeing 777-223ER	N752AN	30260	May 2001	65,460,000	64,410,000	70,700,000	76,170,000	67,760,000	66,540,000
Boeing 777-223ER	N753AN	30261	May 2001	65,460,000	68,750,000	70,700,000	79,410,000	67,760,000	69,740,000
Boeing 777-223ER	N754AN	30262	June 2001	65,460,000	67,240,000	70,700,000	79,280,000	68,140,000	69,130,000
Boeing 777-223ER	N755AN	30263	July 2001	65,460,000	66,520,000	71,850,000	79,080,000	68,510,000	68,800,000
Boeing 777-223ER	N756AM	30264	August 2001	65,460,000	66,790,000	71,850,000	76,520,000	68,880,000	68,720,000
Boeing 777-223ER	N757AN	32636	November 2001	65,460,000	63,920,000	73,000,000	75,850,000	70,000,000	67,250,000
Boeing 777-223ER	N758AN	32637	November 2001	65,460,000	66,320,000	73,000,000	77,240,000	70,000,000	69,540,000
Boeing 777-223ER	N759AN	32638	December 2001	65,460,000	67,700,000	73,000,000	79,310,000	70,380,000	71,760,000

III-1

APPENDIX IV
LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
          The following tables set forth the LTVs for the Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft as of: (i) April 15, 2012, assuming that such Aircraft has been subjected to an Indenture and that the Trusts have purchased such Equipment Notes as of April 15, 2012 (the first Regular Distribution Date that occurs after the Outside Termination Date) and (ii) each Regular Distribution Date thereafter.
          The LTVs specified in this Appendix IV for the Series B Equipment Notes are based on the assumption that Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. The LTVs for Series B Equipment Notes, if and when Class B Certificates are offered and issued, may differ from what is set forth in this Appendix IV.
          The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Equipment Notes — Security — Loan to Value Ratios of Equipment Notes.”
          The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”
          Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
A.	Boeing 737-823

	N901AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$19,718,453.33	$9,443,832.16	47.9%	$2,815,129.56	62.2%
October 15, 2012	19,233,573.33	9,129,853.26	47.5	2,680,889.71	61.4
April 15, 2013	18,748,693.33	8,816,301.03	47.0	2,546,989.18	60.6
October 15, 2013	18,263,813.33	8,503,205.87	46.6	2,413,452.12	59.8
April 15, 2014	17,778,933.33	8,190,601.10	46.1	2,280,305.07	58.9
October 15, 2014	17,132,426.67	7,804,493.48	45.6	2,127,189.15	58.0
April 15, 2015	16,485,920.00	7,420,286.21	45.0	1,975,584.51	57.0
October 15, 2015	15,839,413.33	7,038,258.17	44.4	1,825,712.93	56.0
April 15, 2016	15,192,906.67	6,658,658.47	43.8	1,677,772.50	54.9
October 15, 2016	14,546,400.00	6,278,995.77	43.2	1,529,781.99	53.7
April 15, 2017	13,899,893.33	5,898,469.22	42.4	1,381,104.48	52.4
October 15, 2017	13,253,386.67	5,519,670.23	41.6	1,233,800.83	51.0
April 15, 2018	12,606,880.00	5,142,813.91	40.8	1,088,042.11	49.4
October 15, 2018	11,960,373.33	4,768,152.63	39.9	0.00	0.0
April 15, 2019	11,313,866.67	4,395,984.45	38.9	0.00	0.0
October 15, 2019	10,505,733.33	0.00	0.0	0.00	0.0

	N905AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,125,120.00	9,638,598.54	47.9%	$2,873,187.83	62.2%
October 15, 2012	19,630,240.00	9,318,144.24	47.5	2,736,179.46	61.4
April 15, 2013	19,135,360.00	8,998,125.42	47.0	2,599,517.41	60.6
October 15, 2013	18,640,480.00	8,678,573.09	46.6	2,463,226.34	59.8
April 15, 2014	18,145,600.00	8,359,521.27	46.1	2,327,333.30	58.9
October 15, 2014	17,485,760.00	7,965,450.70	45.6	2,171,059.58	58.0
April 15, 2015	16,825,920.00	7,573,319.67	45.0	2,016,328.30	57.0
October 15, 2015	16,166,080.00	7,183,412.81	44.4	1,863,365.81	56.0
April 15, 2016	15,506,240.00	6,795,984.37	43.8	1,712,374.32	54.9
October 15, 2016	14,846,400.00	6,408,491.64	43.2	1,561,331.69	53.7
April 15, 2017	14,186,560.00	6,020,117.24	42.4	1,409,587.91	52.4
October 15, 2017	13,526,720.00	5,633,506.02	41.6	1,259,246.32	51.0
April 15, 2018	12,866,880.00	5,248,877.55	40.8	1,110,481.52	49.4
October 15, 2018	12,207,040.00	4,866,489.38	39.9	0.00	0.0
April 15, 2019	11,547,200.00	4,486,645.74	38.9	0.00	0.0
October 15, 2019	10,722,400.00	0.00	0.0	0.00	0.0

	N906AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,066,560.00	$9,610,552.18	47.9%	$2,864,827.44	62.2%
October 15, 2012	19,573,120.00	9,291,030.34	47.5	2,728,217.74	61.4
April 15, 2013	19,079,680.00	8,971,942.71	47.0	2,591,953.34	60.6
October 15, 2013	18,586,240.00	8,653,320.21	46.6	2,456,058.85	59.8
April 15, 2014	18,092,800.00	8,335,196.76	46.1	2,320,561.23	58.9
October 15, 2014	17,434,880.00	7,942,272.86	45.6	2,164,742.24	58.0
April 15, 2015	16,776,960.00	7,551,282.85	45.0	2,010,461.19	57.0
October 15, 2015	16,119,040.00	7,162,510.54	44.4	1,857,943.80	56.0
April 15, 2016	15,461,120.00	6,776,209.44	43.8	1,707,391.65	54.9
October 15, 2016	14,803,200.00	6,389,844.23	43.2	1,556,788.53	53.7
April 15, 2017	14,145,280.00	6,002,599.92	42.4	1,405,486.29	52.4
October 15, 2017	13,487,360.00	5,617,113.67	41.6	1,255,582.17	51.0
April 15, 2018	12,829,440.00	5,233,604.38	40.8	1,107,250.25	49.4
October 15, 2018	12,171,520.00	4,852,328.89	39.9	0.00	0.0
April 15, 2019	11,513,600.00	4,473,590.51	38.9	0.00	0.0
October 15, 2019	10,691,200.00	0.00	0.0	0.00	0.0

	N907AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$19,858,346.67	$9,510,831.80	47.9%	$2,835,101.60	62.2%
October 15, 2012	19,370,026.67	9,194,625.36	47.5	2,699,909.38	61.4
April 15, 2013	18,881,706.67	8,878,848.62	47.0	2,565,058.88	60.6
October 15, 2013	18,393,386.67	8,563,532.19	46.6	2,430,574.45	59.8
April 15, 2014	17,905,066.67	8,248,709.64	46.1	2,296,482.77	58.9
October 15, 2014	17,253,973.33	7,859,862.77	45.6	2,142,280.59	58.0
April 15, 2015	16,602,880.00	7,472,929.72	45.0	1,989,600.38	57.0
October 15, 2015	15,951,786.67	7,088,191.37	44.4	1,838,665.52	56.0
April 15, 2016	15,300,693.33	6,705,898.58	43.8	1,689,675.53	54.9
October 15, 2016	14,649,600.00	6,323,542.35	43.2	1,540,635.08	53.7
April 15, 2017	13,998,506.67	5,940,316.14	42.4	1,390,902.77	52.4
October 15, 2017	13,347,413.33	5,558,829.74	41.6	1,242,554.08	51.0
April 15, 2018	12,696,320.00	5,179,299.80	40.8	1,095,761.27	49.4
October 15, 2018	12,045,226.67	4,801,980.47	39.9	0.00	0.0
April 15, 2019	11,394,133.33	4,427,171.93	38.9	0.00	0.0
October 15, 2019	10,580,266.67	0.00	0.0	0.00	0.0

	N913AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,037,280.00	$9,596,529.01	47.9%	$2,860,647.25	62.2%
October 15, 2012	19,544,560.00	9,277,473.39	47.5	2,724,236.87	61.4
April 15, 2013	19,051,840.00	8,958,851.36	47.0	2,588,171.31	60.6
October 15, 2013	18,559,120.00	8,640,693.77	46.6	2,452,475.11	59.8
April 15, 2014	18,066,400.00	8,323,034.51	46.1	2,317,175.20	58.9
October 15, 2014	17,409,440.00	7,930,683.94	45.6	2,161,583.57	58.0
April 15, 2015	16,752,480.00	7,540,264.44	45.0	2,007,527.64	57.0
October 15, 2015	16,095,520.00	7,152,059.41	44.4	1,855,232.79	56.0
April 15, 2016	15,438,560.00	6,766,321.98	43.8	1,704,900.32	54.9
October 15, 2016	14,781,600.00	6,380,520.53	43.2	1,554,516.95	53.7
April 15, 2017	14,124,640.00	5,993,841.26	42.4	1,403,435.48	52.4
October 15, 2017	13,467,680.00	5,608,917.49	41.6	1,253,750.09	51.0
April 15, 2018	12,810,720.00	5,225,967.80	40.8	1,105,634.61	49.4
October 15, 2018	12,153,760.00	4,845,248.64	39.9	0.00	0.0
April 15, 2019	11,496,800.00	4,467,062.90	38.9	0.00	0.0
October 15, 2019	10,675,600.00	0.00	0.0	0.00	0.0

	N920AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,146,484.38	$9,648,830.66	47.9%	$2,876,237.94	62.2%
October 15, 2012	19,662,968.75	9,333,680.03	47.5	2,740,741.39	61.4
April 15, 2013	19,179,453.12	9,018,859.58	47.0	2,605,507.42	60.6
October 15, 2013	18,695,937.50	8,704,392.81	46.6	2,470,554.71	59.8
April 15, 2014	18,212,421.87	8,390,305.53	46.1	2,335,903.79	58.9
October 15, 2014	17,728,906.25	8,076,213.37	45.6	2,201,249.00	58.0
April 15, 2015	17,084,218.75	7,689,579.52	45.0	2,047,281.43	57.0
October 15, 2015	16,439,531.25	7,304,921.13	44.4	1,894,884.88	56.0
April 15, 2016	15,794,843.75	6,922,471.94	43.8	1,744,245.20	54.9
October 15, 2016	15,150,156.25	6,539,608.90	43.2	1,593,276.42	53.7
April 15, 2017	14,505,468.75	6,155,447.30	42.4	1,441,274.93	52.4
October 15, 2017	13,860,781.25	5,772,633.33	41.6	1,290,345.17	51.0
April 15, 2018	13,216,093.75	5,391,334.79	40.8	1,140,620.56	49.4
October 15, 2018	12,571,406.25	5,011,748.55	39.9	0.00	0.0
April 15, 2019	11,926,718.75	4,634,107.13	38.9	0.00	0.0
October 15, 2019	11,282,031.25	0.00	0.0	0.00	0.0

	N921AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,270,182.29	$9,708,073.77	47.9%	$2,893,897.83	62.2%
October 15, 2012	19,783,697.92	9,390,988.13	47.5	2,757,569.34	61.4
April 15, 2013	19,297,213.54	9,074,234.70	47.0	2,621,505.04	60.6
October 15, 2013	18,810,729.17	8,757,837.13	46.6	2,485,723.73	59.8
April 15, 2014	18,324,244.79	8,441,821.38	46.1	2,350,246.07	58.9
October 15, 2014	17,837,760.42	8,125,800.72	45.6	2,214,764.51	58.0
April 15, 2015	17,189,114.58	7,736,792.97	45.0	2,059,851.59	57.0
October 15, 2015	16,540,468.75	7,349,772.80	44.4	1,906,519.32	56.0
April 15, 2016	15,891,822.92	6,964,975.40	43.8	1,754,954.74	54.9
October 15, 2016	15,243,177.08	6,579,761.62	43.2	1,603,059.02	53.7
April 15, 2017	14,594,531.25	6,193,241.29	42.4	1,450,124.26	52.4
October 15, 2017	13,945,885.42	5,808,076.87	41.6	1,298,267.79	51.0
April 15, 2018	13,297,239.58	5,424,437.18	40.8	1,147,623.89	49.4
October 15, 2018	12,648,593.75	5,042,520.31	39.9	0.00	0.0
April 15, 2019	11,999,947.92	4,662,560.20	38.9	0.00	0.0
October 15, 2019	11,351,302.08	0.00	0.0	0.00	0.0

	N922AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,966,796.88	$10,041,705.98	47.9%	$2,993,350.88	62.2%
October 15, 2012	20,463,593.75	9,713,723.23	47.5	2,852,337.26	61.4
April 15, 2013	19,960,390.62	9,386,084.11	47.0	2,711,596.90	60.6
October 15, 2013	19,457,187.50	9,058,813.07	46.6	2,571,149.28	59.8
April 15, 2014	18,953,984.37	8,731,936.97	46.1	2,431,015.72	58.9
October 15, 2014	18,450,781.25	8,405,055.80	45.6	2,290,878.15	58.0
April 15, 2015	17,779,843.75	8,002,679.22	45.0	2,130,641.42	57.0
October 15, 2015	17,108,906.25	7,602,358.54	44.4	1,972,039.66	56.0
April 15, 2016	16,437,968.75	7,204,337.01	43.8	1,815,266.33	54.9
October 15, 2016	15,767,031.25	6,805,884.79	43.2	1,658,150.50	53.7
April 15, 2017	15,096,093.75	6,406,081.12	42.4	1,499,959.90	52.4
October 15, 2017	14,425,156.25	6,007,679.96	41.6	1,342,884.67	51.0
April 15, 2018	13,754,218.75	5,610,855.93	40.8	1,187,063.66	49.4
October 15, 2018	13,083,281.25	5,215,813.93	39.9	0.00	0.0
April 15, 2019	12,412,343.75	4,822,795.93	38.9	0.00	0.0
October 15, 2019	11,741,406.25	0.00	0.0	0.00	0.0

	N923AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,696,614.58	$9,912,306.57	47.9%	$2,954,777.97	62.2%
October 15, 2012	20,199,895.83	9,588,550.27	47.5	2,815,581.48	61.4
April 15, 2013	19,703,177.08	9,265,133.17	47.0	2,676,654.73	60.6
October 15, 2013	19,206,458.33	8,942,079.41	46.6	2,538,016.94	59.8
April 15, 2014	18,709,739.58	8,619,415.50	46.1	2,399,689.18	58.9
October 15, 2014	18,213,020.83	8,296,746.58	45.6	2,261,357.43	58.0
April 15, 2015	17,550,729.17	7,899,555.11	45.0	2,103,185.56	57.0
October 15, 2015	16,888,437.50	7,504,393.04	44.4	1,946,627.57	56.0
April 15, 2016	16,226,145.83	7,111,500.50	43.8	1,791,874.46	54.9
October 15, 2016	15,563,854.17	6,718,182.81	43.2	1,636,783.24	53.7
April 15, 2017	14,901,562.50	6,323,531.09	42.4	1,480,631.12	52.4
October 15, 2017	14,239,270.83	5,930,263.81	41.6	1,325,579.99	51.0
April 15, 2018	13,576,979.17	5,538,553.33	40.8	1,171,766.93	49.4
October 15, 2018	12,914,687.50	5,148,601.92	39.9	0.00	0.0
April 15, 2019	12,252,395.83	4,760,648.43	38.9	0.00	0.0
October 15, 2019	11,590,104.17	0.00	0.0	0.00	0.0

	N926AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$21,388,702.29	$10,243,770.71	47.9%	$3,053,584.73	62.2%
October 15, 2012	20,887,404.58	9,914,899.09	47.5	2,911,410.53	61.4
April 15, 2013	20,386,106.87	9,586,270.99	47.0	2,769,429.98	60.6
October 15, 2013	19,884,809.16	9,257,903.75	46.6	2,627,656.89	59.8
April 15, 2014	19,383,511.45	8,929,816.38	46.1	2,486,106.37	58.9
October 15, 2014	18,882,213.74	8,601,590.25	45.6	2,344,445.48	58.0
April 15, 2015	18,380,916.03	8,273,220.89	45.0	2,202,670.71	57.0
October 15, 2015	17,712,519.08	7,870,574.47	44.4	2,041,614.45	56.0
April 15, 2016	17,044,122.14	7,469,998.38	43.8	1,882,204.65	54.9
October 15, 2016	16,375,725.19	7,068,629.29	43.2	1,722,164.21	53.7
April 15, 2017	15,707,328.24	6,665,460.66	42.4	1,560,692.65	52.4
October 15, 2017	15,038,931.30	6,263,300.35	41.6	1,400,022.98	51.0
April 15, 2018	14,370,534.35	5,862,273.92	40.8	1,240,255.04	49.4
October 15, 2018	13,702,137.40	5,462,528.69	39.9	0.00	0.0
April 15, 2019	13,033,740.46	5,064,238.61	38.9	0.00	0.0
October 15, 2019	12,365,343.51	0.00	0.0	0.00	0.0

	N957AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,418,102.19	$10,736,785.03	47.9%	$3,200,548.29	62.2%
October 15, 2012	21,916,204.38	10,403,253.03	47.5	3,054,810.75	61.4
April 15, 2013	21,414,306.57	10,069,766.98	47.0	2,909,109.77	60.6
October 15, 2013	20,912,408.76	9,736,330.17	46.6	2,763,447.93	59.8
April 15, 2014	20,410,510.95	9,402,946.19	46.1	2,617,828.11	58.9
October 15, 2014	19,908,613.14	9,069,155.50	45.6	2,471,884.86	58.0
April 15, 2015	19,406,715.33	8,734,931.51	45.0	2,325,597.01	57.0
October 15, 2015	18,904,817.52	8,400,373.39	44.4	2,179,043.45	56.0
April 15, 2016	18,402,919.71	8,065,524.25	43.8	2,032,258.44	54.9
October 15, 2016	17,733,722.63	7,654,812.83	43.2	1,864,978.92	53.7
April 15, 2017	17,064,525.55	7,241,392.16	42.4	1,695,544.86	52.4
October 15, 2017	16,395,328.47	6,828,202.38	41.6	1,526,294.40	51.0
April 15, 2018	15,726,131.39	6,415,272.23	40.8	1,357,250.42	49.4
October 15, 2018	15,056,934.31	6,002,635.44	39.9	0.00	0.0
April 15, 2019	14,387,737.23	5,590,331.85	38.9	0.00	0.0
October 15, 2019	13,718,540.15	5,176,636.67	37.7	0.00	0.0
April 15, 2020	13,049,343.07	4,761,859.08	36.5	0.00	0.0
October 15, 2020	12,380,145.99	4,346,539.25	35.1	0.00	0.0
April 15, 2021	11,710,948.91	3,930,879.67	33.6	0.00	0.0
October 15, 2021	10,874,452.55	0.00	0.0	0.00	0.0

	N965AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,936,496.35	$10,985,061.47	47.9%	$3,274,557.48	62.2%
October 15, 2012	22,422,992.70	10,643,816.91	47.5	3,125,449.92	61.4
April 15, 2013	21,909,489.05	10,302,619.36	47.0	2,976,379.77	60.6
October 15, 2013	21,395,985.40	9,961,472.19	46.6	2,827,349.66	59.8
April 15, 2014	20,882,481.75	9,620,379.06	46.1	2,678,362.53	58.9
October 15, 2014	20,368,978.10	9,278,869.83	45.6	2,529,044.49	58.0
April 15, 2015	19,855,474.45	8,936,917.28	45.0	2,379,373.90	57.0
October 15, 2015	19,341,970.80	8,594,622.87	44.4	2,229,431.44	56.0
April 15, 2016	18,828,467.15	8,252,030.70	43.8	2,079,252.20	54.9
October 15, 2016	18,143,795.62	7,831,822.02	43.2	1,908,104.53	53.7
April 15, 2017	17,459,124.09	7,408,841.46	42.4	1,734,752.48	52.4
October 15, 2017	16,774,452.55	6,986,097.11	41.6	1,561,588.29	51.0
April 15, 2018	16,089,781.02	6,563,618.40	40.8	1,388,635.36	49.4
October 15, 2018	15,405,109.49	6,141,439.84	39.9	0.00	0.0
April 15, 2019	14,720,437.96	5,719,602.17	38.9	0.00	0.0
October 15, 2019	14,035,766.42	5,296,340.75	37.7	0.00	0.0
April 15, 2020	13,351,094.89	4,871,971.88	36.5	0.00	0.0
October 15, 2020	12,666,423.36	4,447,048.23	35.1	0.00	0.0
April 15, 2021	11,981,751.82	4,021,776.98	33.6	0.00	0.0
October 15, 2021	11,125,912.41	0.00	0.0	0.00	0.0

	N966AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,796,301.70	$10,917,917.53	47.9%	$3,254,542.42	62.2%
October 15, 2012	22,285,936.74	10,578,758.75	47.5	3,106,346.25	61.4
April 15, 2013	21,775,571.78	10,239,646.71	47.0	2,958,187.25	60.6
October 15, 2013	21,265,206.81	9,900,584.73	46.6	2,810,068.06	59.8
April 15, 2014	20,754,841.85	9,561,576.46	46.1	2,661,991.59	58.9
October 15, 2014	20,244,476.89	9,222,154.63	45.6	2,513,586.22	58.0
April 15, 2015	19,734,111.92	8,882,292.20	45.0	2,364,830.47	57.0
October 15, 2015	19,223,746.96	8,542,089.99	44.4	2,215,804.50	56.0
April 15, 2016	18,713,382.00	8,201,591.85	43.8	2,066,543.19	54.9
October 15, 2016	18,032,895.38	7,783,951.61	43.2	1,896,441.63	53.7
April 15, 2017	17,352,408.76	7,363,556.43	42.4	1,724,149.16	52.4
October 15, 2017	16,671,922.14	6,943,396.02	41.6	1,552,043.40	51.0
April 15, 2018	15,991,435.52	6,523,499.63	40.8	1,380,147.61	49.4
October 15, 2018	15,310,948.91	6,103,901.54	39.9	0.00	0.0
April 15, 2019	14,630,462.29	5,684,642.27	38.9	0.00	0.0
October 15, 2019	13,949,975.67	5,263,967.95	37.7	0.00	0.0
April 15, 2020	13,269,489.05	4,842,192.94	36.5	0.00	0.0
October 15, 2020	12,589,002.43	4,419,866.55	35.1	0.00	0.0
April 15, 2021	11,908,515.82	3,997,194.69	33.6	0.00	0.0
October 15, 2021	11,057,907.54	0.00	0.0	0.00	0.0

	N968AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$23,867,357.14	$11,430,882.09	47.9%	$3,407,452.99	62.2%
October 15, 2012	23,344,714.29	11,081,342.62	47.5	3,253,924.95	61.4
April 15, 2013	22,822,071.43	10,731,747.99	47.0	3,100,353.07	60.6
October 15, 2013	22,299,428.57	10,382,094.28	46.6	2,946,734.19	59.8
April 15, 2014	21,776,785.71	10,032,377.18	46.1	2,793,064.91	58.9
October 15, 2014	21,254,142.86	9,682,097.15	45.6	2,638,947.94	58.0
April 15, 2015	20,731,500.00	9,331,214.98	45.0	2,484,352.12	57.0
October 15, 2015	20,208,857.14	8,979,824.62	44.4	2,329,352.17	56.0
April 15, 2016	19,686,214.29	8,627,959.11	43.8	2,173,974.33	54.9
October 15, 2016	19,163,571.43	8,272,011.21	43.2	2,015,349.94	53.7
April 15, 2017	18,466,714.29	7,836,415.94	42.4	1,834,867.44	52.4
October 15, 2017	17,769,857.14	7,400,655.69	41.6	1,654,253.75	51.0
April 15, 2018	17,073,000.00	6,964,709.89	40.8	1,473,492.49	49.4
October 15, 2018	16,376,142.86	6,528,554.45	39.9	0.00	0.0
April 15, 2019	15,679,285.71	6,092,160.91	38.9	0.00	0.0
October 15, 2019	14,982,428.57	5,653,559.95	37.7	0.00	0.0
April 15, 2020	14,285,571.43	5,212,973.38	36.5	0.00	0.0
October 15, 2020	13,588,714.29	4,770,854.89	35.1	0.00	0.0
April 15, 2021	12,891,857.14	4,327,261.57	33.6	0.00	0.0
October 15, 2021	12,195,000.00	0.00	0.0	0.00	0.0

	N981AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$44,201,405.41	$21,169,543.42	47.9%	$6,310,468.72	62.2%
October 15, 2012	43,472,810.81	20,635,810.97	47.5	6,059,498.61	61.4
April 15, 2013	42,744,216.22	20,099,847.54	47.0	5,806,754.31	60.6
October 15, 2013	42,015,621.62	19,561,494.29	46.6	5,552,109.48	59.8
April 15, 2014	41,287,027.03	19,020,576.91	46.1	5,295,425.50	58.9
October 15, 2014	40,558,432.43	18,475,959.52	45.6	5,035,799.03	58.0
April 15, 2015	39,829,837.84	17,927,346.27	45.0	4,772,994.82	57.0
October 15, 2015	39,101,243.24	17,374,674.11	44.4	4,506,962.72	56.0
April 15, 2016	38,372,648.65	16,817,740.50	43.8	4,237,541.65	54.9
October 15, 2016	37,644,054.05	16,249,165.16	43.2	3,958,862.38	53.7
April 15, 2017	36,915,459.46	15,665,206.63	42.4	3,667,949.47	52.4
October 15, 2017	36,186,864.86	15,070,831.75	41.6	3,368,752.83	51.0
April 15, 2018	35,458,270.27	14,464,743.49	40.8	3,060,241.01	49.4
October 15, 2018	34,729,675.68	13,845,420.18	39.9	0.00	0.0
April 15, 2019	34,001,081.08	13,211,064.63	38.9	0.00	0.0
October 15, 2019	33,272,486.49	12,555,240.71	37.7	0.00	0.0
April 15, 2020	32,543,891.89	11,875,649.70	36.5	0.00	0.0
October 15, 2020	31,815,297.30	11,170,016.78	35.1	0.00	0.0
April 15, 2021	31,086,702.70	10,434,516.34	33.6	0.00	0.0
October 15, 2021	30,358,108.11	0.00	0.0	0.00	0.0

	N983AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$44,565,405.41	$21,343,875.30	47.9%	$6,362,435.63	62.2%
October 15, 2012	43,830,810.81	20,805,747.53	47.5	6,109,398.78	61.4
April 15, 2013	43,096,216.22	20,265,370.43	47.0	5,854,573.12	60.6
October 15, 2013	42,361,621.62	19,722,583.83	46.6	5,597,831.28	59.8
April 15, 2014	41,627,027.03	19,177,211.98	46.1	5,339,033.50	58.9
October 15, 2014	40,892,432.43	18,628,109.65	45.6	5,077,269.00	58.0
April 15, 2015	40,157,837.84	18,074,978.55	45.0	4,812,300.59	57.0
October 15, 2015	39,423,243.24	17,517,755.11	44.4	4,544,077.70	56.0
April 15, 2016	38,688,648.65	16,956,235.14	43.8	4,272,437.95	54.9
October 15, 2016	37,954,054.05	16,382,977.56	43.2	3,991,463.74	53.7
April 15, 2017	37,219,459.46	15,794,210.11	42.4	3,698,155.15	52.4
October 15, 2017	36,484,864.86	15,194,940.53	41.6	3,396,494.62	51.0
April 15, 2018	35,750,270.27	14,583,861.12	40.8	3,085,442.19	49.4
October 15, 2018	35,015,675.68	13,959,437.66	39.9	0.00	0.0
April 15, 2019	34,281,081.08	13,319,858.18	38.9	0.00	0.0
October 15, 2019	33,546,486.49	12,658,633.53	37.7	0.00	0.0
April 15, 2020	32,811,891.89	11,973,446.06	36.5	0.00	0.0
October 15, 2020	32,077,297.30	11,262,002.23	35.1	0.00	0.0
April 15, 2021	31,342,702.70	10,520,444.92	33.6	0.00	0.0
October 15, 2021	30,608,108.11	0.00	0.0	0.00	0.0

B.	Boeing 757-223

	N183AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,212,960.00	$8,568,955.28	42.4%	$2,885,728.42	56.7%
October 15, 2012	19,715,920.00	8,274,439.50	42.0	2,748,122.05	55.9
April 15, 2013	19,218,880.00	7,980,361.09	41.5	2,610,863.51	55.1
October 15, 2013	18,721,840.00	7,686,751.21	41.1	2,473,977.57	54.3
April 15, 2014	18,224,800.00	7,393,644.02	40.6	2,337,491.40	53.4
October 15, 2014	17,562,080.00	7,034,303.06	40.1	2,180,535.59	52.5
April 15, 2015	16,899,360.00	6,676,910.09	39.5	2,025,128.95	51.5
October 15, 2015	16,236,640.00	6,321,751.01	38.9	1,871,498.83	50.5
April 15, 2016	15,573,920.00	5,969,081.17	38.3	1,719,848.31	49.4
October 15, 2016	14,911,200.00	5,616,346.75	37.7	1,568,146.42	48.2
April 15, 2017	14,248,480.00	5,262,726.81	36.9	1,415,740.33	46.9
October 15, 2017	13,585,760.00	0.00	0.0	0.00	0.0

	N184AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,932,746.67	$9,721,964.55	42.4%	$3,274,022.15	56.7%
October 15, 2012	22,368,826.67	9,387,819.73	42.0	3,117,899.94	55.9
April 15, 2013	21,804,906.67	9,054,171.14	41.5	2,962,172.36	55.1
October 15, 2013	21,240,986.67	8,721,054.12	41.1	2,806,867.51	54.3
April 15, 2014	20,677,066.67	8,388,507.43	40.6	2,652,016.23	53.4
October 15, 2014	19,925,173.33	7,980,814.79	40.1	2,473,941.00	52.5
April 15, 2015	19,173,280.00	7,575,332.25	39.5	2,297,623.37	51.5
October 15, 2015	18,421,386.67	7,172,384.17	38.9	2,123,321.30	50.5
April 15, 2016	17,669,493.33	6,772,260.29	38.3	1,951,265.21	49.4
October 15, 2016	16,917,600.00	6,372,063.13	37.7	1,779,150.84	48.2
April 15, 2017	16,165,706.67	5,970,861.30	36.9	1,606,237.49	46.9
October 15, 2017	15,413,813.33	0.00	0.0	0.00	0.0

	N189AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,416,253.04	$8,659,290.31	42.4%	$2,916,150.14	56.7%
October 15, 2012	19,959,172.75	8,384,749.82	42.0	2,784,758.52	56.0
April 15, 2013	19,502,092.46	8,110,162.13	41.6	2,653,329.35	55.2
October 15, 2013	19,045,012.17	7,835,523.87	41.1	2,521,859.98	54.4
April 15, 2014	18,587,931.87	7,560,831.37	40.7	2,390,347.47	53.5
October 15, 2014	18,130,851.58	7,285,657.10	40.2	2,258,451.84	52.6
April 15, 2015	17,673,771.29	7,009,967.51	39.7	2,126,146.37	51.7
October 15, 2015	17,216,691.00	6,733,843.01	39.1	1,993,495.05	50.7
April 15, 2016	16,759,610.71	6,457,311.86	38.5	1,860,520.33	49.6
October 15, 2016	16,150,170.32	6,177,286.94	38.2	1,724,767.16	48.9
April 15, 2017	15,540,729.93	5,837,298.83	37.6	1,570,307.50	47.7
October 15, 2017	14,931,289.54	5,497,169.52	36.8	1,415,735.54	46.3
April 15, 2018	14,321,849.15	5,156,881.43	36.0	1,261,037.31	44.8
October 15, 2018	13,712,408.76	4,816,413.92	35.1	0.00	0.0
April 15, 2019	13,102,968.37	4,475,742.63	34.2	0.00	0.0
October 15, 2019	12,493,527.98	4,133,182.20	33.1	0.00	0.0
April 15, 2020	11,884,087.59	3,788,922.46	31.9	0.00	0.0
October 15, 2020	11,274,647.20	3,443,351.68	30.5	0.00	0.0
April 15, 2021	10,665,206.81	3,096,518.71	29.0	0.00	0.0
October 15, 2021	9,903,406.33	0.00	0.0	0.00	0.0

	N190AA
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$19,310,476.19	$8,186,361.96	42.4%	$2,756,884.19	56.7%
October 15, 2012	18,887,619.05	7,926,815.54	42.0	2,632,668.55	55.9
April 15, 2013	18,464,761.90	7,667,224.50	41.5	2,508,417.40	55.1
October 15, 2013	18,041,904.76	7,407,585.65	41.1	2,384,128.25	54.3
April 15, 2014	17,619,047.62	7,147,895.51	40.6	2,259,798.31	53.4
October 15, 2014	17,196,190.48	6,887,749.92	40.1	2,135,106.17	52.5
April 15, 2015	16,773,333.33	6,627,117.16	39.5	2,010,026.59	51.5
October 15, 2015	16,350,476.19	6,366,073.24	38.9	1,884,620.04	50.5
April 15, 2016	15,927,619.05	6,104,644.87	38.3	1,758,907.76	49.4
October 15, 2016	15,504,761.90	5,839,913.56	37.7	1,630,568.76	48.2
April 15, 2017	14,940,952.38	5,518,493.95	36.9	1,484,544.93	46.9
October 15, 2017	14,377,142.86	5,196,940.84	36.1	1,338,414.94	45.5
April 15, 2018	13,813,333.33	4,875,237.63	35.3	1,192,165.58	43.9
October 15, 2018	13,249,523.81	4,553,364.80	34.4	0.00	0.0
April 15, 2019	12,685,714.29	4,231,299.32	33.4	0.00	0.0
October 15, 2019	12,121,904.76	3,907,447.89	32.2	0.00	0.0
April 15, 2020	11,558,095.24	3,581,989.93	31.0	0.00	0.0
October 15, 2020	10,994,285.71	3,255,292.55	29.6	0.00	0.0
April 15, 2021	10,430,476.19	2,927,401.92	28.1	0.00	0.0
October 15, 2021	9,866,666.67	0.00	0.0	0.00	0.0

	N191AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,892,500.00	$8,857,035.20	42.4%	$2,982,743.79	56.7%
October 15, 2012	20,435,000.00	8,576,225.26	42.0	2,848,351.69	55.9
April 15, 2013	19,977,500.00	8,295,367.04	41.5	2,713,921.19	55.1
October 15, 2013	19,520,000.00	8,014,457.10	41.1	2,579,449.57	54.3
April 15, 2014	19,062,500.00	7,733,491.68	40.6	2,444,933.81	53.4
October 15, 2014	18,605,000.00	7,452,033.50	40.1	2,310,026.19	52.5
April 15, 2015	18,147,500.00	7,170,048.21	39.5	2,174,699.38	51.5
October 15, 2015	17,690,000.00	6,887,618.09	38.9	2,039,018.81	50.5
April 15, 2016	17,232,500.00	6,604,772.03	38.3	1,903,007.46	49.4
October 15, 2016	16,775,000.00	6,318,352.42	37.7	1,764,154.21	48.2
April 15, 2017	16,165,000.00	5,970,600.29	36.9	1,606,167.28	46.9
October 15, 2017	15,555,000.00	5,622,703.74	36.1	1,448,065.49	45.5
April 15, 2018	14,945,000.00	5,274,644.77	35.3	1,289,834.55	43.9
October 15, 2018	14,335,000.00	4,926,402.29	34.4	0.00	0.0
April 15, 2019	13,725,000.00	4,577,951.38	33.4	0.00	0.0
October 15, 2019	13,115,000.00	4,227,568.19	32.2	0.00	0.0
April 15, 2020	12,505,000.00	3,875,446.88	31.0	0.00	0.0
October 15, 2020	11,895,000.00	3,521,984.59	29.6	0.00	0.0
April 15, 2021	11,285,000.00	3,167,231.30	28.1	0.00	0.0
October 15, 2021	10,675,000.00	0.00	0.0	0.00	0.0

	N192AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$21,078,428.57	$8,935,856.59	42.4%	$3,009,288.12	56.7%
October 15, 2012	20,616,857.14	8,652,547.64	42.0	2,873,700.02	55.9
April 15, 2013	20,155,285.71	8,369,189.98	41.5	2,738,073.19	55.1
October 15, 2013	19,693,714.29	8,085,780.14	41.1	2,602,404.86	54.3
April 15, 2014	19,232,142.86	7,802,314.32	40.6	2,466,692.00	53.4
October 15, 2014	18,770,571.43	7,518,351.36	40.1	2,330,583.80	52.5
April 15, 2015	18,309,000.00	7,233,856.60	39.5	2,194,052.67	51.5
October 15, 2015	17,847,428.57	6,948,913.05	38.9	2,057,164.64	50.5
April 15, 2016	17,385,857.14	6,663,549.86	38.3	1,919,942.89	49.4
October 15, 2016	16,924,285.71	6,374,581.33	37.7	1,779,853.94	48.2
April 15, 2017	16,308,857.14	6,023,734.44	36.9	1,620,461.04	46.9
October 15, 2017	15,693,428.57	0.00	0.0	0.00	0.0

	N193AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$21,179,547.62	$8,978,724.36	42.4%	$3,023,724.51	56.7%
October 15, 2012	20,715,761.90	8,694,056.31	42.0	2,887,485.95	55.9
April 15, 2013	20,251,976.19	8,409,339.30	41.5	2,751,208.48	55.1
October 15, 2013	19,788,190.48	8,124,569.86	41.1	2,614,889.31	54.3
April 15, 2014	19,324,404.76	7,839,744.18	40.6	2,478,525.41	53.4
October 15, 2014	18,860,619.05	7,554,418.97	40.1	2,341,764.26	52.5
April 15, 2015	18,396,833.33	7,268,559.41	39.5	2,204,578.15	51.5
October 15, 2015	17,933,047.62	6,982,248.91	38.9	2,067,033.43	50.5
April 15, 2016	17,469,261.90	6,695,516.75	38.3	1,929,153.39	49.4
October 15, 2016	17,005,476.19	6,405,161.95	37.7	1,788,392.39	48.2
April 15, 2017	16,387,095.24	6,052,631.96	36.9	1,628,234.84	46.9
October 15, 2017	15,768,714.29	0.00	0.0	0.00	0.0

	N194AA
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$21,632,952.38	$9,170,937.93	42.4%	$3,088,455.40	56.7%
October 15, 2012	21,159,238.10	8,880,175.78	42.0	2,949,300.30	55.9
April 15, 2013	20,685,523.81	8,589,363.66	41.5	2,810,105.44	55.1
October 15, 2013	20,211,809.52	8,298,497.98	41.1	2,670,868.00	54.3
April 15, 2014	19,738,095.24	8,007,574.83	40.6	2,531,584.87	53.4
October 15, 2014	19,264,380.95	7,716,141.48	40.1	2,391,895.96	52.5
April 15, 2015	18,790,666.67	7,424,162.33	39.5	2,251,773.03	51.5
October 15, 2015	18,316,952.38	7,131,722.59	38.9	2,111,283.80	50.5
April 15, 2016	17,843,238.10	6,838,852.16	38.3	1,970,452.06	49.4
October 15, 2016	17,369,523.81	6,542,281.54	37.7	1,826,677.71	48.2
April 15, 2017	16,737,904.76	6,182,204.71	36.9	1,663,091.55	46.9
October 15, 2017	16,106,285.71	0.00	0.0	0.00	0.0

	N195AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,546,285.71	$9,558,130.73	42.4%	$3,218,848.57	56.7%
October 15, 2012	22,052,571.43	9,255,092.74	42.0	3,073,818.41	55.9
April 15, 2013	21,558,857.14	8,952,002.65	41.5	2,928,746.81	55.1
October 15, 2013	21,065,142.86	8,648,856.75	41.1	2,783,630.82	54.3
April 15, 2014	20,571,428.57	8,345,650.98	40.6	2,638,467.21	53.4
October 15, 2014	20,077,714.29	8,041,913.43	40.1	2,492,880.72	52.5
April 15, 2015	19,584,000.00	7,737,607.06	39.5	2,346,841.86	51.5
October 15, 2015	19,090,285.71	7,432,820.65	38.9	2,200,421.24	50.5
April 15, 2016	18,596,571.43	7,127,585.36	38.3	2,053,643.65	49.4
October 15, 2016	18,102,857.14	6,818,493.67	37.7	1,903,799.21	48.2
April 15, 2017	17,444,571.43	6,443,214.55	36.9	1,733,306.52	46.9
October 15, 2017	16,786,285.71	6,067,779.59	36.1	1,562,689.88	45.5
April 15, 2018	16,128,000.00	5,692,169.34	35.3	1,391,933.86	43.9
October 15, 2018	15,469,714.29	5,316,361.06	34.4	0.00	0.0
April 15, 2019	14,811,428.57	4,940,327.86	33.4	0.00	0.0
October 15, 2019	14,153,142.86	4,562,209.42	32.2	0.00	0.0
April 15, 2020	13,494,857.14	4,182,215.28	31.0	0.00	0.0
October 15, 2020	12,836,571.43	3,800,774.00	29.6	0.00	0.0
April 15, 2021	12,178,285.71	3,417,939.54	28.1	0.00	0.0
October 15, 2021	11,520,000.00	0.00	0.0	0.00	0.0

	N196AA
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$21,104,523.81	$8,946,919.24	42.4%	$3,013,013.64	56.7%
October 15, 2012	20,642,380.95	8,663,259.55	42.0	2,877,257.68	55.9
April 15, 2013	20,180,238.10	8,379,551.09	41.5	2,741,462.94	55.1
October 15, 2013	19,718,095.24	8,095,790.39	41.1	2,605,626.66	54.3
April 15, 2014	19,255,952.38	7,811,973.64	40.6	2,469,745.79	53.4
October 15, 2014	18,793,809.52	7,527,659.13	40.1	2,333,469.08	52.5
April 15, 2015	18,331,666.67	7,242,812.16	39.5	2,196,768.92	51.5
October 15, 2015	17,869,523.81	6,957,515.85	38.9	2,059,711.43	50.5
April 15, 2016	17,407,380.95	6,671,799.38	38.3	1,922,319.79	49.4
October 15, 2016	16,945,238.10	6,382,473.09	37.7	1,782,057.41	48.2
April 15, 2017	16,329,047.62	6,031,191.87	36.9	1,622,467.18	46.9
October 15, 2017	15,712,857.14	5,679,764.75	36.1	1,462,760.93	45.5
April 15, 2018	15,096,666.67	5,328,173.56	35.3	1,302,924.20	43.9
October 15, 2018	14,480,476.19	4,976,397.00	34.4	0.00	0.0
April 15, 2019	13,864,285.71	4,624,409.91	33.4	0.00	0.0
October 15, 2019	13,248,095.24	4,270,470.91	32.2	0.00	0.0
April 15, 2020	12,631,904.76	3,914,776.16	31.0	0.00	0.0
October 15, 2020	12,015,714.29	3,557,726.81	29.6	0.00	0.0
April 15, 2021	11,399,523.81	3,199,373.38	28.1	0.00	0.0
October 15, 2021	10,783,333.33	0.00	0.0	0.00	0.0

	N197AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$23,149,738.10	$9,813,954.53	42.4%	$3,305,001.20	56.7%
October 15, 2012	22,642,809.52	9,502,805.73	42.0	3,156,089.30	55.9
April 15, 2013	22,135,880.95	9,191,603.42	41.5	3,007,134.84	55.1
October 15, 2013	21,628,952.38	8,880,343.81	41.1	2,858,134.83	54.3
April 15, 2014	21,122,023.81	8,569,022.71	40.6	2,709,085.91	53.4
October 15, 2014	20,615,095.24	8,257,155.61	40.1	2,559,602.79	52.5
April 15, 2015	20,108,166.67	7,944,704.47	39.5	2,409,655.19	51.5
October 15, 2015	19,601,238.10	7,631,760.43	38.9	2,259,315.61	50.5
April 15, 2016	19,094,309.52	7,318,355.52	38.3	2,108,609.52	49.4
October 15, 2016	18,587,380.95	7,000,990.97	37.7	1,954,754.47	48.2
April 15, 2017	17,911,476.19	6,615,667.49	36.9	1,779,698.55	46.9
October 15, 2017	17,235,571.43	6,230,183.98	36.1	1,604,515.35	45.5
April 15, 2018	16,559,666.67	5,844,520.51	35.3	1,429,189.03	43.9
October 15, 2018	15,883,761.90	5,458,653.72	34.4	0.00	0.0
April 15, 2019	15,207,857.14	5,072,555.96	33.4	0.00	0.0
October 15, 2019	14,531,952.38	4,684,317.17	32.2	0.00	0.0
April 15, 2020	13,856,047.62	4,294,152.46	31.0	0.00	0.0
October 15, 2020	13,180,142.86	3,902,501.89	29.6	0.00	0.0
April 15, 2021	12,504,238.10	3,509,420.84	28.1	0.00	0.0
October 15, 2021	11,828,333.33	0.00	0.0	0.00	0.0

	N198AA
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,709,380.95	$9,627,272.30	42.4%	$3,242,133.06	56.7%
October 15, 2012	22,212,095.24	9,322,042.19	42.0	3,096,053.79	55.9
April 15, 2013	21,714,809.52	9,016,759.62	41.5	2,949,932.77	55.1
October 15, 2013	21,217,523.81	8,711,420.82	41.1	2,803,767.04	54.3
April 15, 2014	20,720,238.10	8,406,021.71	40.6	2,657,553.35	53.4
October 15, 2014	20,222,952.38	8,100,086.99	40.1	2,510,913.71	52.5
April 15, 2015	19,725,666.67	7,793,579.33	39.5	2,363,818.43	51.5
October 15, 2015	19,228,380.95	7,486,588.16	38.9	2,216,338.63	50.5
April 15, 2016	18,731,095.24	7,179,144.86	38.3	2,068,499.29	49.4
October 15, 2016	18,233,809.52	6,867,817.27	37.7	1,917,570.90	48.2
April 15, 2017	17,570,761.90	6,489,823.46	36.9	1,745,844.90	46.9
October 15, 2017	16,907,714.29	6,111,672.66	36.1	1,573,994.06	45.5
April 15, 2018	16,244,666.67	5,733,345.33	35.3	1,402,002.82	43.9
October 15, 2018	15,581,619.05	5,354,818.53	34.4	0.00	0.0
April 15, 2019	14,918,571.43	4,976,065.18	33.4	0.00	0.0
October 15, 2019	14,255,523.81	4,595,211.52	32.2	0.00	0.0
April 15, 2020	13,592,476.19	4,212,468.57	31.0	0.00	0.0
October 15, 2020	12,929,428.57	3,828,268.03	29.6	0.00	0.0
April 15, 2021	12,266,380.95	3,442,664.22	28.1	0.00	0.0
October 15, 2021	11,603,333.33	0.00	0.0	0.00	0.0

	N199AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$22,331,000.00	$9,466,863.85	42.4%	$3,188,113.04	56.7%
October 15, 2012	21,842,000.00	9,166,719.46	42.0	3,044,467.71	55.9
April 15, 2013	21,353,000.00	8,866,523.46	41.5	2,900,781.34	55.1
October 15, 2013	20,864,000.00	8,566,272.18	41.1	2,757,051.01	54.3
April 15, 2014	20,375,000.00	8,265,961.60	40.6	2,613,273.52	53.4
October 15, 2014	19,886,000.00	7,965,124.33	40.1	2,469,077.17	52.5
April 15, 2015	19,397,000.00	7,663,723.66	39.5	2,324,432.78	51.5
October 15, 2015	18,908,000.00	7,361,847.53	38.9	2,179,410.27	50.5
April 15, 2016	18,419,000.00	7,059,526.82	38.3	2,034,034.20	49.4
October 15, 2016	17,930,000.00	6,753,386.52	37.7	1,885,620.57	48.2
April 15, 2017	17,278,000.00	6,381,690.81	36.9	1,716,755.85	46.9
October 15, 2017	16,626,000.00	6,009,840.72	36.1	1,547,768.36	45.5
April 15, 2018	15,974,000.00	5,637,817.03	35.3	1,378,642.83	43.9
October 15, 2018	15,322,000.00	5,265,597.20	34.4	0.00	0.0
April 15, 2019	14,670,000.00	4,893,154.59	33.4	0.00	0.0
October 15, 2019	14,018,000.00	4,518,646.66	32.2	0.00	0.0
April 15, 2020	13,366,000.00	4,142,280.93	31.0	0.00	0.0
October 15, 2020	12,714,000.00	3,764,481.89	29.6	0.00	0.0
April 15, 2021	12,062,000.00	3,385,302.96	28.1	0.00	0.0
October 15, 2021	11,410,000.00	0.00	0.0	0.00	0.0

	N175AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$20,504,333.33	$8,692,478.26	42.4%	$2,927,326.70	56.7%
October 15, 2012	20,055,333.33	8,416,885.56	42.0	2,795,431.50	55.9
April 15, 2013	19,606,333.33	8,141,245.47	41.5	2,663,498.62	55.1
October 15, 2013	19,157,333.33	7,865,554.63	41.1	2,531,525.37	54.3
April 15, 2014	18,708,333.33	7,589,809.32	40.6	2,399,508.82	53.4
October 15, 2014	18,259,333.33	7,313,580.42	40.1	2,267,107.67	52.5
April 15, 2015	17,810,333.33	7,036,834.20	39.5	2,134,295.13	51.5
October 15, 2015	17,361,333.33	6,759,651.42	38.9	2,001,135.40	50.5
April 15, 2016	16,912,333.33	6,482,060.42	38.3	1,867,651.04	49.4
October 15, 2016	16,463,333.33	6,200,962.27	37.7	1,731,377.58	48.2
April 15, 2017	15,864,666.67	5,859,671.10	36.9	1,576,325.92	46.9
October 15, 2017	15,266,000.00	5,518,238.20	36.1	1,421,161.54	45.5
April 15, 2018	14,667,333.33	5,176,645.91	35.3	1,265,870.41	43.9
October 15, 2018	14,068,666.67	4,834,873.50	34.4	0.00	0.0
April 15, 2019	13,470,000.00	4,492,896.54	33.4	0.00	0.0
October 15, 2019	12,871,333.33	4,149,023.22	32.2	0.00	0.0
April 15, 2020	12,272,666.67	3,803,444.04	31.0	0.00	0.0
October 15, 2020	11,674,000.00	3,456,548.81	29.6	0.00	0.0
April 15, 2021	11,075,333.33	3,108,386.56	28.1	0.00	0.0
October 15, 2021	10,476,666.67	0.00	0.0	0.00	0.0

C.	Boeing 777-223ER

	N797AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$62,940,875.91	$28,728,337.99	45.6%	$8,985,832.57	59.9%
October 15, 2012	61,531,751.82	27,823,621.63	45.2	8,576,661.09	59.2
April 15, 2013	60,122,627.74	26,919,034.31	44.8	8,167,592.22	58.4
October 15, 2013	58,713,503.65	26,014,585.21	44.3	7,758,633.28	57.5
April 15, 2014	57,304,379.56	25,110,284.40	43.8	7,349,792.28	56.6
October 15, 2014	55,895,255.47	24,204,841.76	43.3	6,940,043.21	55.7
April 15, 2015	54,486,131.39	23,298,182.59	42.8	6,529,326.69	54.7
October 15, 2015	53,077,007.30	22,390,585.31	42.2	6,117,864.12	53.7
April 15, 2016	51,667,883.21	21,482,170.94	41.6	5,705,751.76	52.6
October 15, 2016	49,789,051.09	20,371,334.72	40.9	5,236,099.21	51.4
April 15, 2017	47,910,218.98	19,252,892.04	40.2	4,760,397.53	50.1
October 15, 2017	46,031,386.86	18,135,097.60	39.4	4,285,211.37	48.7
April 15, 2018	44,152,554.74	17,018,032.09	38.5	3,810,604.91	47.2
October 15, 2018	42,273,722.63	15,901,790.22	37.6	0.00	0.0
April 15, 2019	40,394,890.51	14,786,483.82	36.6	0.00	0.0
October 15, 2019	38,516,058.39	13,667,270.45	35.5	0.00	0.0
April 15, 2020	36,637,226.28	12,545,018.07	34.2	0.00	0.0
October 15, 2020	34,758,394.16	11,421,243.31	32.9	0.00	0.0
April 15, 2021	32,879,562.04	10,296,514.69	31.3	0.00	0.0
October 15, 2021	30,531,021.90	0.00	0.0	0.00	0.0

	N798AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$67,850,948.91	$30,969,460.87	45.6%	$9,686,825.26	59.9%
October 15, 2012	66,331,897.81	29,994,166.79	45.2	9,245,733.95	59.2
April 15, 2013	64,812,846.72	29,019,011.81	44.8	8,804,753.26	58.4
October 15, 2013	63,293,795.62	28,044,005.84	44.3	8,363,891.08	57.5
April 15, 2014	61,774,744.53	27,069,159.74	43.8	7,923,156.02	56.6
October 15, 2014	60,255,693.43	26,093,082.72	43.3	7,481,442.07	55.7
April 15, 2015	58,736,642.34	25,115,694.27	42.8	7,038,685.19	54.7
October 15, 2015	57,217,591.24	24,137,294.53	42.2	6,595,124.07	53.7
April 15, 2016	55,698,540.15	23,158,013.96	41.6	6,150,862.46	52.6
October 15, 2016	53,673,138.69	21,960,520.43	40.9	5,644,571.89	51.4
April 15, 2017	51,647,737.23	20,754,827.06	40.2	5,131,760.33	50.1
October 15, 2017	49,622,335.77	19,549,832.49	39.4	4,619,504.48	48.7
April 15, 2018	47,596,934.31	18,345,623.72	38.5	4,107,873.54	47.2
October 15, 2018	45,571,532.85	17,142,302.84	37.6	0.00	0.0
April 15, 2019	43,546,131.39	15,939,990.41	36.6	0.00	0.0
October 15, 2019	41,520,729.93	14,733,466.22	35.5	0.00	0.0
April 15, 2020	39,495,328.47	13,523,665.95	34.2	0.00	0.0
October 15, 2020	37,469,927.01	12,312,224.53	32.9	0.00	0.0
April 15, 2021	35,444,525.55	11,099,754.85	31.3	0.00	0.0
October 15, 2021	32,912,773.72	0.00	0.0	0.00	0.0

	N799AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$65,386,131.39	$29,844,435.04	45.6%	$9,334,932.52	59.9%
October 15, 2012	63,922,262.77	28,904,570.42	45.2	8,909,864.70	59.2
April 15, 2013	62,458,394.16	27,964,839.84	44.8	8,484,903.50	58.4
October 15, 2013	60,994,525.55	27,025,252.85	44.3	8,060,056.49	57.5
April 15, 2014	59,530,656.93	26,085,819.93	43.8	7,635,331.99	56.6
October 15, 2014	58,066,788.32	25,145,200.80	43.3	7,209,664.15	55.7
April 15, 2015	56,602,919.71	24,203,317.89	42.8	6,782,991.28	54.7
October 15, 2015	55,139,051.09	23,260,460.42	42.2	6,355,543.38	53.7
April 15, 2016	53,675,182.48	22,316,754.11	41.6	5,927,420.43	52.6
October 15, 2016	51,723,357.66	21,162,761.86	40.9	5,439,521.86	51.4
April 15, 2017	49,771,532.85	20,000,867.65	40.2	4,945,339.16	50.1
October 15, 2017	47,819,708.03	18,839,646.84	39.4	4,451,692.00	48.7
April 15, 2018	45,867,883.21	17,679,183.30	38.5	3,958,647.06	47.2
October 15, 2018	43,916,058.39	16,519,575.39	37.6	0.00	0.0
April 15, 2019	41,964,233.58	15,360,939.30	36.6	0.00	0.0
October 15, 2019	40,012,408.76	14,198,244.43	35.5	0.00	0.0
April 15, 2020	38,060,583.94	13,032,392.51	34.2	0.00	0.0
October 15, 2020	36,108,759.12	11,864,959.06	32.9	0.00	0.0
April 15, 2021	34,156,934.31	10,696,534.69	31.3	0.00	0.0
October 15, 2021	31,717,153.28	0.00	0.0	0.00	0.0

	N750AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$67,312,992.70	$30,723,919.51	45.6%	$9,610,023.27	59.9%
October 15, 2012	65,805,985.40	29,756,358.06	45.2	9,172,429.16	59.2
April 15, 2013	64,298,978.10	28,788,934.59	44.8	8,734,944.78	58.4
October 15, 2013	62,791,970.80	27,821,658.96	44.3	8,297,577.96	57.5
April 15, 2014	61,284,963.50	26,854,541.92	43.8	7,860,337.29	56.6
October 15, 2014	59,777,956.20	25,886,203.73	43.3	7,422,125.46	55.7
April 15, 2015	58,270,948.91	24,916,564.51	42.8	6,982,878.98	54.7
October 15, 2015	56,763,941.61	23,945,922.00	42.2	6,542,834.63	53.7
April 15, 2016	55,256,934.31	22,974,405.66	41.6	6,102,095.35	52.6
October 15, 2016	53,247,591.24	21,786,406.46	40.9	5,599,818.92	51.4
April 15, 2017	51,238,248.18	20,590,272.43	40.2	5,091,073.16	50.1
October 15, 2017	49,228,905.11	19,394,831.66	39.4	4,582,878.74	48.7
April 15, 2018	47,219,562.04	18,200,170.45	38.5	4,075,304.27	47.2
October 15, 2018	45,210,218.98	17,006,390.10	37.6	0.00	0.0
April 15, 2019	43,200,875.91	15,813,610.21	36.6	0.00	0.0
October 15, 2019	41,191,532.85	14,616,651.94	35.5	0.00	0.0
April 15, 2020	39,182,189.78	13,416,443.57	34.2	0.00	0.0
October 15, 2020	37,172,846.72	12,214,607.07	32.9	0.00	0.0
April 15, 2021	35,163,503.65	11,011,750.44	31.3	0.00	0.0
October 15, 2021	32,651,824.82	0.00	0.0	0.00	0.0

	N751AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$67,244,525.55	$30,692,668.80	45.6%	$9,600,248.48	59.9%
October 15, 2012	65,739,051.09	29,726,091.49	45.2	9,163,099.46	59.2
April 15, 2013	64,233,576.64	28,759,652.04	44.8	8,726,060.06	58.4
October 15, 2013	62,728,102.19	27,793,360.26	44.3	8,289,138.12	57.5
April 15, 2014	61,222,627.74	26,827,226.93	43.8	7,852,342.18	56.6
October 15, 2014	59,717,153.28	25,859,873.67	43.3	7,414,576.08	55.7
April 15, 2015	58,211,678.83	24,891,220.72	42.8	6,975,776.37	54.7
October 15, 2015	56,706,204.38	23,921,565.50	42.2	6,536,179.61	53.7
April 15, 2016	55,200,729.93	22,951,037.33	41.6	6,095,888.63	52.6
October 15, 2016	53,193,430.66	21,764,246.50	40.9	5,594,123.07	51.4
April 15, 2017	51,186,131.39	20,569,329.11	40.2	5,085,894.80	50.1
October 15, 2017	49,178,832.12	19,375,104.27	39.4	4,578,217.28	48.7
April 15, 2018	47,171,532.85	18,181,658.22	38.5	4,071,159.09	47.2
October 15, 2018	45,164,233.58	16,989,092.11	37.6	0.00	0.0
April 15, 2019	43,156,934.31	15,797,525.46	36.6	0.00	0.0
October 15, 2019	41,149,635.04	14,601,784.66	35.5	0.00	0.0
April 15, 2020	39,142,335.77	13,402,797.09	34.2	0.00	0.0
October 15, 2020	37,135,036.50	12,202,183.03	32.9	0.00	0.0
April 15, 2021	35,127,737.23	11,000,549.88	31.3	0.00	0.0
October 15, 2021	32,618,613.14	0.00	0.0	0.00	0.0

	N752AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$65,082,919.71	$29,055,209.81	44.6%	$9,291,644.13	58.9%
October 15, 2012	63,625,839.42	28,134,274.37	44.2	8,868,547.46	58.2
April 15, 2013	62,168,759.12	27,213,472.36	43.8	8,445,556.90	57.4
October 15, 2013	60,711,678.83	26,292,813.28	43.3	8,022,680.00	56.5
April 15, 2014	59,254,598.54	25,372,307.54	42.8	7,599,925.06	55.6
October 15, 2014	57,797,518.25	24,450,621.10	42.3	7,176,231.16	54.7
April 15, 2015	56,340,437.96	23,527,676.74	41.8	6,751,536.87	53.7
October 15, 2015	54,883,357.66	22,603,762.33	41.2	6,326,071.15	52.7
April 15, 2016	53,426,277.37	21,679,003.03	40.6	5,899,933.52	51.6
October 15, 2016	51,483,503.65	20,549,789.86	39.9	5,414,297.45	50.4
April 15, 2017	49,540,729.93	19,412,711.38	39.2	4,922,406.40	49.1
October 15, 2017	47,597,956.20	18,276,303.17	38.4	4,431,048.40	47.7
April 15, 2018	45,655,182.48	17,140,648.72	37.5	3,940,289.83	46.2
October 15, 2018	43,712,408.76	16,005,845.94	36.6	0.00	0.0
April 15, 2019	41,769,635.04	14,872,010.47	35.6	0.00	0.0
October 15, 2019	39,826,861.31	13,734,135.05	34.5	0.00	0.0
April 15, 2020	37,884,087.59	12,593,117.20	33.2	0.00	0.0
October 15, 2020	35,941,313.87	11,450,525.17	31.9	0.00	0.0
April 15, 2021	33,998,540.15	10,306,946.81	30.3	0.00	0.0
October 15, 2021	31,570,072.99	0.00	0.0	0.00	0.0

	N753AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$68,212,846.72	$31,134,643.23	45.6%	$9,738,492.05	59.9%
October 15, 2012	66,685,693.43	30,154,147.21	45.2	9,295,048.09	59.2
April 15, 2013	65,158,540.15	29,173,791.03	44.8	8,851,715.33	58.4
October 15, 2013	63,631,386.86	28,193,584.65	44.3	8,408,501.70	57.5
April 15, 2014	62,104,233.58	27,213,538.99	43.8	7,965,415.90	56.6
October 15, 2014	60,577,080.29	26,232,255.85	43.3	7,521,345.97	55.7
April 15, 2015	59,049,927.01	25,249,654.29	42.8	7,076,227.56	54.7
October 15, 2015	57,522,773.72	24,266,036.04	42.2	6,630,300.60	53.7
April 15, 2016	55,995,620.44	23,281,532.27	41.6	6,183,669.42	52.6
October 15, 2016	53,959,416.06	22,077,651.65	40.9	5,674,678.45	51.4
April 15, 2017	51,923,211.68	20,865,527.45	40.2	5,159,131.69	50.1
October 15, 2017	49,887,007.30	19,654,105.78	39.4	4,644,143.61	48.7
April 15, 2018	47,850,802.92	18,443,474.09	38.5	4,129,783.78	47.2
October 15, 2018	45,814,598.54	17,233,735.04	37.6	0.00	0.0
April 15, 2019	43,778,394.16	16,025,009.82	36.6	0.00	0.0
October 15, 2019	41,742,189.78	14,812,050.36	35.5	0.00	0.0
April 15, 2020	39,705,985.40	13,595,797.37	34.2	0.00	0.0
October 15, 2020	37,669,781.02	12,377,894.46	32.9	0.00	0.0
April 15, 2021	35,633,576.64	11,158,957.81	31.3	0.00	0.0
October 15, 2021	33,088,321.17	0.00	0.0	0.00	0.0

	N754AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$67,616,204.38	$30,186,153.51	44.6%	$9,653,311.67	58.9%
October 15, 2012	66,102,408.76	29,229,371.62	44.2	9,213,746.40	58.2
April 15, 2013	64,588,613.14	28,272,728.34	43.8	8,774,291.39	57.4
October 15, 2013	63,074,817.52	27,316,233.57	43.3	8,334,954.45	56.5
April 15, 2014	61,561,021.90	26,359,898.11	42.8	7,895,744.21	55.6
October 15, 2014	60,047,226.28	25,402,335.99	42.3	7,455,558.46	54.7
April 15, 2015	58,533,430.66	24,443,466.97	41.8	7,014,333.39	53.7
October 15, 2015	57,019,635.04	23,483,590.16	41.2	6,572,306.86	52.7
April 15, 2016	55,505,839.42	22,522,835.58	40.6	6,129,582.27	51.6
October 15, 2016	53,487,445.26	21,349,668.97	39.9	5,625,043.33	50.4
April 15, 2017	51,469,051.09	20,168,330.89	39.2	5,114,005.93	49.1
October 15, 2017	49,450,656.93	18,987,689.19	38.4	4,603,522.33	47.7
April 15, 2018	47,432,262.77	17,807,830.57	37.5	4,093,661.50	46.2
October 15, 2018	45,413,868.61	16,628,856.78	36.6	0.00	0.0
April 15, 2019	43,395,474.45	15,450,887.94	35.6	0.00	0.0
October 15, 2019	41,377,080.29	14,268,721.91	34.5	0.00	0.0
April 15, 2020	39,358,686.13	13,083,291.14	33.2	0.00	0.0
October 15, 2020	37,340,291.97	11,896,224.90	31.9	0.00	0.0
April 15, 2021	35,321,897.81	10,708,133.94	30.3	0.00	0.0
October 15, 2021	32,798,905.11	0.00	0.0	0.00	0.0

	N755AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$67,325,714.29	$30,056,468.94	44.6%	$9,611,839.49	58.9%
October 15, 2012	65,851,428.57	29,118,392.41	44.2	9,178,763.29	58.2
April 15, 2013	64,377,142.86	28,180,160.30	43.8	8,745,563.37	57.4
October 15, 2013	62,902,857.14	27,241,761.53	43.3	8,312,230.93	56.5
April 15, 2014	61,428,571.43	26,303,183.96	42.8	7,878,756.27	55.6
October 15, 2014	59,954,285.71	25,363,018.47	42.3	7,444,018.82	54.7
April 15, 2015	58,480,000.00	24,421,154.42	41.8	7,007,930.55	53.7
October 15, 2015	57,005,714.29	23,477,856.90	41.2	6,570,702.30	52.7
April 15, 2016	55,531,428.57	22,533,219.00	40.6	6,132,408.11	51.6
October 15, 2016	54,057,142.86	21,577,065.42	39.9	5,684,955.95	50.4
April 15, 2017	52,091,428.57	20,412,211.72	39.2	5,175,845.85	49.1
October 15, 2017	50,125,714.29	19,246,892.61	38.4	4,666,365.61	47.7
April 15, 2018	48,160,000.00	18,081,050.12	37.5	4,156,469.17	46.2
October 15, 2018	46,194,285.71	16,914,616.27	36.6	0.00	0.0
April 15, 2019	44,228,571.43	15,747,510.77	35.6	0.00	0.0
October 15, 2019	42,262,857.14	14,574,178.54	34.5	0.00	0.0
April 15, 2020	40,297,142.86	13,395,245.22	33.2	0.00	0.0
October 15, 2020	38,331,428.57	12,211,990.61	31.9	0.00	0.0
April 15, 2021	36,365,714.29	11,024,575.80	30.3	0.00	0.0
October 15, 2021	34,400,000.00	0.00	0.0	0.00	0.0

	N756AM
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$67,247,428.57	$30,021,519.55	44.6%	$9,600,662.93	58.9%
October 15, 2012	65,774,857.14	29,084,533.81	44.2	9,168,090.32	58.2
April 15, 2013	64,302,285.71	28,147,392.67	43.8	8,735,394.12	57.4
October 15, 2013	62,829,714.29	27,210,085.07	43.3	8,302,565.54	56.5
April 15, 2014	61,357,142.86	26,272,598.87	42.8	7,869,594.92	55.6
October 15, 2014	59,884,571.43	25,333,526.60	42.3	7,435,362.98	54.7
April 15, 2015	58,412,000.00	24,392,757.73	41.8	6,999,781.79	53.7
October 15, 2015	56,939,428.57	23,450,557.06	41.2	6,563,061.95	52.7
April 15, 2016	55,466,857.14	22,507,017.58	40.6	6,125,277.41	51.6
October 15, 2016	53,994,285.71	21,551,975.81	39.9	5,678,345.54	50.4
April 15, 2017	52,030,857.14	20,388,476.59	39.2	5,169,827.43	49.1
October 15, 2017	50,067,428.57	19,224,512.49	38.4	4,660,939.61	47.7
April 15, 2018	48,104,000.00	18,060,025.64	37.5	4,151,636.06	46.2
October 15, 2018	46,140,571.43	16,894,948.11	36.6	0.00	0.0
April 15, 2019	44,177,142.86	15,729,199.71	35.6	0.00	0.0
October 15, 2019	42,213,714.29	14,557,231.82	34.5	0.00	0.0
April 15, 2020	40,250,285.71	13,379,669.34	33.2	0.00	0.0
October 15, 2020	38,286,857.14	12,197,790.62	31.9	0.00	0.0
April 15, 2021	36,323,428.57	11,011,756.52	30.3	0.00	0.0
October 15, 2021	34,360,000.00	0.00	0.0	0.00	0.0

	N757AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$65,808,928.57	$29,379,324.65	44.6%	$9,395,293.68	58.9%
October 15, 2012	64,367,857.14	28,462,382.11	44.2	8,971,974.30	58.2
April 15, 2013	62,926,785.71	27,545,287.50	43.8	8,548,533.97	57.4
October 15, 2013	61,485,714.29	26,628,029.99	43.3	8,124,964.09	56.5
April 15, 2014	60,044,642.86	25,710,597.70	42.8	7,701,255.22	55.6
October 15, 2014	58,603,571.43	24,791,613.27	42.3	7,276,312.00	54.7
April 15, 2015	57,162,500.00	23,870,968.53	41.8	6,850,048.39	53.7
October 15, 2015	55,721,428.57	22,948,922.61	41.2	6,422,670.49	52.7
April 15, 2016	54,280,357.14	22,025,566.53	40.6	5,994,250.67	51.6
October 15, 2016	52,839,285.71	21,090,954.20	39.9	5,556,879.19	50.4
April 15, 2017	50,917,857.14	19,952,343.58	39.2	5,059,238.86	49.1
October 15, 2017	48,996,428.57	18,813,278.02	38.4	4,561,236.74	47.7
April 15, 2018	47,075,000.00	17,673,700.88	37.5	4,062,827.78	46.2
October 15, 2018	45,153,571.43	16,533,545.70	36.6	0.00	0.0
April 15, 2019	43,232,142.86	15,392,734.00	35.6	0.00	0.0
October 15, 2019	41,310,714.29	14,245,835.86	34.5	0.00	0.0
April 15, 2020	39,389,285.71	13,093,462.80	33.2	0.00	0.0
October 15, 2020	37,467,857.14	11,936,865.82	31.9	0.00	0.0
April 15, 2021	35,546,428.57	10,776,202.35	30.3	0.00	0.0
October 15, 2021	33,625,000.00	0.00	0.0	0.00	0.0

	N758AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$68,049,857.14	$30,379,750.72	44.6%	$9,715,222.65	58.9%
October 15, 2012	66,559,714.29	29,431,584.42	44.2	9,277,488.37	58.2
April 15, 2013	65,069,571.43	28,483,260.86	43.8	8,839,629.03	57.4
October 15, 2013	63,579,428.57	27,534,768.85	43.3	8,401,635.73	56.5
April 15, 2014	62,089,285.71	26,586,096.11	42.8	7,963,498.71	55.6
October 15, 2014	60,599,142.86	25,635,818.39	42.3	7,524,085.29	54.7
April 15, 2015	59,109,000.00	24,683,823.81	41.8	7,083,306.55	53.7
October 15, 2015	57,618,857.14	23,730,380.35	41.2	6,641,375.56	52.7
April 15, 2016	56,128,714.29	22,775,582.11	40.6	6,198,367.15	51.6
October 15, 2016	54,638,571.43	21,809,144.32	39.9	5,746,102.29	50.4
April 15, 2017	52,651,714.29	20,631,761.68	39.2	5,231,516.28	49.1
October 15, 2017	50,664,857.14	19,453,908.60	38.4	4,716,556.18	47.7
April 15, 2018	48,678,000.00	18,275,526.53	37.5	4,201,175.38	46.2
October 15, 2018	46,691,142.86	17,096,546.74	36.6	0.00	0.0
April 15, 2019	44,704,285.71	15,916,888.06	35.6	0.00	0.0
October 15, 2019	42,717,428.57	14,730,935.69	34.5	0.00	0.0
April 15, 2020	40,730,571.43	13,539,321.98	33.2	0.00	0.0
October 15, 2020	38,743,714.29	12,343,340.52	31.9	0.00	0.0
April 15, 2021	36,756,857.14	11,143,154.08	30.3	0.00	0.0
October 15, 2021	34,770,000.00	0.00	0.0	0.00	0.0

	N759AN
		Series A		Series B
	Assumed Aircraft	Outstanding		Outstanding
Date	Value	Balance	LTV	Balance	LTV
April 15, 2012	$70,222,285.71	$31,349,596.08	44.6%	$10,025,372.12	58.9%
October 15, 2012	68,684,571.43	30,371,160.45	44.2	9,573,663.58	58.2
April 15, 2013	67,146,857.14	29,392,562.54	43.8	9,121,825.99	57.4
October 15, 2013	65,609,142.86	28,413,790.81	43.3	8,669,850.16	56.5
April 15, 2014	64,071,428.57	27,434,832.57	42.8	8,217,726.01	55.6
October 15, 2014	62,533,714.29	26,454,218.11	42.3	7,764,284.74	54.7
April 15, 2015	60,996,000.00	25,471,831.99	41.8	7,309,434.54	53.7
October 15, 2015	59,458,285.71	24,487,950.73	41.2	6,853,395.31	52.7
April 15, 2016	57,920,571.43	23,502,671.44	40.6	6,396,244.28	51.6
October 15, 2016	56,382,857.14	22,505,381.02	39.9	5,929,541.27	50.4
April 15, 2017	54,332,571.43	21,290,411.53	39.2	5,398,527.59	49.1
October 15, 2017	52,282,285.71	20,074,956.58	38.4	4,867,127.86	47.7
April 15, 2018	50,232,000.00	18,858,955.76	37.5	4,335,294.00	46.2
October 15, 2018	48,181,714.29	17,642,338.14	36.6	0.00	0.0
April 15, 2019	46,131,428.57	16,425,019.95	35.6	0.00	0.0
October 15, 2019	44,081,142.86	15,201,207.15	34.5	0.00	0.0
April 15, 2020	42,030,857.14	13,971,552.27	33.2	0.00	0.0
October 15, 2020	39,980,571.43	12,737,390.21	31.9	0.00	0.0
April 15, 2021	37,930,285.71	11,498,888.93	30.3	0.00	0.0
October 15, 2021	35,880,000.00	0.00	0.0	0.00	0.0

APPENDIX V
EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES
          The scheduled principal payments specified in this Appendix V for the Series B Equipment Notes are based on the assumption that Class B Certificates are issued concurrently with the Class A Certificates on the terms and conditions described in this prospectus supplement. The scheduled principal payments of Series B Equipment Notes, if and when Class B Certificates are offered and issued, may differ from what is set forth in this Appendix V.
A.	Boeing 737-823

	N901AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,758,000.00	$0.00	$2,950,000.00
April 15, 2012	314,167.84	9,443,832.16	134,870.44	2,815,129.56
October 15, 2012	313,978.90	9,129,853.26	134,239.85	2,680,889.71
April 15, 2013	313,552.23	8,816,301.03	133,900.53	2,546,989.18
October 15, 2013	313,095.16	8,503,205.87	133,537.06	2,413,452.12
April 15, 2014	312,604.77	8,190,601.10	133,147.05	2,280,305.07
October 15, 2014	386,107.62	7,804,493.48	153,115.92	2,127,189.15
April 15, 2015	384,207.27	7,420,286.21	151,604.64	1,975,584.51
October 15, 2015	382,028.04	7,038,258.17	149,871.58	1,825,712.93
April 15, 2016	379,599.70	6,658,658.47	147,940.43	1,677,772.50
October 15, 2016	379,662.70	6,278,995.77	147,990.51	1,529,781.99
April 15, 2017	380,526.55	5,898,469.22	148,677.51	1,381,104.48
October 15, 2017	378,798.99	5,519,670.23	147,303.65	1,233,800.83
April 15, 2018	376,856.32	5,142,813.91	145,758.72	1,088,042.11
October 15, 2018	374,661.28	4,768,152.63	1,088,042.11	0.00
April 15, 2019	372,168.18	4,395,984.45	0.00	0.00
October 15, 2019	4,395,984.45	0.00	0.00	0.00

	N905AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,959,000.00	$0.00	$3,010,000.00
April 15, 2012	320,401.46	9,638,598.54	136,812.17	2,873,187.83
October 15, 2012	320,454.30	9,318,144.24	137,008.37	2,736,179.46
April 15, 2013	320,018.82	8,998,125.42	136,662.05	2,599,517.41
October 15, 2013	319,552.33	8,678,573.09	136,291.07	2,463,226.34
April 15, 2014	319,051.82	8,359,521.27	135,893.04	2,327,333.30
October 15, 2014	394,070.57	7,965,450.70	156,273.72	2,171,059.58
April 15, 2015	392,131.03	7,573,319.67	154,731.28	2,016,328.30
October 15, 2015	389,906.86	7,183,412.81	152,962.49	1,863,365.81
April 15, 2016	387,428.44	6,795,984.37	150,991.49	1,712,374.32
October 15, 2016	387,492.73	6,408,491.64	151,042.63	1,561,331.69
April 15, 2017	388,374.40	6,020,117.24	151,743.78	1,409,587.91
October 15, 2017	386,611.22	5,633,506.02	150,341.59	1,259,246.32
April 15, 2018	384,628.47	5,248,877.55	148,764.80	1,110,481.52
October 15, 2018	382,388.17	4,866,489.38	1,110,481.52	0.00
April 15, 2019	379,843.64	4,486,645.74	0.00	0.00
October 15, 2019	4,486,645.74	0.00	0.00	0.00

	N906AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,930,000.00	$0.00	$3,002,000.00
April 15, 2012	319,447.82	9,610,552.18	137,172.56	2,864,827.44
October 15, 2012	319,521.84	9,291,030.34	136,609.70	2,728,217.74
April 15, 2013	319,087.63	8,971,942.71	136,264.40	2,591,953.34
October 15, 2013	318,622.50	8,653,320.21	135,894.49	2,456,058.85
April 15, 2014	318,123.45	8,335,196.76	135,497.62	2,320,561.23
October 15, 2014	392,923.90	7,942,272.86	155,818.99	2,164,742.24
April 15, 2015	390,990.01	7,551,282.85	154,281.05	2,010,461.19
October 15, 2015	388,772.31	7,162,510.54	152,517.39	1,857,943.80
April 15, 2016	386,301.10	6,776,209.44	150,552.15	1,707,391.65
October 15, 2016	386,365.21	6,389,844.23	150,603.12	1,556,788.53
April 15, 2017	387,244.31	6,002,599.92	151,302.24	1,405,486.29
October 15, 2017	385,486.25	5,617,113.67	149,904.12	1,255,582.17
April 15, 2018	383,509.29	5,233,604.38	148,331.92	1,107,250.25
October 15, 2018	381,275.49	4,852,328.89	1,107,250.25	0.00
April 15, 2019	378,738.38	4,473,590.51	0.00	0.00
October 15, 2019	4,473,590.51	0.00	0.00	0.00

	N907AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,827,000.00	$0.00	$2,971,000.00
April 15, 2012	316,168.20	9,510,831.80	135,898.40	2,835,101.60
October 15, 2012	316,206.44	9,194,625.36	135,192.22	2,699,909.38
April 15, 2013	315,776.74	8,878,848.62	134,850.50	2,565,058.88
October 15, 2013	315,316.43	8,563,532.19	134,484.43	2,430,574.45
April 15, 2014	314,822.55	8,248,709.64	134,091.68	2,296,482.77
October 15, 2014	388,846.87	7,859,862.77	154,202.18	2,142,280.59
April 15, 2015	386,933.05	7,472,929.72	152,680.21	1,989,600.38
October 15, 2015	384,738.35	7,088,191.37	150,934.86	1,838,665.52
April 15, 2016	382,292.79	6,705,898.58	148,989.99	1,689,675.53
October 15, 2016	382,356.23	6,323,542.35	149,040.45	1,540,635.08
April 15, 2017	383,226.21	5,940,316.14	149,732.31	1,390,902.77
October 15, 2017	381,486.40	5,558,829.74	148,348.69	1,242,554.08
April 15, 2018	379,529.94	5,179,299.80	146,792.81	1,095,761.27
October 15, 2018	377,319.33	4,801,980.47	1,095,761.27	0.00
April 15, 2019	374,808.54	4,427,171.93	0.00	0.00
October 15, 2019	4,427,171.93	0.00	0.00	0.00

	N913AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,916,000.00	$0.00	$2,998,000.00
April 15, 2012	319,470.99	9,596,529.01	137,352.75	2,860,647.25
October 15, 2012	319,055.62	9,277,473.39	136,410.38	2,724,236.87
April 15, 2013	318,622.03	8,958,851.36	136,065.56	2,588,171.31
October 15, 2013	318,157.59	8,640,693.77	135,696.20	2,452,475.11
April 15, 2014	317,659.26	8,323,034.51	135,299.91	2,317,175.20
October 15, 2014	392,350.57	7,930,683.94	155,591.63	2,161,583.57
April 15, 2015	390,419.50	7,540,264.44	154,055.93	2,007,527.64
October 15, 2015	388,205.03	7,152,059.41	152,294.85	1,855,232.79
April 15, 2016	385,737.43	6,766,321.98	150,332.47	1,704,900.32
October 15, 2016	385,801.45	6,380,520.53	150,383.37	1,554,516.95
April 15, 2017	386,679.27	5,993,841.26	151,081.47	1,403,435.48
October 15, 2017	384,923.77	5,608,917.49	149,685.39	1,253,750.09
April 15, 2018	382,949.69	5,225,967.80	148,115.48	1,105,634.61
October 15, 2018	380,719.16	4,845,248.64	1,105,634.61	0.00
April 15, 2019	378,185.74	4,467,062.90	0.00	0.00
October 15, 2019	4,467,062.90	0.00	0.00	0.00

	N920AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,964,000.00	$0.00	$3,012,000.00
April 15, 2012	315,169.34	9,648,830.66	135,762.06	2,876,237.94
October 15, 2012	315,150.63	9,333,680.03	135,496.55	2,740,741.39
April 15, 2013	314,820.45	9,018,859.58	135,233.97	2,605,507.42
October 15, 2013	314,466.77	8,704,392.81	134,952.71	2,470,554.71
April 15, 2014	314,087.28	8,390,305.53	134,650.92	2,335,903.79
October 15, 2014	314,092.16	8,076,213.37	134,654.79	2,201,249.00
April 15, 2015	386,633.85	7,689,579.52	153,967.57	2,047,281.43
October 15, 2015	384,658.39	7,304,921.13	152,396.55	1,894,884.88
April 15, 2016	382,449.19	6,922,471.94	150,639.68	1,744,245.20
October 15, 2016	382,863.04	6,539,608.90	150,968.78	1,593,276.42
April 15, 2017	384,161.60	6,155,447.30	152,001.49	1,441,274.93
October 15, 2017	382,813.97	5,772,633.33	150,929.76	1,290,345.17
April 15, 2018	381,298.54	5,391,334.79	149,724.61	1,140,620.56
October 15, 2018	379,586.24	5,011,748.55	1,140,620.56	0.00
April 15, 2019	377,641.42	4,634,107.13	0.00	0.00
October 15, 2019	4,634,107.13	0.00	0.00	0.00

	N921AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$10,025,000.00	$0.00	$3,031,000.00
April 15, 2012	316,926.23	9,708,073.77	137,102.17	2,893,897.83
October 15, 2012	317,085.64	9,390,988.13	136,328.49	2,757,569.34
April 15, 2013	316,753.43	9,074,234.70	136,064.30	2,621,505.04
October 15, 2013	316,397.57	8,757,837.13	135,781.31	2,485,723.73
April 15, 2014	316,015.75	8,441,821.38	135,477.66	2,350,246.07
October 15, 2014	316,020.66	8,125,800.72	135,481.56	2,214,764.51
April 15, 2015	389,007.75	7,736,792.97	154,912.92	2,059,851.59
October 15, 2015	387,020.17	7,349,772.80	153,332.27	1,906,519.32
April 15, 2016	384,797.40	6,964,975.40	151,564.58	1,754,954.74
October 15, 2016	385,213.78	6,579,761.62	151,895.72	1,603,059.02
April 15, 2017	386,520.33	6,193,241.29	152,934.76	1,450,124.26
October 15, 2017	385,164.42	5,808,076.87	151,856.47	1,298,267.79
April 15, 2018	383,639.69	5,424,437.18	150,643.90	1,147,623.89
October 15, 2018	381,916.87	5,042,520.31	1,147,623.89	0.00
April 15, 2019	379,960.11	4,662,560.20	0.00	0.00
October 15, 2019	4,662,560.20	0.00	0.00	0.00

	N922AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$10,370,000.00	$0.00	$3,134,000.00
April 15, 2012	328,294.02	10,041,705.98	140,649.12	2,993,350.88
October 15, 2012	327,982.75	9,713,723.23	141,013.62	2,852,337.26
April 15, 2013	327,639.12	9,386,084.11	140,740.36	2,711,596.90
October 15, 2013	327,271.04	9,058,813.07	140,447.62	2,571,149.28
April 15, 2014	326,876.10	8,731,936.97	140,133.56	2,431,015.72
October 15, 2014	326,881.17	8,405,055.80	140,137.57	2,290,878.15
April 15, 2015	402,376.58	8,002,679.22	160,236.73	2,130,641.42
October 15, 2015	400,320.68	7,602,358.54	158,601.76	1,972,039.66
April 15, 2016	398,021.53	7,204,337.01	156,773.33	1,815,266.33
October 15, 2016	398,452.22	6,805,884.79	157,115.83	1,658,150.50
April 15, 2017	399,803.67	6,406,081.12	158,190.60	1,499,959.90
October 15, 2017	398,401.16	6,007,679.96	157,075.23	1,342,884.67
April 15, 2018	396,824.03	5,610,855.93	155,821.01	1,187,063.66
October 15, 2018	395,042.00	5,215,813.93	1,187,063.66	0.00
April 15, 2019	393,018.00	4,822,795.93	0.00	0.00
October 15, 2019	4,822,795.93	0.00	0.00	0.00

	N923AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$10,236,000.00	$0.00	$3,094,000.00
April 15, 2012	323,693.43	9,912,306.57	139,222.03	2,954,777.97
October 15, 2012	323,756.30	9,588,550.27	139,196.49	2,815,581.48
April 15, 2013	323,417.10	9,265,133.17	138,926.75	2,676,654.73
October 15, 2013	323,053.76	8,942,079.41	138,637.79	2,538,016.94
April 15, 2014	322,663.91	8,619,415.50	138,327.76	2,399,689.18
October 15, 2014	322,668.92	8,296,746.58	138,331.75	2,261,357.43
April 15, 2015	397,191.47	7,899,555.11	158,171.87	2,103,185.56
October 15, 2015	395,162.07	7,504,393.04	156,557.99	1,946,627.57
April 15, 2016	392,892.54	7,111,500.50	154,753.11	1,791,874.46
October 15, 2016	393,317.69	6,718,182.81	155,091.22	1,636,783.24
April 15, 2017	394,651.72	6,323,531.09	156,152.12	1,480,631.12
October 15, 2017	393,267.28	5,930,263.81	155,051.13	1,325,579.99
April 15, 2018	391,710.48	5,538,553.33	153,813.06	1,171,766.93
October 15, 2018	389,951.41	5,148,601.92	1,171,766.93	0.00
April 15, 2019	387,953.49	4,760,648.43	0.00	0.00
October 15, 2019	4,760,648.43	0.00	0.00	0.00

	N926AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$10,573,000.00	$0.00	$3,195,000.00
April 15, 2012	329,229.29	10,243,770.71	141,415.27	3,053,584.73
October 15, 2012	328,871.62	9,914,899.09	142,174.20	2,911,410.53
April 15, 2013	328,628.10	9,586,270.99	141,980.55	2,769,429.98
October 15, 2013	328,367.24	9,257,903.75	141,773.09	2,627,656.89
April 15, 2014	328,087.37	8,929,816.38	141,550.52	2,486,106.37
October 15, 2014	328,226.13	8,601,590.25	141,660.89	2,344,445.48
April 15, 2015	328,369.36	8,273,220.89	141,774.77	2,202,670.71
October 15, 2015	402,646.42	7,870,574.47	161,056.26	2,041,614.45
April 15, 2016	400,576.09	7,469,998.38	159,409.80	1,882,204.65
October 15, 2016	401,369.09	7,068,629.29	160,040.44	1,722,164.21
April 15, 2017	403,168.63	6,665,460.66	161,471.56	1,560,692.65
October 15, 2017	402,160.31	6,263,300.35	160,669.67	1,400,022.98
April 15, 2018	401,026.43	5,862,273.92	159,767.94	1,240,255.04
October 15, 2018	399,745.23	5,462,528.69	1,240,255.04	0.00
April 15, 2019	398,290.08	5,064,238.61	0.00	0.00
October 15, 2019	5,064,238.61	0.00	0.00	0.00

	N957AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$11,070,000.00	$0.00	$3,347,000.00
April 15, 2012	333,214.97	10,736,785.03	146,451.71	3,200,548.29
October 15, 2012	333,532.00	10,403,253.03	145,737.54	3,054,810.75
April 15, 2013	333,486.05	10,069,766.98	145,700.98	2,909,109.77
October 15, 2013	333,436.81	9,736,330.17	145,661.84	2,763,447.93
April 15, 2014	333,383.98	9,402,946.19	145,619.82	2,617,828.11
October 15, 2014	333,790.69	9,069,155.50	145,943.25	2,471,884.86
April 15, 2015	334,223.99	8,734,931.51	146,287.85	2,325,597.01
October 15, 2015	334,558.12	8,400,373.39	146,553.56	2,179,043.45
April 15, 2016	334,849.14	8,065,524.25	146,785.01	2,032,258.44
October 15, 2016	410,711.42	7,654,812.83	167,279.52	1,864,978.92
April 15, 2017	413,420.67	7,241,392.16	169,434.06	1,695,544.86
October 15, 2017	413,189.78	6,828,202.38	169,250.46	1,526,294.40
April 15, 2018	412,930.15	6,415,272.23	169,043.98	1,357,250.42
October 15, 2018	412,636.79	6,002,635.44	1,357,250.42	0.00
April 15, 2019	412,303.59	5,590,331.85	0.00	0.00
October 15, 2019	413,695.18	5,176,636.67	0.00	0.00
April 15, 2020	414,777.59	4,761,859.08	0.00	0.00
October 15, 2020	415,319.83	4,346,539.25	0.00	0.00
April 15, 2021	415,659.58	3,930,879.67	0.00	0.00
October 15, 2021	3,930,879.67	0.00	0.00	0.00

	N965AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$11,326,000.00	$0.00	$3,423,000.00
April 15, 2012	340,938.53	10,985,061.47	148,442.52	3,274,557.48
October 15, 2012	341,244.56	10,643,816.91	149,107.56	3,125,449.92
April 15, 2013	341,197.55	10,302,619.36	149,070.15	2,976,379.77
October 15, 2013	341,147.17	9,961,472.19	149,030.11	2,827,349.66
April 15, 2014	341,093.13	9,620,379.06	148,987.13	2,678,362.53
October 15, 2014	341,509.23	9,278,869.83	149,318.04	2,529,044.49
April 15, 2015	341,952.55	8,936,917.28	149,670.59	2,379,373.90
October 15, 2015	342,294.41	8,594,622.87	149,942.46	2,229,431.44
April 15, 2016	342,592.17	8,252,030.70	150,179.24	2,079,252.20
October 15, 2016	420,208.68	7,831,822.02	171,147.67	1,908,104.53
April 15, 2017	422,980.56	7,408,841.46	173,352.05	1,734,752.48
October 15, 2017	422,744.35	6,986,097.11	173,164.19	1,561,588.29
April 15, 2018	422,478.71	6,563,618.40	172,952.93	1,388,635.36
October 15, 2018	422,178.56	6,141,439.84	1,388,635.36	0.00
April 15, 2019	421,837.67	5,719,602.17	0.00	0.00
October 15, 2019	423,261.42	5,296,340.75	0.00	0.00
April 15, 2020	424,368.87	4,871,971.88	0.00	0.00
October 15, 2020	424,923.65	4,447,048.23	0.00	0.00
April 15, 2021	425,271.25	4,021,776.98	0.00	0.00
October 15, 2021	4,021,776.98	0.00	0.00	0.00

	N966AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$11,257,000.00	$0.00	$3,403,000.00
April 15, 2012	339,082.47	10,917,917.53	148,457.58	3,254,542.42
October 15, 2012	339,158.78	10,578,758.75	148,196.17	3,106,346.25
April 15, 2013	339,112.04	10,239,646.71	148,159.00	2,958,187.25
October 15, 2013	339,061.98	9,900,584.73	148,119.19	2,810,068.06
April 15, 2014	339,008.27	9,561,576.46	148,076.47	2,661,991.59
October 15, 2014	339,421.83	9,222,154.63	148,405.37	2,513,586.22
April 15, 2015	339,862.43	8,882,292.20	148,755.75	2,364,830.47
October 15, 2015	340,202.21	8,542,089.99	149,025.97	2,215,804.50
April 15, 2016	340,498.14	8,201,591.85	149,261.31	2,066,543.19
October 15, 2016	417,640.24	7,783,951.61	170,101.56	1,896,441.63
April 15, 2017	420,395.18	7,363,556.43	172,292.47	1,724,149.16
October 15, 2017	420,160.41	6,943,396.02	172,105.76	1,552,043.40
April 15, 2018	419,896.39	6,523,499.63	171,895.79	1,380,147.61
October 15, 2018	419,598.09	6,103,901.54	1,380,147.61	0.00
April 15, 2019	419,259.27	5,684,642.27	0.00	0.00
October 15, 2019	420,674.32	5,263,967.95	0.00	0.00
April 15, 2020	421,775.01	4,842,192.94	0.00	0.00
October 15, 2020	422,326.39	4,419,866.55	0.00	0.00
April 15, 2021	422,671.86	3,997,194.69	0.00	0.00
October 15, 2021	3,997,194.69	0.00	0.00	0.00

	N968AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$11,780,000.00	$0.00	$3,561,000.00
April 15, 2012	349,117.91	11,430,882.09	153,547.01	3,407,452.99
October 15, 2012	349,539.47	11,081,342.62	153,528.04	3,253,924.95
April 15, 2013	349,594.63	10,731,747.99	153,571.88	3,100,353.07
October 15, 2013	349,653.71	10,382,094.28	153,618.88	2,946,734.19
April 15, 2014	349,717.10	10,032,377.18	153,669.28	2,793,064.91
October 15, 2014	350,280.03	9,682,097.15	154,116.97	2,638,947.94
April 15, 2015	350,882.17	9,331,214.98	154,595.82	2,484,352.12
October 15, 2015	351,390.36	8,979,824.62	154,999.95	2,329,352.17
April 15, 2016	351,865.51	8,627,959.11	155,377.84	2,173,974.33
October 15, 2016	355,947.90	8,272,011.21	158,624.39	2,015,349.94
April 15, 2017	435,595.27	7,836,415.94	180,482.50	1,834,867.44
October 15, 2017	435,760.25	7,400,655.69	180,613.69	1,654,253.75
April 15, 2018	435,945.80	6,964,709.89	180,761.26	1,473,492.49
October 15, 2018	436,155.44	6,528,554.45	1,473,492.49	0.00
April 15, 2019	436,393.54	6,092,160.91	0.00	0.00
October 15, 2019	438,600.96	5,653,559.95	0.00	0.00
April 15, 2020	440,586.57	5,212,973.38	0.00	0.00
October 15, 2020	442,118.49	4,770,854.89	0.00	0.00
April 15, 2021	443,593.32	4,327,261.57	0.00	0.00
October 15, 2021	4,327,261.57	0.00	0.00	0.00

	N981AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$21,701,000.00	$0.00	$6,560,000.00
April 15, 2012	531,456.58	21,169,543.42	249,531.28	6,310,468.72
October 15, 2012	533,732.45	20,635,810.97	250,970.11	6,059,498.61
April 15, 2013	535,963.43	20,099,847.54	252,744.30	5,806,754.31
October 15, 2013	538,353.25	19,561,494.29	254,644.83	5,552,109.48
April 15, 2014	540,917.38	19,020,576.91	256,683.98	5,295,425.50
October 15, 2014	544,617.39	18,475,959.52	259,626.47	5,035,799.03
April 15, 2015	548,613.25	17,927,346.27	262,804.21	4,772,994.82
October 15, 2015	552,672.16	17,374,674.11	266,032.10	4,506,962.72
April 15, 2016	556,933.61	16,817,740.50	269,421.07	4,237,541.65
October 15, 2016	568,575.34	16,249,165.16	278,679.27	3,958,862.38
April 15, 2017	583,958.53	15,665,206.63	290,912.91	3,667,949.47
October 15, 2017	594,374.88	15,070,831.75	299,196.64	3,368,752.83
April 15, 2018	606,088.26	14,464,743.49	308,511.82	3,060,241.01
October 15, 2018	619,323.31	13,845,420.18	3,060,241.01	0.00
April 15, 2019	634,355.55	13,211,064.63	0.00	0.00
October 15, 2019	655,823.92	12,555,240.71	0.00	0.00
April 15, 2020	679,591.01	11,875,649.70	0.00	0.00
October 15, 2020	705,632.92	11,170,016.78	0.00	0.00
April 15, 2021	735,500.44	10,434,516.34	0.00	0.00
October 15, 2021	10,434,516.34	0.00	0.00	0.00

	N983AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$21,880,000.00	$0.00	$6,613,000.00
April 15, 2012	536,124.70	21,343,875.30	250,564.37	6,362,435.63
October 15, 2012	538,127.77	20,805,747.53	253,036.85	6,109,398.78
April 15, 2013	540,377.10	20,265,370.43	254,825.66	5,854,573.12
October 15, 2013	542,786.60	19,722,583.83	256,741.84	5,597,831.28
April 15, 2014	545,371.85	19,177,211.98	258,797.78	5,339,033.50
October 15, 2014	549,102.33	18,628,109.65	261,764.50	5,077,269.00
April 15, 2015	553,131.10	18,074,978.55	264,968.41	4,812,300.59
October 15, 2015	557,223.44	17,517,755.11	268,222.89	4,544,077.70
April 15, 2016	561,519.97	16,956,235.14	271,639.75	4,272,437.95
October 15, 2016	573,257.58	16,382,977.56	280,974.21	3,991,463.74
April 15, 2017	588,767.45	15,794,210.11	293,308.59	3,698,155.15
October 15, 2017	599,269.58	15,194,940.53	301,660.53	3,396,494.62
April 15, 2018	611,079.41	14,583,861.12	311,052.43	3,085,442.19
October 15, 2018	624,423.46	13,959,437.66	3,085,442.19	0.00
April 15, 2019	639,579.48	13,319,858.18	0.00	0.00
October 15, 2019	661,224.65	12,658,633.53	0.00	0.00
April 15, 2020	685,187.47	11,973,446.06	0.00	0.00
October 15, 2020	711,443.83	11,262,002.23	0.00	0.00
April 15, 2021	741,557.31	10,520,444.92	0.00	0.00
October 15, 2021	10,520,444.92	0.00	0.00	0.00

B.	Boeing 757-223

	N183AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$8,864,000.00	$0.00	$3,024,000.00
April 15, 2012	295,044.72	8,568,955.28	138,271.58	2,885,728.42
October 15, 2012	294,515.78	8,274,439.50	137,606.37	2,748,122.05
April 15, 2013	294,078.41	7,980,361.09	137,258.54	2,610,863.51
October 15, 2013	293,609.88	7,686,751.21	136,885.94	2,473,977.57
April 15, 2014	293,107.19	7,393,644.02	136,486.17	2,337,491.40
October 15, 2014	359,340.96	7,034,303.06	156,955.81	2,180,535.59
April 15, 2015	357,392.97	6,676,910.09	155,406.64	2,025,128.95
October 15, 2015	355,159.08	6,321,751.01	153,630.12	1,871,498.83
April 15, 2016	352,669.84	5,969,081.17	151,650.52	1,719,848.31
October 15, 2016	352,734.42	5,616,346.75	151,701.89	1,568,146.42
April 15, 2017	353,619.94	5,262,726.81	152,406.09	1,415,740.33
October 15, 2017	5,262,726.81	0.00	1,415,740.33	0.00

	N184AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$10,057,000.00	$0.00	$3,430,000.00
April 15, 2012	335,035.45	9,721,964.55	155,977.85	3,274,022.15
October 15, 2012	334,144.82	9,387,819.73	156,122.21	3,117,899.94
April 15, 2013	333,648.59	9,054,171.14	155,727.58	2,962,172.36
October 15, 2013	333,117.02	8,721,054.12	155,304.85	2,806,867.51
April 15, 2014	332,546.69	8,388,507.43	154,851.28	2,652,016.23
October 15, 2014	407,692.64	7,980,814.79	178,075.23	2,473,941.00
April 15, 2015	405,482.54	7,575,332.25	176,317.63	2,297,623.37
October 15, 2015	402,948.08	7,172,384.17	174,302.07	2,123,321.30
April 15, 2016	400,123.88	6,772,260.29	172,056.09	1,951,265.21
October 15, 2016	400,197.16	6,372,063.13	172,114.37	1,779,150.84
April 15, 2017	401,201.83	5,970,861.30	172,913.35	1,606,237.49
October 15, 2017	5,970,861.30	0.00	1,606,237.49	0.00

	N189AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$8,934,000.00	$0.00	$3,047,000.00
April 15, 2012	274,709.69	8,659,290.31	130,849.86	2,916,150.14
October 15, 2012	274,540.49	8,384,749.82	131,391.62	2,784,758.52
April 15, 2013	274,587.69	8,110,162.13	131,429.17	2,653,329.35
October 15, 2013	274,638.26	7,835,523.87	131,469.37	2,521,859.98
April 15, 2014	274,692.50	7,560,831.37	131,512.51	2,390,347.47
October 15, 2014	275,174.27	7,285,657.10	131,895.63	2,258,451.84
April 15, 2015	275,689.59	7,009,967.51	132,305.47	2,126,146.37
October 15, 2015	276,124.50	6,733,843.01	132,651.32	1,993,495.05
April 15, 2016	276,531.15	6,457,311.86	132,974.72	1,860,520.33
October 15, 2016	280,024.92	6,177,286.94	135,753.17	1,724,767.16
April 15, 2017	339,988.11	5,837,298.83	154,459.66	1,570,307.50
October 15, 2017	340,129.31	5,497,169.52	154,571.96	1,415,735.54
April 15, 2018	340,288.09	5,156,881.43	154,698.23	1,261,037.31
October 15, 2018	340,467.51	4,816,413.92	1,261,037.31	0.00
April 15, 2019	340,671.29	4,475,742.63	0.00	0.00
October 15, 2019	342,560.43	4,133,182.20	0.00	0.00
April 15, 2020	344,259.74	3,788,922.46	0.00	0.00
October 15, 2020	345,570.78	3,443,351.68	0.00	0.00
April 15, 2021	346,832.97	3,096,518.71	0.00	0.00
October 15, 2021	3,096,518.71	0.00	0.00	0.00

	N190AA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$8,446,000.00	$0.00	$2,881,000.00
April 15, 2012	259,638.04	8,186,361.96	124,115.81	2,756,884.19
October 15, 2012	259,546.42	7,926,815.54	124,215.64	2,632,668.55
April 15, 2013	259,591.04	7,667,224.50	124,251.15	2,508,417.40
October 15, 2013	259,638.85	7,407,585.65	124,289.15	2,384,128.25
April 15, 2014	259,690.14	7,147,895.51	124,329.94	2,259,798.31
October 15, 2014	260,145.59	6,887,749.92	124,692.14	2,135,106.17
April 15, 2015	260,632.76	6,627,117.16	125,079.58	2,010,026.59
October 15, 2015	261,043.92	6,366,073.24	125,406.55	1,884,620.04
April 15, 2016	261,428.37	6,104,644.87	125,712.28	1,758,907.76
October 15, 2016	264,731.31	5,839,913.56	128,339.00	1,630,568.76
April 15, 2017	321,419.61	5,518,493.95	146,023.83	1,484,544.93
October 15, 2017	321,553.11	5,196,940.84	146,129.99	1,338,414.94
April 15, 2018	321,703.21	4,875,237.63	146,249.36	1,192,165.58
October 15, 2018	321,872.83	4,553,364.80	1,192,165.58	0.00
April 15, 2019	322,065.48	4,231,299.32	0.00	0.00
October 15, 2019	323,851.43	3,907,447.89	0.00	0.00
April 15, 2020	325,457.96	3,581,989.93	0.00	0.00
October 15, 2020	326,697.38	3,255,292.55	0.00	0.00
April 15, 2021	327,890.63	2,927,401.92	0.00	0.00
October 15, 2021	2,927,401.92	0.00	0.00	0.00

	N191AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,138,000.00	$0.00	$3,117,000.00
April 15, 2012	280,964.80	8,857,035.20	134,256.21	2,982,743.79
October 15, 2012	280,809.94	8,576,225.26	134,392.10	2,848,351.69
April 15, 2013	280,858.22	8,295,367.04	134,430.50	2,713,921.19
October 15, 2013	280,909.94	8,014,457.10	134,471.62	2,579,449.57
April 15, 2014	280,965.42	7,733,491.68	134,515.76	2,444,933.81
October 15, 2014	281,458.18	7,452,033.50	134,907.62	2,310,026.19
April 15, 2015	281,985.29	7,170,048.21	135,326.81	2,174,699.38
October 15, 2015	282,430.12	6,887,618.09	135,680.57	2,039,018.81
April 15, 2016	282,846.06	6,604,772.03	136,011.35	1,903,007.46
October 15, 2016	286,419.61	6,318,352.42	138,853.25	1,764,154.21
April 15, 2017	347,752.13	5,970,600.29	157,986.93	1,606,167.28
October 15, 2017	347,896.55	5,622,703.74	158,101.79	1,448,065.49
April 15, 2018	348,058.97	5,274,644.77	158,230.94	1,289,834.55
October 15, 2018	348,242.48	4,926,402.29	1,289,834.55	0.00
April 15, 2019	348,450.91	4,577,951.38	0.00	0.00
October 15, 2019	350,383.19	4,227,568.19	0.00	0.00
April 15, 2020	352,121.31	3,875,446.88	0.00	0.00
October 15, 2020	353,462.29	3,521,984.59	0.00	0.00
April 15, 2021	354,753.29	3,167,231.30	0.00	0.00
October 15, 2021	3,167,231.30	0.00	0.00	0.00

	N192AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,219,000.00	$0.00	$3,145,000.00
April 15, 2012	283,143.41	8,935,856.59	135,711.88	3,009,288.12
October 15, 2012	283,308.95	8,652,547.64	135,588.10	2,873,700.02
April 15, 2013	283,357.66	8,369,189.98	135,626.83	2,738,073.19
October 15, 2013	283,409.84	8,085,780.14	135,668.33	2,602,404.86
April 15, 2014	283,465.82	7,802,314.32	135,712.86	2,466,692.00
October 15, 2014	283,962.96	7,518,351.36	136,108.20	2,330,583.80
April 15, 2015	284,494.76	7,233,856.60	136,531.13	2,194,052.67
October 15, 2015	284,943.55	6,948,913.05	136,888.03	2,057,164.64
April 15, 2016	285,363.19	6,663,549.86	137,221.75	1,919,942.89
October 15, 2016	288,968.53	6,374,581.33	140,088.95	1,779,853.94
April 15, 2017	350,846.89	6,023,734.44	159,392.90	1,620,461.04
October 15, 2017	6,023,734.44	0.00	1,620,461.04	0.00

	N193AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,264,000.00	$0.00	$3,160,000.00
April 15, 2012	285,275.64	8,978,724.36	136,275.49	3,023,724.51
October 15, 2012	284,668.05	8,694,056.31	136,238.56	2,887,485.95
April 15, 2013	284,717.01	8,409,339.30	136,277.47	2,751,208.48
October 15, 2013	284,769.44	8,124,569.86	136,319.17	2,614,889.31
April 15, 2014	284,825.68	7,839,744.18	136,363.90	2,478,525.41
October 15, 2014	285,325.21	7,554,418.97	136,761.15	2,341,764.26
April 15, 2015	285,859.56	7,268,559.41	137,186.11	2,204,578.15
October 15, 2015	286,310.50	6,982,248.91	137,544.72	2,067,033.43
April 15, 2016	286,732.16	6,695,516.75	137,880.04	1,929,153.39
October 15, 2016	290,354.80	6,405,161.95	140,761.00	1,788,392.39
April 15, 2017	352,529.99	6,052,631.96	160,157.55	1,628,234.84
October 15, 2017	6,052,631.96	0.00	1,628,234.84	0.00

	N194AA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,462,000.00	$0.00	$3,228,000.00
April 15, 2012	291,062.07	9,170,937.93	139,544.60	3,088,455.40
October 15, 2012	290,762.15	8,880,175.78	139,155.10	2,949,300.30
April 15, 2013	290,812.12	8,589,363.66	139,194.86	2,810,105.44
October 15, 2013	290,865.68	8,298,497.98	139,237.44	2,670,868.00
April 15, 2014	290,923.15	8,007,574.83	139,283.13	2,531,584.87
October 15, 2014	291,433.35	7,716,141.48	139,688.91	2,391,895.96
April 15, 2015	291,979.15	7,424,162.33	140,122.93	2,251,773.03
October 15, 2015	292,439.74	7,131,722.59	140,489.23	2,111,283.80
April 15, 2016	292,870.43	6,838,852.16	140,831.74	1,970,452.06
October 15, 2016	296,570.62	6,542,281.54	143,774.35	1,826,677.71
April 15, 2017	360,076.83	6,182,204.71	163,586.16	1,663,091.55
October 15, 2017	6,182,204.71	0.00	1,663,091.55	0.00

	N195AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,861,000.00	$0.00	$3,364,000.00
April 15, 2012	302,869.27	9,558,130.73	145,151.43	3,218,848.57
October 15, 2012	303,037.99	9,255,092.74	145,030.16	3,073,818.41
April 15, 2013	303,090.09	8,952,002.65	145,071.60	2,928,746.81
October 15, 2013	303,145.90	8,648,856.75	145,115.99	2,783,630.82
April 15, 2014	303,205.77	8,345,650.98	145,163.61	2,638,467.21
October 15, 2014	303,737.55	8,041,913.43	145,586.49	2,492,880.72
April 15, 2015	304,306.37	7,737,607.06	146,038.86	2,346,841.86
October 15, 2015	304,786.41	7,432,820.65	146,420.62	2,200,421.24
April 15, 2016	305,235.29	7,127,585.36	146,777.59	2,053,643.65
October 15, 2016	309,091.69	6,818,493.67	149,844.44	1,903,799.21
April 15, 2017	375,279.12	6,443,214.55	170,492.69	1,733,306.52
October 15, 2017	375,434.96	6,067,779.59	170,616.64	1,562,689.88
April 15, 2018	375,610.25	5,692,169.34	170,756.02	1,391,933.86
October 15, 2018	375,808.28	5,316,361.06	1,391,933.86	0.00
April 15, 2019	376,033.20	4,940,327.86	0.00	0.00
October 15, 2019	378,118.44	4,562,209.42	0.00	0.00
April 15, 2020	379,994.14	4,182,215.28	0.00	0.00
October 15, 2020	381,441.28	3,800,774.00	0.00	0.00
April 15, 2021	382,834.46	3,417,939.54	0.00	0.00
October 15, 2021	3,417,939.54	0.00	0.00	0.00

	N196AA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,231,000.00	$0.00	$3,149,000.00
April 15, 2012	284,080.76	8,946,919.24	135,986.36	3,013,013.64
October 15, 2012	283,659.69	8,663,259.55	135,755.96	2,877,257.68
April 15, 2013	283,708.46	8,379,551.09	135,794.74	2,741,462.94
October 15, 2013	283,760.70	8,095,790.39	135,836.28	2,605,626.66
April 15, 2014	283,816.75	7,811,973.64	135,880.87	2,469,745.79
October 15, 2014	284,314.51	7,527,659.13	136,276.71	2,333,469.08
April 15, 2015	284,846.97	7,242,812.16	136,700.16	2,196,768.92
October 15, 2015	285,296.31	6,957,515.85	137,057.49	2,059,711.43
April 15, 2016	285,716.47	6,671,799.38	137,391.64	1,922,319.79
October 15, 2016	289,326.29	6,382,473.09	140,262.38	1,782,057.41
April 15, 2017	351,281.22	6,031,191.87	159,590.23	1,622,467.18
October 15, 2017	351,427.12	5,679,764.75	159,706.25	1,462,760.93
April 15, 2018	351,591.19	5,328,173.56	159,836.73	1,302,924.20
October 15, 2018	351,776.56	4,976,397.00	1,302,924.20	0.00
April 15, 2019	351,987.09	4,624,409.91	0.00	0.00
October 15, 2019	353,939.00	4,270,470.91	0.00	0.00
April 15, 2020	355,694.75	3,914,776.16	0.00	0.00
October 15, 2020	357,049.35	3,557,726.81	0.00	0.00
April 15, 2021	358,353.43	3,199,373.38	0.00	0.00
October 15, 2021	3,199,373.38	0.00	0.00	0.00

	N197AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$10,125,000.00	$0.00	$3,454,000.00
April 15, 2012	311,045.47	9,813,954.53	148,998.80	3,305,001.20
October 15, 2012	311,148.80	9,502,805.73	148,911.90	3,156,089.30
April 15, 2013	311,202.31	9,191,603.42	148,954.46	3,007,134.84
October 15, 2013	311,259.61	8,880,343.81	149,000.01	2,858,134.83
April 15, 2014	311,321.10	8,569,022.71	149,048.92	2,709,085.91
October 15, 2014	311,867.10	8,257,155.61	149,483.12	2,559,602.79
April 15, 2015	312,451.14	7,944,704.47	149,947.60	2,409,655.19
October 15, 2015	312,944.04	7,631,760.43	150,339.58	2,259,315.61
April 15, 2016	313,404.91	7,318,355.52	150,706.09	2,108,609.52
October 15, 2016	317,364.55	7,000,990.97	153,855.05	1,954,754.47
April 15, 2017	385,323.48	6,615,667.49	175,055.92	1,779,698.55
October 15, 2017	385,483.51	6,230,183.98	175,183.20	1,604,515.35
April 15, 2018	385,663.47	5,844,520.51	175,326.32	1,429,189.03
October 15, 2018	385,866.79	5,458,653.72	1,429,189.03	0.00
April 15, 2019	386,097.76	5,072,555.96	0.00	0.00
October 15, 2019	388,238.79	4,684,317.17	0.00	0.00
April 15, 2020	390,164.71	4,294,152.46	0.00	0.00
October 15, 2020	391,650.57	3,902,501.89	0.00	0.00
April 15, 2021	393,081.05	3,509,420.84	0.00	0.00
October 15, 2021	3,509,420.84	0.00	0.00	0.00

	N198AA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,933,000.00	$0.00	$3,388,000.00
April 15, 2012	305,727.70	9,627,272.30	145,866.94	3,242,133.06
October 15, 2012	305,230.11	9,322,042.19	146,079.27	3,096,053.79
April 15, 2013	305,282.57	9,016,759.62	146,121.02	2,949,932.77
October 15, 2013	305,338.80	8,711,420.82	146,165.73	2,803,767.04
April 15, 2014	305,399.11	8,406,021.71	146,213.69	2,657,553.35
October 15, 2014	305,934.72	8,100,086.99	146,639.64	2,510,913.71
April 15, 2015	306,507.66	7,793,579.33	147,095.28	2,363,818.43
October 15, 2015	306,991.17	7,486,588.16	147,479.80	2,216,338.63
April 15, 2016	307,443.30	7,179,144.86	147,839.34	2,068,499.29
October 15, 2016	311,327.59	6,867,817.27	150,928.39	1,917,570.90
April 15, 2017	377,993.81	6,489,823.46	171,726.00	1,745,844.90
October 15, 2017	378,150.80	6,111,672.66	171,850.84	1,573,994.06
April 15, 2018	378,327.33	5,733,345.33	171,991.24	1,402,002.82
October 15, 2018	378,526.80	5,354,818.53	1,402,002.82	0.00
April 15, 2019	378,753.35	4,976,065.18	0.00	0.00
October 15, 2019	380,853.66	4,595,211.52	0.00	0.00
April 15, 2020	382,742.95	4,212,468.57	0.00	0.00
October 15, 2020	384,200.54	3,828,268.03	0.00	0.00
April 15, 2021	385,603.81	3,442,664.22	0.00	0.00
October 15, 2021	3,442,664.22	0.00	0.00	0.00

	N199AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$9,767,000.00	$0.00	$3,332,000.00
April 15, 2012	300,136.15	9,466,863.85	143,886.96	3,188,113.04
October 15, 2012	300,144.39	9,166,719.46	143,645.33	3,044,467.71
April 15, 2013	300,196.00	8,866,523.46	143,686.37	2,900,781.34
October 15, 2013	300,251.28	8,566,272.18	143,730.33	2,757,051.01
April 15, 2014	300,310.58	8,265,961.60	143,777.49	2,613,273.52
October 15, 2014	300,837.27	7,965,124.33	144,196.35	2,469,077.17
April 15, 2015	301,400.67	7,663,723.66	144,644.39	2,324,432.78
October 15, 2015	301,876.13	7,361,847.53	145,022.51	2,179,410.27
April 15, 2016	302,320.71	7,059,526.82	145,376.07	2,034,034.20
October 15, 2016	306,140.30	6,753,386.52	148,413.63	1,885,620.57
April 15, 2017	371,695.71	6,381,690.81	168,864.72	1,716,755.85
October 15, 2017	371,850.09	6,009,840.72	168,987.49	1,547,768.36
April 15, 2018	372,023.69	5,637,817.03	169,125.53	1,378,642.83
October 15, 2018	372,219.83	5,265,597.20	1,378,642.83	0.00
April 15, 2019	372,442.61	4,893,154.59	0.00	0.00
October 15, 2019	374,507.93	4,518,646.66	0.00	0.00
April 15, 2020	376,365.73	4,142,280.93	0.00	0.00
October 15, 2020	377,799.04	3,764,481.89	0.00	0.00
April 15, 2021	379,178.93	3,385,302.96	0.00	0.00
October 15, 2021	3,385,302.96	0.00	0.00	0.00

	N175AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$8,968,000.00	$0.00	$3,059,000.00
April 15, 2012	275,521.74	8,692,478.26	131,673.30	2,927,326.70
October 15, 2012	275,592.70	8,416,885.56	131,895.20	2,795,431.50
April 15, 2013	275,640.09	8,141,245.47	131,932.88	2,663,498.62
October 15, 2013	275,690.84	7,865,554.63	131,973.25	2,531,525.37
April 15, 2014	275,745.31	7,589,809.32	132,016.55	2,399,508.82
October 15, 2014	276,228.90	7,313,580.42	132,401.15	2,267,107.67
April 15, 2015	276,746.22	7,036,834.20	132,812.54	2,134,295.13
October 15, 2015	277,182.78	6,759,651.42	133,159.73	2,001,135.40
April 15, 2016	277,591.00	6,482,060.42	133,484.36	1,867,651.04
October 15, 2016	281,098.15	6,200,962.27	136,273.46	1,731,377.58
April 15, 2017	341,291.17	5,859,671.10	155,051.66	1,576,325.92
October 15, 2017	341,432.90	5,518,238.20	155,164.38	1,421,161.54
April 15, 2018	341,592.29	5,176,645.91	155,291.13	1,265,870.41
October 15, 2018	341,772.41	4,834,873.50	1,265,870.41	0.00
April 15, 2019	341,976.96	4,492,896.54	0.00	0.00
October 15, 2019	343,873.32	4,149,023.22	0.00	0.00
April 15, 2020	345,579.18	3,803,444.04	0.00	0.00
October 15, 2020	346,895.23	3,456,548.81	0.00	0.00
April 15, 2021	348,162.25	3,108,386.56	0.00	0.00
October 15, 2021	3,108,386.56	0.00	0.00	0.00

C.	Boeing 777-223ER

	N797AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$29,633,000.00	$0.00	$9,395,000.00
April 15, 2012	904,662.01	28,728,337.99	409,167.43	8,985,832.57
October 15, 2012	904,716.36	27,823,621.63	409,171.48	8,576,661.09
April 15, 2013	904,587.32	26,919,034.31	409,068.87	8,167,592.22
October 15, 2013	904,449.10	26,014,585.21	408,958.94	7,758,633.28
April 15, 2014	904,300.81	25,110,284.40	408,841.00	7,349,792.28
October 15, 2014	905,442.64	24,204,841.76	409,749.07	6,940,043.21
April 15, 2015	906,659.17	23,298,182.59	410,716.52	6,529,326.69
October 15, 2015	907,597.28	22,390,585.31	411,462.57	6,117,864.12
April 15, 2016	908,414.37	21,482,170.94	412,112.36	5,705,751.76
October 15, 2016	1,110,836.22	20,371,334.72	469,652.55	5,236,099.21
April 15, 2017	1,118,442.68	19,252,892.04	475,701.68	4,760,397.53
October 15, 2017	1,117,794.44	18,135,097.60	475,186.16	4,285,211.37
April 15, 2018	1,117,065.51	17,018,032.09	474,606.46	3,810,604.91
October 15, 2018	1,116,241.87	15,901,790.22	3,810,604.91	0.00
April 15, 2019	1,115,306.40	14,786,483.82	0.00	0.00
October 15, 2019	1,119,213.37	13,667,270.45	0.00	0.00
April 15, 2020	1,122,252.38	12,545,018.07	0.00	0.00
October 15, 2020	1,123,774.76	11,421,243.31	0.00	0.00
April 15, 2021	1,124,728.62	10,296,514.69	0.00	0.00
October 15, 2021	10,296,514.69	0.00	0.00	0.00

	N798AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,945,000.00	$0.00	$10,128,000.00
April 15, 2012	975,539.13	30,969,460.87	441,174.74	9,686,825.26
October 15, 2012	975,294.08	29,994,166.79	441,091.31	9,245,733.95
April 15, 2013	975,154.98	29,019,011.81	440,980.69	8,804,753.26
October 15, 2013	975,005.97	28,044,005.84	440,862.18	8,363,891.08
April 15, 2014	974,846.10	27,069,159.74	440,735.06	7,923,156.02
October 15, 2014	976,077.02	26,093,082.72	441,713.95	7,481,442.07
April 15, 2015	977,388.45	25,115,694.27	442,756.88	7,038,685.19
October 15, 2015	978,399.74	24,137,294.53	443,561.12	6,595,124.07
April 15, 2016	979,280.57	23,158,013.96	444,261.61	6,150,862.46
October 15, 2016	1,197,493.53	21,960,520.43	506,290.57	5,644,571.89
April 15, 2017	1,205,693.37	20,754,827.06	512,811.56	5,131,760.33
October 15, 2017	1,204,994.57	19,549,832.49	512,255.85	4,619,504.48
April 15, 2018	1,204,208.77	18,345,623.72	511,630.94	4,107,873.54
October 15, 2018	1,203,320.88	17,142,302.84	4,107,873.54	0.00
April 15, 2019	1,202,312.43	15,939,990.41	0.00	0.00
October 15, 2019	1,206,524.19	14,733,466.22	0.00	0.00
April 15, 2020	1,209,800.27	13,523,665.95	0.00	0.00
October 15, 2020	1,211,441.42	12,312,224.53	0.00	0.00
April 15, 2021	1,212,469.68	11,099,754.85	0.00	0.00
October 15, 2021	11,099,754.85	0.00	0.00	0.00

	N799AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$30,785,000.00	$0.00	$9,760,000.00
April 15, 2012	940,564.96	29,844,435.04	425,067.48	9,334,932.52
October 15, 2012	939,864.62	28,904,570.42	425,067.82	8,909,864.70
April 15, 2013	939,730.58	27,964,839.84	424,961.20	8,484,903.50
October 15, 2013	939,586.99	27,025,252.85	424,847.01	8,060,056.49
April 15, 2014	939,432.92	26,085,819.93	424,724.50	7,635,331.99
October 15, 2014	940,619.13	25,145,200.80	425,667.84	7,209,664.15
April 15, 2015	941,882.91	24,203,317.89	426,672.87	6,782,991.28
October 15, 2015	942,857.47	23,260,460.42	427,447.90	6,355,543.38
April 15, 2016	943,706.31	22,316,754.11	428,122.95	5,927,420.43
October 15, 2016	1,153,992.25	21,162,761.86	487,898.57	5,439,521.86
April 15, 2017	1,161,894.21	20,000,867.65	494,182.70	4,945,339.16
October 15, 2017	1,161,220.81	18,839,646.84	493,647.16	4,451,692.00
April 15, 2018	1,160,463.54	17,679,183.30	493,044.94	3,958,647.06
October 15, 2018	1,159,607.91	16,519,575.39	3,958,647.06	0.00
April 15, 2019	1,158,636.09	15,360,939.30	0.00	0.00
October 15, 2019	1,162,694.87	14,198,244.43	0.00	0.00
April 15, 2020	1,165,851.92	13,032,392.51	0.00	0.00
October 15, 2020	1,167,433.45	11,864,959.06	0.00	0.00
April 15, 2021	1,168,424.37	10,696,534.69	0.00	0.00
October 15, 2021	10,696,534.69	0.00	0.00	0.00

	N750AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,692,000.00	$0.00	$10,048,000.00
April 15, 2012	968,080.49	30,723,919.51	437,976.73	9,610,023.27
October 15, 2012	967,561.45	29,756,358.06	437,594.11	9,172,429.16
April 15, 2013	967,423.47	28,788,934.59	437,484.38	8,734,944.78
October 15, 2013	967,275.63	27,821,658.96	437,366.82	8,297,577.96
April 15, 2014	967,117.04	26,854,541.92	437,240.67	7,860,337.29
October 15, 2014	968,338.19	25,886,203.73	438,211.83	7,422,125.46
April 15, 2015	969,639.22	24,916,564.51	439,246.48	6,982,878.98
October 15, 2015	970,642.51	23,945,922.00	440,044.35	6,542,834.63
April 15, 2016	971,516.34	22,974,405.66	440,739.28	6,102,095.35
October 15, 2016	1,187,999.20	21,786,406.46	502,276.43	5,599,818.92
April 15, 2017	1,196,134.03	20,590,272.43	508,745.76	5,091,073.16
October 15, 2017	1,195,440.77	19,394,831.66	508,194.42	4,582,878.74
April 15, 2018	1,194,661.21	18,200,170.45	507,574.47	4,075,304.27
October 15, 2018	1,193,780.35	17,006,390.10	4,075,304.27	0.00
April 15, 2019	1,192,779.89	15,813,610.21	0.00	0.00
October 15, 2019	1,196,958.27	14,616,651.94	0.00	0.00
April 15, 2020	1,200,208.37	13,416,443.57	0.00	0.00
October 15, 2020	1,201,836.50	12,214,607.07	0.00	0.00
April 15, 2021	1,202,856.63	11,011,750.44	0.00	0.00
October 15, 2021	11,011,750.44	0.00	0.00	0.00

	N751AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,659,000.00	$0.00	$10,038,000.00
April 15, 2012	966,331.20	30,692,668.80	437,751.52	9,600,248.48
October 15, 2012	966,577.31	29,726,091.49	437,149.02	9,163,099.46
April 15, 2013	966,439.45	28,759,652.04	437,039.40	8,726,060.06
October 15, 2013	966,291.78	27,793,360.26	436,921.94	8,289,138.12
April 15, 2014	966,133.33	26,827,226.93	436,795.94	7,852,342.18
October 15, 2014	967,353.26	25,859,873.67	437,766.10	7,414,576.08
April 15, 2015	968,652.95	24,891,220.72	438,799.71	6,975,776.37
October 15, 2015	969,655.22	23,921,565.50	439,596.76	6,536,179.61
April 15, 2016	970,528.17	22,951,037.33	440,290.98	6,095,888.63
October 15, 2016	1,186,790.83	21,764,246.50	501,765.56	5,594,123.07
April 15, 2017	1,194,917.39	20,569,329.11	508,228.27	5,085,894.80
October 15, 2017	1,194,224.84	19,375,104.27	507,677.52	4,578,217.28
April 15, 2018	1,193,446.05	18,181,658.22	507,058.19	4,071,159.09
October 15, 2018	1,192,566.11	16,989,092.11	4,071,159.09	0.00
April 15, 2019	1,191,566.65	15,797,525.46	0.00	0.00
October 15, 2019	1,195,740.80	14,601,784.66	0.00	0.00
April 15, 2020	1,198,987.57	13,402,797.09	0.00	0.00
October 15, 2020	1,200,614.06	12,202,183.03	0.00	0.00
April 15, 2021	1,201,633.15	11,000,549.88	0.00	0.00
October 15, 2021	11,000,549.88	0.00	0.00	0.00

	N752AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$29,976,000.00	$0.00	$9,715,000.00
April 15, 2012	920,790.19	29,055,209.81	423,355.87	9,291,644.13
October 15, 2012	920,935.44	28,134,274.37	423,096.67	8,868,547.46
April 15, 2013	920,802.01	27,213,472.36	422,990.56	8,445,556.90
October 15, 2013	920,659.08	26,292,813.28	422,876.90	8,022,680.00
April 15, 2014	920,505.74	25,372,307.54	422,754.94	7,599,925.06
October 15, 2014	921,686.44	24,450,621.10	423,693.90	7,176,231.16
April 15, 2015	922,944.36	23,527,676.74	424,694.29	6,751,536.87
October 15, 2015	923,914.41	22,603,762.33	425,465.72	6,326,071.15
April 15, 2016	924,759.30	21,679,003.03	426,137.63	5,899,933.52
October 15, 2016	1,129,213.17	20,549,789.86	485,636.07	5,414,297.45
April 15, 2017	1,137,078.48	19,412,711.38	491,891.05	4,922,406.40
October 15, 2017	1,136,408.21	18,276,303.17	491,358.00	4,431,048.40
April 15, 2018	1,135,654.45	17,140,648.72	490,758.57	3,940,289.83
October 15, 2018	1,134,802.78	16,005,845.94	3,940,289.83	0.00
April 15, 2019	1,133,835.47	14,872,010.47	0.00	0.00
October 15, 2019	1,137,875.42	13,734,135.05	0.00	0.00
April 15, 2020	1,141,017.85	12,593,117.20	0.00	0.00
October 15, 2020	1,142,592.03	11,450,525.17	0.00	0.00
April 15, 2021	1,143,578.36	10,306,946.81	0.00	0.00
October 15, 2021	10,306,946.81	0.00	0.00	0.00

	N753AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$32,115,000.00	$0.00	$10,182,000.00
April 15, 2012	980,356.77	31,134,643.23	443,507.95	9,738,492.05
October 15, 2012	980,496.02	30,154,147.21	443,443.96	9,295,048.09
April 15, 2013	980,356.18	29,173,791.03	443,332.76	8,851,715.33
October 15, 2013	980,206.38	28,193,584.65	443,213.63	8,408,501.70
April 15, 2014	980,045.66	27,213,538.99	443,085.80	7,965,415.90
October 15, 2014	981,283.14	26,232,255.85	444,069.93	7,521,345.97
April 15, 2015	982,601.56	25,249,654.29	445,118.41	7,076,227.56
October 15, 2015	983,618.25	24,266,036.04	445,926.96	6,630,300.60
April 15, 2016	984,503.77	23,281,532.27	446,631.18	6,183,669.42
October 15, 2016	1,203,880.62	22,077,651.65	508,990.97	5,674,678.45
April 15, 2017	1,212,124.20	20,865,527.45	515,546.76	5,159,131.69
October 15, 2017	1,211,421.67	19,654,105.78	514,988.08	4,644,143.61
April 15, 2018	1,210,631.69	18,443,474.09	514,359.83	4,129,783.78
October 15, 2018	1,209,739.05	17,233,735.04	4,129,783.78	0.00
April 15, 2019	1,208,725.22	16,025,009.82	0.00	0.00
October 15, 2019	1,212,959.46	14,812,050.36	0.00	0.00
April 15, 2020	1,216,252.99	13,595,797.37	0.00	0.00
October 15, 2020	1,217,902.91	12,377,894.46	0.00	0.00
April 15, 2021	1,218,936.65	11,158,957.81	0.00	0.00
October 15, 2021	11,158,957.81	0.00	0.00	0.00

	N754AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,143,000.00	$0.00	$10,093,000.00
April 15, 2012	956,846.49	30,186,153.51	439,688.33	9,653,311.67
October 15, 2012	956,781.89	29,229,371.62	439,565.27	9,213,746.40
April 15, 2013	956,643.28	28,272,728.34	439,455.01	8,774,291.39
October 15, 2013	956,494.77	27,316,233.57	439,336.94	8,334,954.45
April 15, 2014	956,335.46	26,359,898.11	439,210.24	7,895,744.21
October 15, 2014	957,562.12	25,402,335.99	440,185.75	7,455,558.46
April 15, 2015	958,869.02	24,443,466.97	441,225.07	7,014,333.39
October 15, 2015	959,876.81	23,483,590.16	442,026.53	6,572,306.86
April 15, 2016	960,754.58	22,522,835.58	442,724.59	6,129,582.27
October 15, 2016	1,173,166.61	21,349,668.97	504,538.94	5,625,043.33
April 15, 2017	1,181,338.08	20,168,330.89	511,037.40	5,114,005.93
October 15, 2017	1,180,641.70	18,987,689.19	510,483.60	4,603,522.33
April 15, 2018	1,179,858.62	17,807,830.57	509,860.83	4,093,661.50
October 15, 2018	1,178,973.79	16,628,856.78	4,093,661.50	0.00
April 15, 2019	1,177,968.84	15,450,887.94	0.00	0.00
October 15, 2019	1,182,166.03	14,268,721.91	0.00	0.00
April 15, 2020	1,185,430.77	13,083,291.14	0.00	0.00
October 15, 2020	1,187,066.24	11,896,224.90	0.00	0.00
April 15, 2021	1,188,090.96	10,708,133.94	0.00	0.00
October 15, 2021	10,708,133.94	0.00	0.00	0.00

	N755AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$30,994,000.00	$0.00	$10,045,000.00
April 15, 2012	937,531.06	30,056,468.94	433,160.51	9,611,839.49
October 15, 2012	938,076.53	29,118,392.41	433,076.20	9,178,763.29
April 15, 2013	938,232.11	28,180,160.30	433,199.92	8,745,563.37
October 15, 2013	938,398.77	27,241,761.53	433,332.44	8,312,230.93
April 15, 2014	938,577.57	26,303,183.96	433,474.66	7,878,756.27
October 15, 2014	940,165.49	25,363,018.47	434,737.45	7,444,018.82
April 15, 2015	941,864.05	24,421,154.42	436,088.27	7,007,930.55
October 15, 2015	943,297.52	23,477,856.90	437,228.25	6,570,702.30
April 15, 2016	944,637.90	22,533,219.00	438,294.19	6,132,408.11
October 15, 2016	956,153.58	21,577,065.42	447,452.16	5,684,955.95
April 15, 2017	1,164,853.70	20,412,211.72	509,110.10	5,175,845.85
October 15, 2017	1,165,319.11	19,246,892.61	509,480.24	4,666,365.61
April 15, 2018	1,165,842.49	18,081,050.12	509,896.44	4,156,469.17
October 15, 2018	1,166,433.85	16,914,616.27	4,156,469.17	0.00
April 15, 2019	1,167,105.50	15,747,510.77	0.00	0.00
October 15, 2019	1,173,332.23	14,574,178.54	0.00	0.00
April 15, 2020	1,178,933.32	13,395,245.22	0.00	0.00
October 15, 2020	1,183,254.61	12,211,990.61	0.00	0.00
April 15, 2021	1,187,414.81	11,024,575.80	0.00	0.00
October 15, 2021	11,024,575.80	0.00	0.00	0.00

	N756AM
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$30,959,000.00	$0.00	$10,034,000.00
April 15, 2012	937,480.45	30,021,519.55	433,337.07	9,600,662.93
October 15, 2012	936,985.74	29,084,533.81	432,572.61	9,168,090.32
April 15, 2013	937,141.14	28,147,392.67	432,696.20	8,735,394.12
October 15, 2013	937,307.60	27,210,085.07	432,828.58	8,302,565.54
April 15, 2014	937,486.20	26,272,598.87	432,970.62	7,869,594.92
October 15, 2014	939,072.27	25,333,526.60	434,231.94	7,435,362.98
April 15, 2015	940,768.87	24,392,757.73	435,581.19	6,999,781.79
October 15, 2015	942,200.67	23,450,557.06	436,719.84	6,563,061.95
April 15, 2016	943,539.48	22,507,017.58	437,784.54	6,125,277.41
October 15, 2016	955,041.77	21,551,975.81	446,931.87	5,678,345.54
April 15, 2017	1,163,499.22	20,388,476.59	508,518.11	5,169,827.43
October 15, 2017	1,163,964.10	19,224,512.49	508,887.82	4,660,939.61
April 15, 2018	1,164,486.85	18,060,025.64	509,303.55	4,151,636.06
October 15, 2018	1,165,077.53	16,894,948.11	4,151,636.06	0.00
April 15, 2019	1,165,748.40	15,729,199.71	0.00	0.00
October 15, 2019	1,171,967.89	14,557,231.82	0.00	0.00
April 15, 2020	1,177,562.48	13,379,669.34	0.00	0.00
October 15, 2020	1,181,878.72	12,197,790.62	0.00	0.00
April 15, 2021	1,186,034.10	11,011,756.52	0.00	0.00
October 15, 2021	11,011,756.52	0.00	0.00	0.00

	N757AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$30,296,000.00	$0.00	$9,818,000.00
April 15, 2012	916,675.35	29,379,324.65	422,706.32	9,395,293.68
October 15, 2012	916,942.54	28,462,382.11	423,319.38	8,971,974.30
April 15, 2013	917,094.61	27,545,287.50	423,440.33	8,548,533.97
October 15, 2013	917,257.51	26,628,029.99	423,569.88	8,124,964.09
April 15, 2014	917,432.29	25,710,597.70	423,708.87	7,701,255.22
October 15, 2014	918,984.43	24,791,613.27	424,943.22	7,276,312.00
April 15, 2015	920,644.74	23,870,968.53	426,263.61	6,850,048.39
October 15, 2015	922,045.92	22,948,922.61	427,377.90	6,422,670.49
April 15, 2016	923,356.08	22,025,566.53	428,419.82	5,994,250.67
October 15, 2016	934,612.33	21,090,954.20	437,371.48	5,556,879.19
April 15, 2017	1,138,610.62	19,952,343.58	497,640.33	5,059,238.86
October 15, 2017	1,139,065.56	18,813,278.02	498,002.12	4,561,236.74
April 15, 2018	1,139,577.14	17,673,700.88	498,408.96	4,062,827.78
October 15, 2018	1,140,155.18	16,533,545.70	4,062,827.78	0.00
April 15, 2019	1,140,811.70	15,392,734.00	0.00	0.00
October 15, 2019	1,146,898.14	14,245,835.86	0.00	0.00
April 15, 2020	1,152,373.06	13,093,462.80	0.00	0.00
October 15, 2020	1,156,596.98	11,936,865.82	0.00	0.00
April 15, 2021	1,160,663.47	10,776,202.35	0.00	0.00
October 15, 2021	10,776,202.35	0.00	0.00	0.00

	N758AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,328,000.00	$0.00	$10,153,000.00
April 15, 2012	948,249.28	30,379,750.72	437,777.35	9,715,222.65
October 15, 2012	948,166.30	29,431,584.42	437,734.28	9,277,488.37
April 15, 2013	948,323.56	28,483,260.86	437,859.34	8,839,629.03
October 15, 2013	948,492.01	27,534,768.85	437,993.30	8,401,635.73
April 15, 2014	948,672.74	26,586,096.11	438,137.02	7,963,498.71
October 15, 2014	950,277.72	25,635,818.39	439,413.42	7,524,085.29
April 15, 2015	951,994.58	24,683,823.81	440,778.74	7,083,306.55
October 15, 2015	953,443.46	23,730,380.35	441,930.99	6,641,375.56
April 15, 2016	954,798.24	22,775,582.11	443,008.41	6,198,367.15
October 15, 2016	966,437.79	21,809,144.32	452,264.86	5,746,102.29
April 15, 2017	1,177,382.64	20,631,761.68	514,586.01	5,231,516.28
October 15, 2017	1,177,853.08	19,453,908.60	514,960.10	4,716,556.18
April 15, 2018	1,178,382.07	18,275,526.53	515,380.80	4,201,175.38
October 15, 2018	1,178,979.79	17,096,546.74	4,201,175.38	0.00
April 15, 2019	1,179,658.68	15,916,888.06	0.00	0.00
October 15, 2019	1,185,952.37	14,730,935.69	0.00	0.00
April 15, 2020	1,191,613.71	13,539,321.98	0.00	0.00
October 15, 2020	1,195,981.46	12,343,340.52	0.00	0.00
April 15, 2021	1,200,186.44	11,143,154.08	0.00	0.00
October 15, 2021	11,143,154.08	0.00	0.00	0.00

	N759AN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$32,328,000.00	$0.00	$10,477,000.00
April 15, 2012	978,403.92	31,349,596.08	451,627.88	10,025,372.12
October 15, 2012	978,435.63	30,371,160.45	451,708.54	9,573,663.58
April 15, 2013	978,597.91	29,392,562.54	451,837.59	9,121,825.99
October 15, 2013	978,771.73	28,413,790.81	451,975.83	8,669,850.16
April 15, 2014	978,958.24	27,434,832.57	452,124.15	8,217,726.01
October 15, 2014	980,614.46	26,454,218.11	453,441.27	7,764,284.74
April 15, 2015	982,386.12	25,471,831.99	454,850.20	7,309,434.54
October 15, 2015	983,881.26	24,487,950.73	456,039.23	6,853,395.31
April 15, 2016	985,279.29	23,502,671.44	457,151.03	6,396,244.28
October 15, 2016	997,290.42	22,505,381.02	466,703.01	5,929,541.27
April 15, 2017	1,214,969.49	21,290,411.53	531,013.68	5,398,527.59
October 15, 2017	1,215,454.95	20,074,956.58	531,399.73	4,867,127.86
April 15, 2018	1,216,000.82	18,858,955.76	531,833.86	4,335,294.00
October 15, 2018	1,216,617.62	17,642,338.14	4,335,294.00	0.00
April 15, 2019	1,217,318.19	16,425,019.95	0.00	0.00
October 15, 2019	1,223,812.80	15,201,207.15	0.00	0.00
April 15, 2020	1,229,654.88	13,971,552.27	0.00	0.00
October 15, 2020	1,234,162.06	12,737,390.21	0.00	0.00
April 15, 2021	1,238,501.28	11,498,888.93	0.00	0.00
October 15, 2021	11,498,888.93	0.00	0.00	0.00

PROSPECTUS

American Airlines, Inc.

Pass Through Certificates

By this prospectus, we may offer from time to time pass through certificates to be issued by one or more pass through trusts that we will form as described in this prospectus.

We will provide specific terms of any pass through certificates to be offered in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We may offer and sell pass through certificates to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

THE PASS THROUGH CERTIFICATES:

•	Will be issued in one or more series.

•	Will be payable at the times and in the amounts specified in the accompanying prospectus supplement.

•	Will represent interests in the relevant trust only, will be paid only from the assets of that trust and will not represent obligations of, or be guaranteed by, American.

•	May have one or more forms of credit support.

EACH PASS THROUGH TRUST:

•	Will own:

•	equipment notes of one or more series or notes issued by a trust or other entity secured by equipment notes, and

•	other property described in this prospectus and the accompanying prospectus supplement.

•	Will pass through payments on the equipment notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

•	Will be, except as otherwise described in the applicable prospectus supplement, either:

•	owned aircraft notes issued by American, or

•	leased aircraft notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related equipment notes, subject to some limited exceptions.

AMR CORPORATION GUARANTEES:

•	To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases relating to any equipment notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2009

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a “company free writing prospectus”), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation (“AMR”), filed jointly with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, AMR, and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

In this prospectus, references to “American”, the “Company”, “we”, “us” and “our” refer to American Airlines, Inc. and references to “AMR” refer to our parent, AMR Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We and AMR file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings of AMR and American are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we and AMR file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we and AMR file later with the SEC will automatically update and supersede this prospectus.

•	The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed

Annual Reports on Form 10-K of American and AMR for the year ended December 31, 2008	February 19, 2009 (except, in the case of AMR, for Items 1, 1A, 6, 7, 7A and 8 and Exhibit 12 thereto, which have been updated in AMR’s Current Report on Form 8-K filed on April 21, 2009)
Quarterly Reports on Form 10-Q of American and AMR for the quarters ended March 31, 2009 and June 30, 2009	April 16, 2009 July 15, 2009

Filing	Date Filed

Current Reports on Form 8-K of American	January 6, 2009
January 15, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
June 29, 2009
July 6, 2009
July 7, 2009
Current Reports on Form 8-K of AMR	January 6, 2009
January 15, 2009
January 23, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
April 21, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
July 6, 2009
July 7, 2009

All documents filed by us and AMR under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under items 2.02 or 7.01 in any current report on Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. When used in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and in documents incorporated by reference herein and therein, the words “believes,” “expects,” “plans,” “anticipates,” “indicates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements.

Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including our application for antitrust immunity with other oneworld alliance members; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

All forward-looking statements in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements. Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of the most recent annual report on Form 10-K of each of American and AMR (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009) as well as in Item 1A of any quarterly reports of each of American or AMR since the date of the most recent annual report on Form 10-K of each of American or AMR and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; changes in the price of AMR’s common stock; and our ability to reach acceptable agreements with third parties.

Additional information concerning these and other factors is contained in our and AMR’s filings with the SEC, including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009).

THE COMPANY

American, the principal subsidiary of AMR, was founded in 1934. All of American’s common stock is owned by AMR. At the end of 2008, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet. In addition, American has capacity purchase agreements with AMR Eagle Holding Corporation (“AMR Eagle”), a wholly owned subsidiary of AMR, and AMR Eagle’s two regional airline subsidiaries, which do business as “American Eagle” (the “American Eagle® carriers”), as well as with an independently owned regional airline which does business as the “AmericanConnection” (the “AmericanConnection® carrier”). The American Eagle® carriers and the AmericanConnection® carrier provide connecting service from ten of American’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.

The address for both American’s and AMR’s principal executive offices is 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (Telephone: 817-963-1234). American’s and AMR’s Internet address is http://www.aa.com. Information on American’s and AMR’s website is not incorporated into this prospectus and is not a part of this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of American and AMR for the periods indicated:

	Year Ended December 31,							Six Months Ended
	2004	2005	2006		2007		2008	June 30, 2009

Ratio of Earnings to Fixed Charges
American	(1)	(3)	1.08	(5)	1.20	(6)	(7)	(9)
AMR	(2)	(4)	1.08		1.23		(8)	(10)

(1)	In April 2001, the board of directors of American approved the unconditional guarantee by American (the “American Guarantee”) of the existing debt obligations of AMR. As such, at December 31, 2004, American unconditionally guaranteed through the life of the related obligations approximately $1.3 billion of unsecured debt of AMR and approximately $466 million of secured debt of AMR. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. American needed additional earnings of $898 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	For the year ended December 31, 2004, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $861 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	At December 31, 2005, American’s exposure under the American Guarantee was approximately $1.2 billion with respect to unsecured debt of AMR and approximately $428 million with respect to secured debt of AMR. For the year ended December 31, 2005, earnings were not sufficient to cover fixed charges. American needed additional earnings of $956 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	For the year ended December 31, 2005, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $958 million to achieve a ratio of earnings to fixed charges of 1.0.

(5)	At December 31, 2006, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $388 million with respect to secured debt of AMR.

(6)	At December 31, 2007, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $347 million with respect to secured debt of AMR.

(7)	At December 31, 2008, American’s exposure under the American Guarantee was approximately $745 million with respect to unsecured debt of AMR and approximately $305 million with respect to secured debt of AMR. For the year ended December 31, 2008, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,564 million to achieve a ratio of earnings to fixed charges of 1.0.

(8)	For the year ended December 31, 2008, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,151 million to achieve a ratio of earnings to fixed charges of 1.0.

(9)	At June 30, 2009, American’s exposure under the American Guarantee was approximately $425 million with respect to unsecured debt of AMR and approximately $284 million with respect to secured debt of AMR. For the six months ended June 30, 2009, earnings were not sufficient to cover fixed charges. American needed additional earnings of $774 million to achieve a ratio of earnings to fixed charges of 1.0.

(10)	For the six months ended June 30, 2009, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $785 million to achieve a ratio of earnings to fixed charges of 1.0.

For purposes of the table, “earnings” represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). “Fixed charges” consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. The secured debt of AMR referred to in the footnotes to the table consists of guarantees by AMR of secured debt of the American Eagle® carriers.

FORMATION OF THE TRUSTS

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement (each, a “trust supplement”) between American and the trustee or among American, AMR and the trustee. All pass through certificates issued by a particular trust will represent fractional undivided interests in such trust and the property held in such trust, and, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement, will have no rights, benefits or interest in respect of any other trust or the property held in any other trust.

Concurrently with the execution and delivery of each trust supplement, the trustee, on behalf of the trust formed by the trust supplement, will enter into one or more agreements (each such agreement being herein referred to as a “note purchase agreement”) pursuant to which it will agree to purchase one or more equipment notes. Except to the extent set forth in the applicable prospectus supplement, all of the equipment notes that constitute the property of any one trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the pass through certificates issued by such trust. The maturity dates of the equipment notes acquired by each trust will occur on or before the final expected distribution date applicable to the pass through certificates issued by such trust. The trustee will distribute principal, premium, if any, and interest payments received by it as holder of the equipment notes to the registered holders of pass through certificates (the “certificateholders”) of the trust in which such equipment notes are held, subject to the effect of any cross-subordination or cross-collateralization or other provisions described in the applicable prospectus supplement.

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes or notes issued by a separate trust or other entity secured by equipment notes. Equipment notes may be owned aircraft notes or leased aircraft notes. Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by American (“owned aircraft”), and the leased aircraft notes will be secured by certain aircraft leased or to be leased to American (“leased aircraft”). In certain cases, owned aircraft notes or leased aircraft notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to,

American. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and other provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.

Also, to the extent set forth in the applicable trust supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

To the extent that the trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of such pass through certificates, it will hold such proceeds for the benefit of the holders of such pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the trustee does not subsequently use any portion of such proceeds to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, it will return that portion of such proceeds to the holders of such pass through certificates.

In addition, we may offer pass through certificates subject to delayed aircraft financing arrangements, such as the following:

•	A trust may purchase leased aircraft notes issued by an owner trustee prior to the purchase of certain leased aircraft by such owner trustee or the commencement of the related lease.

•	A trust may purchase owned aircraft notes issued by American prior to the expected delivery date of certain owned aircraft.

•	The proceeds of the offering of such pass through certificates may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

•	At the date of issuance of the pass through certificates, it may not yet be determined if the trust will purchase owned aircraft notes or leased aircraft notes.

In such circumstances, we will describe in the prospectus supplement how the proceeds of the pass through certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

The description of the terms of the pass through certificates and basic agreement in this prospectus is a summary. When we offer to sell a series of pass through certificates, we will summarize in a prospectus supplement the particular terms of such series of pass through certificates that we believe will be the most important to your decision to invest in such series of pass through certificates. As the terms of such series of pass through certificates may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the pass through certificates, the basic agreement and the applicable trust supplement, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of pass through certificates of such series. There may be other provisions in such pass through certificates, the basic agreement and the applicable trust supplement that are also important to you. You should carefully read these documents for a full description of the terms of such pass through certificates. The basic agreement is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the basic agreement. American will file with the SEC the trust supplement relating to each series of pass through certificates and the forms of indenture, lease (if any), note purchase agreement, intercreditor and subordination agreement (if any) and credit support agreement (if any) relating to any offering of pass through certificates as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

The aggregate face amount of pass through certificates that we can issue under the basic agreement is unlimited.

General

We expect that the pass through certificates of each trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate trust created by the basic agreement and the trust supplement pursuant to which such pass through certificate is issued, and all payments and distributions will be made only from the trust property of each trust. The trust property is expected to include (i) the equipment notes, or notes issued by a trust or other entity secured by equipment notes, held in such trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination or cross-collateralization or other provisions described in the applicable prospectus supplement, (ii) funds from time to time deposited with the trustee in accounts relating to such trust and (iii) if so specified in the applicable prospectus supplement, rights under any cross-subordination or cross-collateralization arrangements, monies receivable under any credit support agreement and any other rights or property described therein.

Except to the extent described above under “Use of Proceeds” or in the applicable prospectus supplement, equipment notes may be owned aircraft notes or leased aircraft notes. American will issue owned aircraft notes under separate trust indentures (the “owned aircraft indentures”) between American and a bank, trust company or other institution or person specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the “loan trustee”). The owned aircraft notes will be recourse obligations of American. The owned aircraft may secure additional debt or be subject to other financing arrangements.

Leased aircraft notes will be issued in connection with the leveraged lease of leased aircraft to American. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to American under a lease (a “lease”) between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an “owner trustee”) of a separate trust for the benefit of one or more beneficial owners (each, an “owner participant”) of the leased aircraft. Owner participants may include American or affiliates of American. The owner trustee will issue the leased aircraft notes on a non-recourse basis under separate trust indentures (the “leased aircraft indentures”) between it and the applicable loan trustee to finance or refinance a portion of the cost to it of the applicable leased aircraft. The owner trustee will obtain a portion of the funding for the leased aircraft from the equity investments of the related owner participants and, to the extent set forth in the applicable prospectus supplement, additional debt secured by such leased aircraft or other sources. No owner trustee or owner participant, however, will be personally liable for any principal or interest payable under the related leased aircraft indenture or the leased aircraft notes issued thereunder. The rents and other amounts payable by American under the lease relating to any leased aircraft will be in amounts sufficient to pay when due all principal and interest payments on the leased aircraft notes issued under the leased aircraft indenture in respect of such leased aircraft, subject to some limited exceptions. The leased aircraft also may secure additional debt or be subject to other financing arrangements. Among other things, the owner trustee with respect to a particular leased aircraft may refinance any existing related leased aircraft notes through the issuance by a separate trust or other entity of notes secured by such leased aircraft notes. We will describe any such other financing arrangements in the applicable prospectus supplement.

Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and, to the extent set forth in the applicable trust supplement, other property held in the related trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one pass through certificate of each series may be issued in a different denomination. The pass through certificates do not represent indebtedness of the trusts, and references in this prospectus or in any prospectus supplement to interest accruing on the pass through certificates are included for purposes of computation only. The pass through certificates do not represent an interest in or obligation of American, AMR, the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any of their respective affiliates. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the applicable trust as provided in the basic agreement and the applicable trust supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt relating to the same or certain related owned aircraft or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of pass through certificates. Also, payments in respect of the pass through certificates of one or more series, or the equipment notes of one or more series, or both, may be supported by a credit support arrangement. See “Credit Enhancements” below. Any such intercreditor, subordination or credit support arrangements will be described in the applicable prospectus supplement. This description assumes that the pass through certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the pass through certificates will differ in some respects from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from any such credit enhancements.

In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to certain delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, certain terms of the pass through certificates will differ in some respects from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

Interest will be passed through to certificateholders of each trust at the rate per annum payable on the equipment notes held in such trust, as set forth for such trust on the cover page of the applicable prospectus supplement, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement.

Reference is made to the applicable prospectus supplement for a description of the specific series of pass through certificates being offered thereby, which may include:

•	the specific designation and title of such pass through certificates and the related trust;

•	the regular distribution dates and special distribution dates applicable to such pass through certificates;

•	if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such pass through certificates may be denominated or payable;

•	the specific form of such pass through certificates, including whether or not such pass through certificates are to be issued in accordance with a book-entry system or in bearer form;

•	a description of the equipment notes to be purchased by such trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such equipment notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to leased aircraft notes, the owner trustee or owner participant, (b) the payment priority of such equipment notes in relation to any other equipment notes or other debt issued with respect to the same aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

•	a summary description of the related aircraft or other collateral securing the equipment notes, including, if determined, whether any such aircraft is a leased aircraft or an owned aircraft;

•	a description of the related note purchase agreement and related indentures, including a description of the events of default under the related indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such equipment notes;

•	if such pass through certificates relate to leased aircraft, a description of the related leases, including (a) the names of the related owner trustees, (b) a description of the events of default under the related leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable leased aircraft notes, and (c) the rights, if any, of the related owner trustee or owner participant to cure failures of American to pay rent under the related Lease;

•	the extent, if any, to which the provisions of the operative documents applicable to such equipment notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such equipment notes;

•	cross-default or cross-collateralization provisions in the related indentures, if any;

•	a description of any intercreditor, subordination or similar provisions among the holders of pass through certificates, including any cross-subordination provisions and provisions relating to control of remedies and other rights among the holders of pass through certificates issued by separate trusts;

•	any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

•	a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of pass through certificates or any class of equipment notes; and

•	a description of any other special terms pertaining to such pass through certificates, including any modification of the terms set forth herein.

If any pass through certificates relate to equipment notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such pass through certificates and such foreign or composite currency or currency units will be set forth in the applicable prospectus supplement.

If any pass through certificates relate to equipment notes that are sold at a substantial discount below the principal amount of such equipment notes, special United States federal income tax considerations and other special information with respect to such pass through certificates will be set forth in the applicable prospectus supplement.

Unless we state otherwise in an applicable prospectus supplement, the basic agreement does not and the indentures will not contain any financial covenants or other provisions that protect certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the certificateholders of each series will have the benefit of a lien on the specific aircraft or, to the extent set forth in the applicable trust supplement, other property securing the related equipment notes held in the related trust.

Subject to applicable law, American or any of its affiliates may at any time purchase or repurchase pass through certificates of any series in any manner and at any price. To the extent described in a prospectus supplement, American will have the right to surrender pass through certificates issued by a trust to the trustee for such trust. In such event, the trustee will transfer to American an equal principal amount of equipment notes under the related indentures designated by American and will cancel the surrendered pass through certificates.

Delayed Purchase of Equipment Notes

In the event that, on the issuance date of any pass through certificates, all of the proceeds from the sale of such pass through certificates are not used to purchase the equipment notes contemplated to be held in the related trust, such equipment notes may be purchased by the trustee at any time on or prior to the date specified in the applicable prospectus supplement. In such event, the proceeds from the sale of such pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the trustee of debt instruments issued on an interim basis by American; or (4) the purchase of leased aircraft notes or owned aircraft notes issued prior to the purchase of leased aircraft or the delivery of owned aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable prospectus supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any such proceeds are not subsequently utilized to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such proceeds will be returned to the holders of such pass through certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

General

The equipment notes will be owned aircraft notes or leased aircraft notes or, to the extent described in “Use of Proceeds” above, equipment notes secured by certain other equipment or other property. Such other equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.

Owned aircraft notes and leased aircraft notes will be issued under indentures between (a) in the case of owned aircraft notes, the related loan trustee and American or (b) in the case of leased aircraft notes, the related loan trustee and the owner trustee of a trust for the benefit of the owner participant who is the beneficial owner of such leased aircraft.

American’s obligations under each indenture relating to an owned aircraft and under the related owned aircraft notes will be direct obligations of American. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific owned aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft.

The leased aircraft notes will be nonrecourse obligations of the owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific leased aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft. In each case, the owner trustee will lease the related leased aircraft to American pursuant to a separate lease between such owner trustee and American.

Equipment notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

•	The owner trustee may issue leased aircraft notes prior to the purchase of the related leased aircraft by such owner trustee or the commencement of the related leases.

•	American may issue owned aircraft notes prior to the expected delivery date of the related owned aircraft.

The applicable prospectus supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such leased aircraft notes or owned aircraft notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such leased aircraft notes or owned aircraft notes will be deposited with a third party depositary or escrow agent.

If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such leased aircraft notes or owned aircraft notes will be prepaid at the price specified in such prospectus supplement. Alternatively, if the lease related to any such leased aircraft notes has not commenced by such relevant date, if so specified in the applicable prospectus supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for owned aircraft and such leased aircraft notes (with certain modifications) will become owned aircraft notes.

Upon the commencement of the lease for any leased aircraft, American will be obligated to make or cause to be made rental payments under such lease that will be sufficient to pay the principal of and accrued interest on the related leased aircraft notes when due, subject to some limited exceptions. The leased aircraft notes will not be direct obligations of, or guaranteed by, American. American’s rental obligations under each lease, however, will be general obligations of American.

If specified in a prospectus supplement, American will have the right (a) to arrange a sale and leaseback of one or more owned aircraft referred to in such prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft or other equipment or property, cash or U.S. government securities or a combination thereof in place of the owned aircraft securing the related owned aircraft notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe any special financing or refinancing arrangements with respect to any aircraft, including whether a separate trust or other entity will issue notes secured by leased aircraft notes.

Additional Notes

Under certain circumstances and conditions as described in the applicable prospectus supplement, American may issue and sell, in the case of an owned aircraft, or cause the owner trustee to issue and sell, in the case of a leased aircraft, additional equipment notes relating to such aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such aircraft.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AMR

Our parent, AMR, will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement, if the related series of pass through certificates are non-convertible securities offered for cash by us or on our behalf and do not satisfy the definition of “investment grade securities” contained in General Instruction I.B.2 of Form S-3 (i.e., securities that are, at the time of sale, rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade). We will describe the terms of such guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against American, and will be an unsecured obligation of AMR.

In addition, AMR may provide a full and unconditional guarantee with respect to our payment obligations under any other series of leases and equipment notes described in the applicable prospectus supplement. If AMR guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against American, and will be an unsecured obligation of AMR.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for American by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and Shearman & Sterling LLP will rely on the opinions of counsel for the trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the basic agreement by American and of any guarantee by AMR. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

EXPERTS

The consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein) and the consolidated financial statements of AMR appearing in AMR’s Current Report (Form 8-K) dated April 21, 2009 for the year ended December 31, 2008 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.